UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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T. Rowe Price Group, Inc.
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T. Rowe Price Group, Inc.

A Premier Global Active Asset Manager

Independent Investment Organization Focused solely on investment management and related services	Alignment of Interests Substantial employee ownership aligns interests with stockholders	Stable Investment Leadership Global investment leaders average 17 years’ tenure at T. Rowe Price

Financial Strength Ample liquidity and substantial cash reserves	Global Investment Platform Full range of equity, fixed income, multi-asset, and alternative solutions

Our Multiyear Strategic Objectives

Deliver investment excellence	Innovate our investment capabilities to remain central to meeting client needs

Globalize and grow client base	Attract and develop excellent diverse talent

Deliver world-class client service	Leverage data and technology to support innovation and operational excellence, and drive scale

2024 Performance

Investment Results

As investors, we remained focused on our strategic investing approach and delivering alpha for clients through active management. Our investment performance was solid across most asset classes, with 56%, 56%, and 70% of our U.S. mutual funds (primary share class only) outperforming their comparable Morningstar median over the 3-, 5-, and 10-year periods ended December 31, 2024, respectively.(2)

Financial Results

Our assets under management (AUM) was $1.61 trillion on December 31, 2024, with 8.8% of our AUM domiciled outside the U.S. Average AUM in 2024, was $1.56 trillion, which led to investment advisory revenues of over $6.4 billion. In 2024, we returned $1,469.7 million to stockholders, including $334.5 million of share repurchases.

Past performance cannot guarantee future results. As of December 31, 2024.

(1)	Firmwide AUM includes assets managed by T. Rowe Price Associates, Inc., and its investment advisory affiliates.

(2)	Source: © 2025 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Primary share class only.

Notice of 2025 Annual Meeting of Stockholders

Date and Time

Thursday, May 8, 2025, 8 a.m. eastern time

Record Date

March 3, 2025. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Virtual Meeting

This year’s Annual Meeting will be held through virtualshareholdermeeting.com/ TROW2025

Voting Methods

Internet

Telephone

Mail

YOUR VOTE IS IMPORTANT!

Please vote via the internet or telephone (if such voting methods are available to you) by following the instructions on the accompanying proxy card promptly. Please see the Notice of Internet Availability of Proxy Materials, your proxy card, or the information your bank, broker, or other holder of record provided to you for more information on these options.

T. ROWE PRICE GROUP, INC.

1307 POINT STREET

BALTIMORE, MD 21231

VOTING ITEM		BOARD VOTING RECOMMENDATION
1	Elect a Board of 11 directors
2	Approve, by a nonbinding advisory vote, the compensation paid by the Company to its Named Executive Officers
3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025
4	Consider a stockholder proposal for a shareholder approval requirement for excessive golden parachutes

Stockholders who owned shares of our common stock as of March 3, 2025, are entitled to attend and vote at the Annual Meeting or any adjournments.

By Order of the Board of Directors,

David Oestreicher

General Counsel and Corporate Secretary

Baltimore, Maryland

March 26, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2025

On or about March 26, 2025, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials directing stockholders to a website where they can access the proxy statement for our Annual Meeting and the 2024 Annual Report to Stockholders (Annual Report) and view instructions on how to vote their shares by internet or telephone. This proxy statement and our Annual Report may be viewed, downloaded, and printed, at no charge, by accessing the following internet address: materials.proxyvote.com/74144T.

Stockholders who wish to attend the Annual Meeting must follow the instructions on page 89 under the section titled “What must I do to participate in the Annual Meeting?”.

2025 Proxy Statement	1

Introduction

This proxy statement is being made available to you in connection with the solicitation of proxies by the T. Rowe Price Group, Inc. (Price Group or the Company) Board of Directors (Board) for the 2025 Annual Meeting of Stockholders (Annual Meeting). The purpose of the Annual Meeting is to:

•   Elect a Board of 11 directors;

•   Approve, by a nonbinding advisory vote, the compensation paid by the Company to its Named Executive Officers;

•   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025; and

•   Consider a stockholder proposal for a shareholder approval requirement for excessive golden parachutes.

This proxy statement, the proxy card, and our 2024 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2024, form your "Proxy Materials." We have adopted the Securities and Exchange Commission's (SEC) "Notice and Access" model of proxy notification, which allows us to furnish proxy materials online, with paper copies available upon request. We sent you a notice on how to obtain your Proxy Materials on March 26, 2025.

2	T. Rowe Price Group

Voting Road Map

Proposal 1

Election of Directors

Director Nominee Demographics

INDEPENDENCE	DIVERSITY	TENURE

●        Nine of 11 director nominees are independent under the NASDAQ Global Select Market standards

●        All directors serving on the Audit, Executive Compensation and Management Development and Nominating and Corporate Governance Committees are independent

●         A well-empowered lead independent director provides valuable independent leadership to our Board

	Of our independent director nominees:	● Balanced mix of short- and long-tenured directors ● The tenure of our independent director nominees ranges from 17 months to 15 years, with an average tenure of approximately seven years

QUALIFICATIONS, SKILLS, AND EXPERIENCE			BOARD ENGAGEMENT

100% Executive Leadership	100% Financial Management	64% Investment Management

●         The Board held seven meetings in 2024

●         Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member

●        The independent directors met in executive session at all seven of the Board meetings in 2024

●         All directors were at the 2024 annual meeting of stockholders and were available to respond to questions from our stockholders

82% International	73% Accounting and Financial Reporting	100% Strategy and Execution

91% Marketing and Distribution	45% Government and Regulatory	36% Technology

Recommendation of the Board	Vote Required
We recommend that you vote FOR all the director nominees under Proposal 1.

2025 Proxy Statement	3

Proposal 2

Advisory Vote on the Compensation Paid to Our Named Executive Officers

Our Named Executive Officers’ (NEOs) compensation is straightforward, goal oriented, long-term focused, transparent, and aligned with the interests of our stockholders.

Our incentive compensation programs are designed to motivate and reward performance, as measured by several factors, including:

●   the financial performance and financial stability of Price Group

●   the relative investment performance of our investment products

●   the performance of our NEOs against the corporate and individual goals established at the beginning of the year

Our executive compensation programs are also designed to reward our NEOs for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team.

Our long-term variable compensation creates a strong alignment of the financial interests of our NEOs directly to the long-term performance of our Company.

CEO COMPENSATION	OTHER NEOs COMPENSATION	FORM OF COMPENSATION	PERFORMANCE PERIOD	PERFORMANCE ALIGNMENT
		Cash	Ongoing	• Individual
		Cash	Annual

•    Maximum bonus pool cannot exceed 5% of net operating income (adjusted)

•    Actual NEO bonus amounts based on Company performance against financial and strategic goals, as well as individual performance

		Performance Stock Units	Three-year performance period then vest 50% per year over two following years	• Company operating margin performance compared with peers • Company stock price
		Restricted Stock Units	Vest one-third per year over three years	• Company stock price

		Carried Interest	Varies based on OHA Fund performance	• OHA Fund performance

Recommendation of the Board	Vote Required
We recommend that you vote FOR this proposal.

4	T. Rowe Price Group

Proposal 3

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2025

The Audit Committee and the Board believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interest of Price Group and our stockholders.

Recommendation of the Board	Vote Required
We recommend that you vote FOR this proposal.

2025 Proxy Statement	5

Proposal 4

Stockholder Proposal for a Shareholder Approval Requirement for Excessive Golden Parachutes

Recommendation of the Board	Vote Required
We recommend that you vote AGAINST this proposal.

6	T. Rowe Price Group

2025 Proxy Statement	7

Information About Our Board of Directors

Board Qualifications, Skills, and Experience

We believe that the nominees presented in this proxy statement constitute a Board of Directors (Board) with an appropriate level and diversity of experience, education, skills, and independence. We routinely assess and monitor the capabilities of our existing directors and whether additional capabilities and independent directors should be added to the Board. In considering the need for additional independent directors, we review any expected director departures and retirements and factor succession planning for the Board into our deliberations, with particular focus on the specific skills and capabilities of departing directors. We are very pleased with our current complement of directors and the varied perspectives they bring to the Board.

The following are highlights of the composition of our current director nominees, all of whom currently serve on the Board:

•	Nine of 11 of the director nominees are independent under the NASDAQ Global Select Market standards

•	Four director nominees are women, representing 44% of the independent director nominees

•	Two director nominees are ethnically diverse, representing 22% of the independent director nominees

•	Two director nominees were born outside the United States, representing 22% of the independent director nominees

•	Two director nominees are veterans, representing 22% of the independent director nominees

•	Five of the independent director nominees joined the Board within the last six years, representing 56% of the independent director nominees; the average independent director nominee tenure is seven years

INDEPENDENT DIRECTOR NOMINEE COMPOSITION

INDEPENDENT DIRECTOR NOMINEE TENURE	DIRECTOR NOMINEE INDEPENDENCE

2
10+ years
2
0-2 years
Average:
7 years
2
7-10 years
3
3-6 years

8	T. Rowe Price Group

The chart below summarizes the specific qualifications, attributes, and skills for each director nominee. A "■" in the chart below indicates that the director has meaningfully useful expertise in that subject area. The lack of a "■" does not mean the director does not possess knowledge or skill. Rather, a "■" indicates a specific area of focus or expertise of a director on which the Board currently relies.

	Executive Leadership	Financial Management	Investment Management Industry	International Business Experience	Technology	Strategy Formation/ Execution	Marketing/ Distribution	Government/ Regulatory

Name
Robert W. Sharps	■	■	■	■		■	■
Glenn R. August	■	■	■	■		■	■
Mark S. Bartlett	■	■				■		■
William P. Donnelly	■	■		■	■	■	■
Dina Dublon	■	■	■	■	■	■	■
Robert F. MacLellan	■	■	■	■		■	■	■
Eileen P. Rominger	■	■	■	■		■	■	■
Cynthia F. Smith	■	■	■			■	■
Robert J. Stevens	■	■		■	■	■	■	■
Sandra S. Wijnberg	■	■	■	■	■	■	■	■
Alan D. Wilson	■	■		■		■	■

2025 Proxy Statement	9

Nominee Biographies

Each of our director nominees provides significant individual attributes that are important to the overall makeup and functioning of our Board and described in the biographical summaries provided below:

Glenn R. August, 63

Chief Executive Officer of OHA T. Rowe Price Group, Inc. Director since: 2021 Committee Memberships: • Management Committee

Mr. August has been a director of Price Group, a vice president, and an employee since 2021. He is the founder and chief executive officer of Oak Hill Advisors, L.P. (OHA), an alternative investment firm specializing in performing and distressed credit investments, which was acquired by, and operates as a standalone business within, T. Rowe Price. Mr. August is a member of the Management Committee. He co-founded the predecessor investment firm to OHA in 1987 and took responsibility for OHA's credit and distressed investment activities in 1990. Prior to founding OHA, and co-founding its predecessor investment firm in 1987, Mr. August worked at Morgan Stanley in New York and London.

Mr. August earned a B.S. in industrial and labor relations from Cornell University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

Mr. August has served on several corporate boards since 1987. From 2021-2024, Mr. August served on the board of directors of Lucid Group, Inc. From 2020-2024, he served as a member of the board of directors of MultiPlan, Inc. His nonprofit activities include serving on the boards of trustees of Horace Mann School, where he co-chairs the investment committee and serves on the executive committee, and The Mount Sinai Medical Center, where he serves on the finance, human capital management, and IT committees. He is also a member of the board of directors of Partnership for New York City and a member of the Council on Foreign Relations.

Mr. August brings to our Board insight into the alternative investment area of our business based on his role at OHA and his decades-long success in growing the OHA platform.

Mark S. Bartlett, 74

Retired Managing Partner Ernst & Young Independent Director since: 2013 Committee Memberships: • Audit (Chair) • Executive Compensation and Management Development

Mr. Bartlett has been an independent director of Price Group since 2013 and serves as chair of the Audit Committee and as a member on the Executive Compensation and Management Development Committee. He was a partner at Ernst & Young, serving as managing partner of the firm's Baltimore office and senior client service partner for the mid-Atlantic region. Mr. Bartlett began his career at Ernst & Young in 1972, serving until 2012, and has extensive experience in financial services, as well as other industries.

Mr. Bartlett earned a B.S. in accounting from West Virginia University and attended the Executive Program at the Kellogg School of Business at Northwestern University. He also earned the designation of certified public accountant.

Mr. Bartlett is a member of the board of directors, chair of the audit committee, and a member of the compensation committee of WillScot Mobile Mini Holdings Corp. He is also a member of the board of directors and a member of the audit committees of FTI Consulting, Inc., and Zurn Elkay Water Solutions Corp., and also serves as Zurn Elkay Water Solutions Corp.'s lead independent director.

Mr. Bartlett offers our Board additional perspective on mergers and acquisitions, significant accounting and financial reporting experience, as well as expertise in the accounting-related rules and regulations of the SEC from his experience as a partner of a multinational audit firm. He has extensive finance knowledge, with a broad range of experience in financing alternatives, including the sale of securities, debt offerings, and syndications.

10	T. Rowe Price Group

William P. Donnelly, 63

Retired Executive Vice President Mettler-Toledo International Inc. Independent Director since: 2023 Committee Memberships: • Audit • Executive Compensation and Management Development

Mr. Donnelly has been an independent director of Price Group since 2023 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. Mr. Donnelly was the executive vice president responsible for finance, investor relations, supply chain and information technology of Mettler-Toledo International Inc., a leading global manufacturer of precision instruments and services for use in laboratories and manufacturing, from 2014 until his retirement in 2018. From 1997 to 2002 and from 2004 to 2014, Mr. Donnelly served as Mettler-Toledo's chief financial officer. From 2002 to 2004, he served as division head of Mettler-Toledo's product inspection and certain lab businesses. From 1993 to 1997, Mr. Donnelly served in various senior financial roles, including chief financial officer, of Elsag Bailey Process Automation, NV and prior to that, he was an auditor with PricewaterhouseCoopers LLP from 1983 to 1993.

Mr. Donnelly earned a B.S. in business administration from John Carroll University.

Mr. Donnelly is the lead independent director and a member of the board of directors of Ingersoll Rand, Inc., where he also serves as chair of the nominating and corporate governance committee and as a member of the audit committee. He is also a member of the board of directors and a member of the audit and compensation committees of Quanterix Corporation.

Mr. Donnelly brings to our Board substantial expertise with respect to corporate finance, operations, information technology and mergers and acquisitions gained throughout his career as executive vice president and chief financial officer of a public company.

Dina Dublon, 71

Retired Executive Vice President and Chief Financial Officer JPMorgan Chase & Co. Independent Director since: 2019 Committee Memberships: • Audit • Executive Compensation and Management Development

Ms. Dublon has been an independent director of Price Group since 2019 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. She was the executive vice president and chief financial officer of JPMorgan Chase & Co., a financial services company, from 1998 to 2004. Ms. Dublon previously held numerous positions at JPMorgan Chase & Co. and its predecessor companies, including corporate treasurer, managing director of the financial institutions' division, and head of asset liability management.

Ms. Dublon earned a B.A. in economics and mathematics from Hebrew University of Jerusalem and an M.S. from Carnegie Mellon University.

Ms. Dublon has been a member of the board of directors of PepsiCo, Inc., since 2005, where she serves as a member of the sustainability, diversity, and public policy committee and the compensation committee. She previously served as chair of the audit committee. She also serves as a member of the independent audit quality committee of Ernst & Young USA, since 2020, and is chair of the board of advisors of Columbia University's Mailman School of Public Health. She also serves on the boards of the Hastings Center and Westchester Land Trust. From 2021 to 2023, Ms. Dublon served as a director of Motive Capital Corp. II; from 2020 to 2022, as a director of Motive Capital Corp.; from 2002 to 2017, as a director of Accenture PLC; from 2013 to 2018, as a director of Deutsche Bank AG; from 2005 to 2014, as a director of Microsoft Corporation; and from 1999 to 2002, as a director of Hartford Financial Services Group, Inc. She previously served on the faculty of Harvard Business School and on the boards of several nonprofit organizations, including the Women's Refugee Commission and Global Fund for Women.

Ms. Dublon brings to our Board significant governance experience from serving on boards of global companies, accounting and financial reporting experience, as well as substantial expertise with respect to the financials sector, mergers and acquisitions, global markets, public policy, and corporate finance gained throughout her career in the financial services industry, particularly her role as executive vice president and chief financial officer of a major financial institution.

2025 Proxy Statement	11

Robert F. MacLellan, 70

Non-Executive Chairman Northleaf Capital Partners Independent Director since: 2010 Committee Memberships: • Audit • Executive • Executive Compensation and Management Development (Chair)

Mr. MacLellan has been an independent director of Price Group since 2010 and serves as chair of the Executive Compensation and Management Development Committee and as a member on the Audit Committee and Executive Committee. He is the non-executive chairman of Northleaf Capital Partners, an independent global private markets fund manager and advisor, and the chair of Magna International, a global manufacturer of auto parts. Mr. MacLellan served as chief investment officer of TD Bank Financial Group (TDBFG) from 2003 to 2009, where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds, and TD Capital Group. Earlier in his career, he was managing director of Lancaster Financial Holdings, a merchant banking group acquired by TDBFG in March 1995. Prior to that, Mr. MacLellan was vice president and director at McLeod Young Weir Limited (Scotia McLeod) and a member of the corporate finance department responsible for many corporate underwritings and financial advisory assignments.

Mr. MacLellan earned a B.Com. from Carleton University and an M.B.A. from Harvard Business School. He also earned the designation of certified public accountant.

Mr. MacLellan is the non-executive chair of the board of directors and a member of the technology committee of Magna International, Inc., a public company based in Aurora, Ontario. From 2012 to 2018, he was the chair of the board of Yellow Media, Inc., a public company based in Montreal.

Mr. MacLellan brings substantial experience and perspective to the Board with respect to the financial services industry, particularly his expertise with respect to investment-related matters, including those relating to the mutual fund industry and the institutional management of investment funds, based on his tenure as chief investment officer of a major financial institution. He also brings an international perspective to the Board as well as significant accounting and financial reporting experience.

Eileen P. Rominger, 70

Former Senior Advisor CamberView Partners, LLC Independent Director since: 2021 Committee Memberships: • Executive Compensation and Management Development • Nominating and Corporate Governance (Chair)

Ms. Rominger has been an independent director of Price Group since 2021 and serves as chair of the Nominating and Corporate Governance Committee and as a member on the Executive Compensation and Management Development Committee. She was a senior advisor to CamberView Partners, LLC, a provider of investor-led advice for management and boards of public companies on shareholder engagement and corporate governance, from 2013 to 2018. Ms. Rominger also was the director of the Division of Investment Management at the Securities and Exchange Commission (SEC) from 2011 to 2012 and was the global chief investment officer from 2008 to 2011 and a partner from 2004 to 2011 at Goldman Sachs Asset Management. She began her career in 1981 at Oppenheimer Capital, where she worked for 18 years as a securities analyst and then as an equity portfolio manager, serving as a managing director and a member of the executive committee.

Ms. Rominger earned a B.A. in English from Fairfield University and an M.B.A. in finance from the University of Pennsylvania, The Wharton School.

Ms. Rominger served as a member of the board of directors of Swiss Re from 2018 to 2020 and served as a director on several of its subsidiaries until 2022. She previously served on the board of directors of Permal Asset Management, Inc., a private company, from 2012 to 2013.

Ms. Rominger brings a broad range of valuable leadership and investment management experience to our Board. She also has extensive experience with complex issues relevant to the Company's business, including budget and fiscal responsibility, economic, regulatory policy, and women's issues.

12	T. Rowe Price Group

Robert W. Sharps, 53

Chair, Chief Executive Officer and President
T. Rowe Price Group, Inc.

Director since: 2021

Committee Memberships:

•  Executive (Chair)

•  Management (Chair)

•  Management Compensation and Development Committee (Chair)

Mr. Sharps has been the Chair of the Board since May 2024 and a director of Price Group since 2021. He is the chief executive officer (CEO) and president of Price Group and is the chair of the Company's Executive, Management, and Management Compensation and Development Committees. Mr. Sharps has been with Price Group since 1997, beginning as an analyst specializing in financial services stocks, including banks, asset managers, and securities brokers, in the U.S. Equity Division. He was the lead portfolio manager of the Institutional Large-Cap Growth Equity Strategy from 2001 to 2016. In 2016, Mr. Sharps stepped down from portfolio management to assume an investment leadership position as co-head of Global Equity, at which time he joined the Management Committee. He was head of Investments and group chief investment officer from 2017 to 2021. In February 2021, Mr. Sharps became President of Price Group and then CEO in January 2022. Prior to Price Group, he completed an internship as an equity research analyst at Wellington Management. Mr. Sharps also was employed by KPMG Peat Marwick as a senior management consultant, where he focused on corporate transactions, before leaving to pursue his M.B.A. in 1995.

Mr. Sharps earned a B.S., summa cum laude, in accounting from Towson University and an M.B.A. in finance from the University of Pennsylvania, The Wharton School. He also has earned the Chartered Financial Analyst® designation.

Mr. Sharps currently serves on the boards of directors of the Baltimore Curriculum Project and the Greater Washington Partnership and the board of trustees for Bridges of Baltimore. He previously served on the St. Paul's School board of trustees and was chair of the investment committee from July 2015 to June 2020. He also spent six years on Towson University's College of Business and Economics alumni advisory board.

Mr. Sharps brings to our Board insight into the critical investment component of our business based on the leadership roles he has held in the Equity Division of Price Group and his over 25-year career with the Company.

CFA® and Chartered Financial Analyst® are registered trademarks owned by CFA Institute.

Cynthia F. Smith, 56

Senior Vice President, Regional Business and Distribution Development MetLife, Inc. Independent Director since: 2023 Committee Memberships: • Audit • Executive Compensation and Management Development

Ms. Smith has been an independent director of Price Group since 2023 and serves as a member on the Audit Committee and the Executive Compensation and Management Development Committee. Ms. Smith is the senior vice president for regional business and distribution development of MetLife, Inc. (MetLife), one of the world's leading financial services companies, providing insurance, annuities, employee benefits, and asset management, since 2016, and has been with MetLife since 1993. Previously, Ms. Smith served as vice president of: the customer unit (Midwest) in MetLife's group benefits national accounts organization; the group, voluntary & worksite sales regional market (Southeast region); MetLife's executive benefits sales organization; group insurance underwriting; strategic planning for the institutional business organization; and institutional business service, operations, and underwriting. Additionally, she held a variety of roles in MetLife's finance organization, including chief financial officer of sales and service and the institutional financial planning officer.

Ms. Smith earned a B.A. in accounting from Aurora University and an M.B.A. with a concentration in information technology from Benedictine University. She is a certified management accountant and a graduate of the executive management program at Smith College.

Ms. Smith is a member of the boards of directors for Versant Health, a wholly owned subsidiary of MetLife, and MetLife Legal Plans, Inc., which is also owned by MetLife.

Ms. Smith brings to our Board a broad range of valuable financial management and investment management experience, along with a deep understanding of how investment products are distributed to clients. She also has extensive experience with complex issues relevant to the Company's business, including budget and fiscal responsibility, client experience and women's issues.

2025 Proxy Statement	13

Robert J. Stevens, 73

Retired Chairman, President, and Chief Executive Officer

Lockheed Martin Corporation

Independent Director since: 2019

Committee Memberships:

• Executive Compensation and Management Development

• Nominating and Corporate Governance

Mr. Stevens has been an independent director of Price Group since 2019 and serves as a member on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. He was the chairman, president, and chief executive officer of Lockheed Martin Corporation, an American aerospace, defense, arms, security, and advanced technologies company, from 2005 to 2012, and served as executive chairman in 2013. He also served as Lockheed Martin's chief executive officer from August 2004 through 2012. Previously, Mr. Stevens held a variety of executive positions with Lockheed Martin, including president and chief operating officer, chief financial officer, and head of strategic planning.

Mr. Stevens earned a B.A. in psychology from Slippery Rock University of Pennsylvania, an M.S. in industrial engineering and management from the New York University Tandon School of Engineering, and an M.S. in business from Columbia University.

Mr. Stevens serves on the advisory board of the Marine Corps Scholarship Foundation and is a member of the Council on Foreign Relations. From 2002 to 2018, he was the lead independent director of Monsanto Corporation, where he also served as the chair of the nominating and corporate governance committee and a member of the audit committee. Mr. Stevens served as a director of United States Steel Corporation from 2015 to 2018, where he was on the corporate governance and public policy committee and the compensation and organization committee.

Mr. Stevens brings to our Board significant executive management experience. He also adds additional perspective to our Board regarding financial matters, mergers and acquisitions, strategic leadership, and international operational experience based on his tenure as chief executive officer of a publicly traded, multinational corporation.

Sandra S. Wijnberg, 68

Former Partner and Chief Administrative Officer
Aquiline Holdings LLC

Independent Director since: 2016

Committee Memberships:

• Executive Compensation and Management Development

• Nominating and Corporate Governance Committee

Ms. Wijnberg has been an independent director of Price Group since 2016 and serves as a member on the Executive Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. She was an executive advisor to Aquiline Holdings LLC, a registered investment advisory firm from 2015 to early 2019, where she previously served as a partner and chief administrative officer from 2007 to 2014. Previously, Ms. Wijnberg served as the senior vice president and chief financial officer of Marsh McLennan Companies, Inc., and was treasurer and interim chief financial officer of YUM! Brands, Inc. Prior to that, she held financial positions with PepsiCo, Inc., and worked in investment banking at Morgan Stanley. In addition, from 2014 through 2015, Ms. Wijnberg was deputy head of mission for the Office of the Quartet, a development project under the auspices of the United Nations.

Ms. Wijnberg earned a B.A. in English literature from the University of California, Los Angeles, and an M.B.A. from the University of Southern California's Marshall School of Business, for which she is a member of the board of leaders.

Ms. Wijnberg is a member of the board of directors, chair of the audit committee, and a member of the nominating and corporate governance committee of Automatic Data Processing, Inc. She is a member of the board of directors, chair of the audit committee, and a member of the finance and strategy committee of Cognizant Technology Solutions Corp. She is a member of the board of directors, the lead director, and a member of the nominating and corporate governance and audit, risk, and compliance committees of Hippo Holdings, Inc. From 2003 to 2016, Ms. Wijnberg served on the board of directors of Tyco International, PLC, and from 2007 to 2009, she served on the board of directors of TE Connectivity, Ltd. She is also a director of Seeds of Peace and is a trustee of the John Simon Guggenheim Memorial Foundation.

Ms. Wijnberg brings to our Board a global perspective along with substantial financials sector, corporate finance, and management experience based on her roles at Aquiline Capital Partners, Marsh McLennan, and YUM! Brands, Inc.

14	T. Rowe Price Group

Alan D. Wilson, 67

Retired Executive Chairman
McCormick & Company, Inc.

Lead Independent Director

Independent Director since: 2015

Committee Memberships:

• Executive

• Executive Compensation and Management Development

• Nominating and Corporate Governance

Mr. Wilson has been an independent director of Price Group since 2015 and serves as a member on the Executive Committee, the Executive Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee and is also the lead independent director of the Board. He was executive chair of McCormick & Company, Inc., a global leader in flavor, seasonings, and spices, and held many executive management roles, including chairman, president, and chief executive officer from 2008 to 2016.

Mr. Wilson earned a B.S. in communications from the University of Tennessee. He attended school on an R.O.T.C. scholarship and, following college, served as a U.S. Army captain, with tours in the United States, United Kingdom, and Germany.

Mr. Wilson is a member of the board of directors of Smurfit Westrock Company and serves on the compensation and nominating and corporate governance committees. He also serves as chair for the University of Tennessee's Foundation, and as a member of the University of Tennessee's Business School advisory board.

Mr. Wilson brings to our Board significant executive management experience, having led a publicly traded, multinational company. He also adds additional perspective regarding matters relating to general management, strategic leadership, and financial matters.

Director Engagement

Meetings

During 2024, the Board held seven meetings and approved one matter via unanimous written consent. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. Consistent with the Company's Corporate Governance Guidelines, the independent directors met in executive session at each of the Board's regular meetings in 2024. Our Corporate Governance Guidelines provide that all directors are expected to attend the annual meeting of stockholders. All nominees for director submitted to the stockholders for approval at last year's annual meeting on May 7, 2024 (2024 Annual Meeting) attended that meeting, and we anticipate that all director nominees will attend the 2025 Annual Meeting of Stockholders (Annual Meeting).

Beyond the Boardroom

Director Orientation and Continuing Education and Development

When a new independent director joins the Board, we provide an orientation program for the purpose of providing the new director with an understanding of the operations and the financial condition of the Company, as well as the Board's expectations for its directors. Each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors in understanding the Company and its industry and maintaining the level of expertise required to serve as a director, the Company will from time to time, offer Company-sponsored continuing education programs or presentations, in addition to briefings during Board meetings related to the industry, the competitive environment, and the Company's goals and strategies. In addition, at most meetings the Board receives special education sessions on one or more topics related to key industry trends, relevant business operations, and corporate governance.

2025 Proxy Statement	15

The Board is a member of the National Association of Corporate Directors, which provides resources that help directors strengthen board leadership. Each director is encouraged to participate at least once every three years in continuing education programs for public company directors sponsored by nationally recognized educational organizations not affiliated with the Company. The cost of all such continuing education is paid for by the Company.

Committees of the Board

Our Board has an Audit Committee, an Executive Committee, an Executive Compensation and Management Development Committee (Compensation Committee), and a Nominating and Corporate Governance Committee. The Board has also authorized a Management Committee that is made up entirely of senior officers of the Company.

Committee Charters

The Board has adopted a separate written charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Current copies of each charter, our Corporate Governance Guidelines, and our Code of Ethics for Principal Executive and Senior Financial Officers (Code) can be found on our website, troweprice.com, by selecting "Investor Relations" and then "Corporate Governance."

Audit Committee

Meetings in 2024: 7	Chair	Members
The report of the committee appears on page 79.
	Bartlett	Donnelly	Dublon	MacLellan	Smith

Qualifications and Financial Expert Determination

The Board has determined that each of the Audit Committee members meet the independence and financial literacy criteria of the NASDAQ Global Select Market and the SEC. The Board also has concluded that the chair and all members of the Audit Committee meet the criteria of an audit committee financial expert as established by the SEC. Mr. Bartlett is a certified public accountant and was an audit partner at Ernst & Young for 28 years until he left the firm in 2012. He serves as the chair of the audit committee of WillScot Mobile Mini Holdings Corp. and as a member of the audit committees of FTI Consulting, Inc. and Zurn Elkay Water Solutions Corp. Mr. Donnelly was the executive vice president responsible for finance, investor relations, supply chain and information technology for Mettler-Toledo International, Inc. from 2014 to 2018, and previously served as its chief financial officer. He is a member of the audit committees of Ingersoll Rand, Inc. and Quanterix Corporation. Ms. Dublon was the executive vice president and chief financial officer of JPMorgan Chase & Co., from 1998 to 2004. She served as member and chair of the audit committee of PepsiCo, Inc. and the chair of the audit committee of Motive Capital Corp. II. Mr. MacLellan is a chartered accountant, and served as chair of the audit committee of Magna International, Inc., and was a member of the audit committees of Ace Aviation Holdings, Inc., Maple Leaf Sports, and Entertainment, Ltd. Ms. Smith has previously held a variety of roles in MetLife's finance organization, including chief financial officer of sales and service and the institutional financial planning officer, she earned a B.A. in accounting and is a certified management accountant.

Responsibilities

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	The integrity of our financial statements and other financial information provided to our stockholders;
•	The retention of our independent registered public accounting firm, including oversight of the terms of its engagement and its performance, qualifications, and independence;
•	The performance of our internal audit function, internal controls, and disclosure controls; and
•	Our risk management framework.

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The Audit Committee:

•	Provides an avenue for communication among our internal auditors, financial management, chief risk officer, independent registered public accounting firm, and the Board; and
•	Is responsible for maintaining procedures involving the receipt, retention, and treatment of complaints or concerns regarding accounting, internal accounting controls, and auditing matters, including confidential, anonymous employee submissions.

The independent registered public accounting firm reports directly to the Audit Committee and is ultimately accountable to this committee and the Board for the audit of our consolidated financial statements. The head of the Company's internal audit department reports directly to the Audit Committee. The Audit Committee receives regular updates from our risk and technology departments concerning our information security program.

Related Person Transaction Oversight

The Audit Committee is responsible under its charter for reviewing related person transactions and any change in, or waiver from, our Code. Our Board has adopted a written Policy for the Review and Approval of Transactions with Related Persons. Any transaction that would require disclosure under Item 404(a) of Regulation S-K will not be initiated or materially modified until our Audit Committee has approved such transaction or modification and will not continue past its next contractual termination date unless it is annually reapproved by our Audit Committee. During its deliberations, the Audit Committee must consider all relevant details regarding the transaction including, but not limited to, any role of our employees in arranging the transaction, the potential benefits to our Company, and whether the proposed transaction is competitively bid or otherwise is on terms comparable to those available to an unrelated third party or our employees generally. The Audit Committee approves only those transactions that it determines in good faith to be on terms that are fair to us and comparable to those that could be obtained in an arms-length negotiation with an unrelated third party. Please see the disclosure provided in the section titled "Certain Relationships and Related Transactions" beginning on page 86.

Executive Compensation and Management Development Committee

Meetings in 2024: 7	Chair	Members
The report of the committee appears on page 65.
	MacLellan	Bartlett	Donnelly	Dublon	Rominger

		Smith	Stevens	Wijnberg	Wilson

All of the non-employee independent directors of the Board serve on the Compensation Committee. The Board has determined that each of these members meets the independence criteria of the NASDAQ Global Select Market. Dr. Hrabowski, who retired from the Board at the Company's 2024 Annual Meeting, was a member of the Compensation Committee before his retirement.

Responsibilities

The Compensation Committee is responsible to the Board, and ultimately to our stockholders, for:

•	Determining the compensation of our CEO and president and other executive officers;
•	Reviewing and approving general salary and compensation policies for the rest of our senior officers;
•	Overseeing the administration of our Annual Incentive Compensation Plan (AICP), equity incentive plans, and our 1986 Employee Stock Purchase Plan (ESPP);

2025 Proxy Statement	17

•	Assisting management in designing new compensation policies and plans;
•	Reviewing and providing guidance to management concerning succession plans and development actions for key leadership roles;
•	Reviewing and assisting management regarding regarding diversity, equity, and inclusion efforts across the Company;
•	Reviewing and discussing the Compensation Discussion and Analysis contained in this proxy statement and other compensation disclosures with management; and
•	Overseeing the Management Compensation and Development Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, Messrs. MacLellan (Chair), Bartlett, Donnelly, Stevens, Wilson, Dr. Hrabowski, and Mses. Dublon, Rominger, Smith and Wijnberg served as members of the Compensation Committee. Dr. Hrabowski retired from the Board at the Company's 2024 Annual Meeting. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2024 and no member was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During 2024, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board or Compensation Committee of the Company.

Nominating and Corporate Governance Committee

Meetings in 2024: 5	Chair	Members
The report of the committee appears on page 21.
	Rominger	Stevens	Wijnberg	Wilson

The Board has determined that all Nominating and Corporate Governance Committee members meet the independence criteria of the NASDAQ Global Select Market. Dr. Hrabowski, who retired from the Board at the Company's 2024 Annual Meeting, was chair of the Nominating and Corporate Governance Committee before his retirement.

Responsibilities

The Nominating and Corporate Governance Committee supervises and reviews the affairs of Price Group in relation to the Board, director nominees and compensation, committee composition, stockholder communications, and other corporate governance matters.

Among the Nominating and Corporate Governance Committee's responsibilities are:

•	Identifying, evaluating, and nominating director candidates;
•	Considering the continued membership of each director, and recommending the appropriate skills and characteristics of potential directors;
•	Developing director orientation and education opportunities;
•	Reviewing and approving the compensation of independent directors;
•	Recommending committee and chair assignments;
•	Overseeing procedures regarding stockholder nominations and other communications to the Board;
•	Reviewing the effectiveness of the Board in the corporate governance process;
•	Monitoring compliance with and recommending any changes to the Corporate Governance Guidelines and other governance policies;
•	Monitoring and oversight of, in coordination with the Compensation Committee and the Board, succession planning for the CEO;
•	Overseeing policies related to political expenditures and political activities;

18	T. Rowe Price Group

•	Monitoring policies related to environmental and climate matters, and recommending to the Board specific actions related thereto;
•	Reviewing actions in furtherance of the Company's corporate social responsibility, including the impact of the Company's processes on employees, stockholders, citizens, and communities; and
•	Reviewing key trends in legislation, regulation, litigation, and public debate to determine whether the Company should consider additional corporate environmental, social responsibility, or governance actions.

Executive Committee

Chair	Members

Sharps	MacLellan	Wilson

Responsibilities

The Executive Committee functions between meetings of the Board in the event that prompt action be called for that requires formal action by or on behalf of the Board in circumstances where it is impractical to call and hold a full meeting of the Board. The Executive Committee possesses the authority to exercise all the powers of the Board except as limited by Maryland law.

If the Executive Committee acts on matters requiring formal Board action, those acts are reported to the Board at its next meeting for ratification. Mr. Stromberg, who retired from the Board at the Company’s 2024 Annual Meeting, was a member of the Executive Committee before his retirement.

Board Policies and Procedures

Code of Ethics

Pursuant to rules promulgated under the Sarbanes-Oxley Act, the Board has adopted the Code. The Code is intended to deter wrongdoing and promote honest and ethical conduct; full, timely, and accurate financial reporting; compliance with laws; and accountability for adherence to the Code, including internal reporting of Code violations. A copy of the Code is available on our website. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code by making disclosures concerning such matters available on the Investor Relations page of our website, troweprice.com.

We also have a Code of Ethics and Personal Transactions Policy and a Global Code of Conduct, both of which are applicable to all employees and directors of the Company. Our Code of Ethics and Personal Transactions Policy prohibits all employees and directors of the Company from (i) any short sales of our common stock, (ii) purchasing options on our common stock, (iii) entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of our common stock, or (iv) transacting on the basis of material nonpublic information, as further described in “Insider Trading Arrangements and Policies” below. It is the Company's policy for all employees to participate annually in continuing education and training relating to the Code of Ethics and Personal Transactions Policy and Global Code of Conduct.

Insider Trading Arrangements and Policies

We have adopted insider trading policies (Insider Trading Policies), which are contained in our Code of Ethics and Personal Transactions Policy, governing the purchase, sale, and other dispositions of our securities, including by our directors, officers, and employees. We believe the Insider Trading Policies are reasonably designed to promote compliance with applicable insider trading laws, rules, and regulations, as well as NASDAQ Global Select Market listing standards. The foregoing description of our Insider Trading Policies is qualified in its entirety by reference to the full text of the Code of

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Ethics and Personal Transactions Policy, filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 14, 2025.

Corporate Governance Guidelines

The Board represents the interests of stockholders in fostering a business that is successful in all respects. The Board is responsible for determining that the Company is managed with this objective in mind and that management is executing its responsibilities. The Board's responsibility is to regularly monitor the effectiveness of management policies and decisions, including the execution of its strategies. In addition to fulfilling its obligations for representing the interests of stockholders, the Board has responsibility to the Company's employees, the mutual funds and investment portfolios that the Company manages, the Company's other customers and business constituents and the communities where the Company operates. All are essential to a successful business. Our Corporate Governance Guidelines can be found on our website, troweprice.com.

Non-employee Director Independence Determinations

The Board has considered the independence of current directors and director nominees and of Dr. Hrabowski and Mr. Stromberg, who retired from the Board at the Company’s 2024 Annual Meeting, and has concluded that, excluding Messrs. Sharps, Stromberg, and August, each such person qualifies (or qualified) as an independent director within the meaning of the applicable rules of the NASDAQ Global Select Market.

In making its determination of independence, the Board applied guidelines that it has adopted and concluded that the following relationships should not be considered material relationships that would impair a director’s independence:

•	relationships where a director or an immediate family member of a director purchases or acquires investment services, investment securities, or similar products and services from the Company or one of its sponsored mutual funds and trusts (Price funds) so long as the relationship is on terms consistent with those generally available to other persons doing business with the Company, its subsidiaries, or its sponsored investment products; and
•	relationships where a corporation, partnership, or other entity with respect to which a director or an immediate family member of a director is an officer, director, employee, partner, or member purchases services from the Company, including investment management or defined contribution retirement plan services, on terms consistent with those generally available to other entities doing business with the Company or its subsidiaries.

The Board believes that this policy sets an appropriate standard for dealing with ordinary course of business relationships that may arise from time to time.

Proposal 1

Election of Directors

In this proxy statement, 11 director nominees are presented pursuant to the recommendation of the Nominating and Corporate Governance Committee. All have been nominated by the Board to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Recommendation of the Board	Vote Required
We recommend that you vote FOR all the director nominees under Proposal 1.

If any director nominee becomes unable or unwilling to serve between now and the Annual Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board.

20	T. Rowe Price Group

Corporate Governance

Report of the Nominating and Corporate
Governance Committee

Our Nominating and Corporate Governance Committee has general oversight responsibility for governance of the Company, including the assessment and recruitment of new director candidates and the evaluation of director and Board and committee performance. We monitor regulatory and other developments in the governance area with a view toward both legal compliance and maintaining governance procedures at the Company, consistent with what we consider to be best practices. In this regard, we routinely receive information relating to best governance practices for institutions such as the Company, including input from members of the Company’s proxy voting group concerning relevant trends. In addition, the Nominating and Corporate Governance Committee has oversight of the Company’s environmental and corporate social responsibility activities and the Company’s policies related to political expenditures and political activities.

Governance Highlights

Overview

Our Board employs practices that foster effective Board oversight of critical matters such as strategy, management succession planning, financial and other controls, risk management, and compliance. The Board reviews our major governance policies and processes regularly in the context of current corporate governance trends, regulatory changes, and recognized best practices.

The Board is deeply involved in understanding and developing the culture at the Company. The Board recognizes that the Company’s people are its most valuable asset, and as such, the Board at several of its meetings holds discussions with the Company’s current and rising leaders. The Board considers succession planning not just for the CEO, but also for several other key management positions. In addition, the Board periodically holds its meetings at locations other than at the Company’s headquarters in Baltimore. In 2024, the Board held a meeting at the Company’s offices in Washington, D.C., which is a key location for its investment advisor T. Rowe Price Investment Management, Inc. This provided the Board with an opportunity to meet with associates and management affiliated with T. Rowe Price Investment Management, Inc. These meetings help provide the Board with a broader perspective on the Company and its business.

Committee Oversight

Our Nominating and Corporate Governance Committee maintains oversight of the Company's environmental and corporate social responsibility activities, including considering the impact of the Company's policies on employees, stockholders, and communities. During the year, the Nominating and Corporate Governance Committee and the Board received updates from management on the Company's environmental, social, and governance (ESG) efforts.

Pursuant to the Nominating and Corporate Governance Committee's oversight of political activities, the Nominating and Corporate Governance Committee is informed of, and consulted on, any political developments impacting the Company. Additionally, the Nominating and Corporate Governance Committee reviews the corporate memberships that the Company maintains with trade associations and requests that these groups not use the Company's dues for political campaign contributions or to confirm to the Company if they do. The Company does not contribute corporate funds to candidates, political party committees, political action committees, or any political organization exempt from federal income taxes. Further, the Company does not maintain a political action committee and does not spend corporate funds directly on independent expenditures.

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Board Composition

Director Nomination Process

Ongoing Assessment of Composition and Structure

In considering the overall qualifications of our director nominees and their contributions to our Board, and in determining our need for additional directors, we seek to create a Board consisting of directors with a diverse set of experiences and attributes who will be meaningfully involved in our Board activities and will facilitate a transparent and collaborative atmosphere and culture. Our directors generally develop a long-term association with the Company, which we believe facilitates a deeper knowledge of our business and its strategies, opportunities, risks, and challenges. At the same time, we periodically look for additions to our Board to enhance our capabilities and bring new perspectives and ideas to our Board.

Commitment to Broad Skills, Expertise, and Perspective

Our current Board comprises individuals with a substantial variety of skills and expertise, including with respect to executive management, financial institutions, government, accounting and finance, investment management, public company boards, and not-for-profit organizations. The Board historically has valued varying perspectives brought by individuals of differing backgrounds and experiences. Our Board is not just composed of individuals knowledgeable about our business, but is also reflective of our clients, the communities we serve, and our stakeholders. The Nominating and Corporate Governance Committee believes it is important to maintain a mix of experienced directors with a deep understanding of the Company and newer directors who bring a fresh perspective to the challenges of our industry. We consider diversity as a factor relevant to any particular nominee and to the overall composition of our Board. In considering diversity, we recognize a person’s background and experience as well as their ethnicity, gender, sexual orientation, race, and other factors that we believe will inform the way they consider decisions brought before the Board.

Selection of Director Candidates

The Nominating and Corporate Governance Committee supervises the nomination process for directors. The Nominating and Corporate Governance Committee considers the performance, independence, diversity, and other characteristics of our incumbent directors, including their willingness to serve for an additional term and any change in their employment or other circumstances in considering their renomination each year.

Following the Annual Meeting, the Board will have 11 directors, nine of who will be independent. The tenure of our independent directors ranges from 17 months to 15 years, with an average tenure of approximately seven years. When a director is set to retire from our Board, the Nominating and Corporate Governance Committee focuses on identifying candidates with the skills and backgrounds to complement the Board, in addition to seeking candidates who would bring further capabilities, experience, and diversity to our Board.

Identification and Consideration of New Nominees

In the event that a vacancy exists or we decide to increase the size of the Board, we identify, interview and examine, and make recommendations to the Board regarding appropriate candidates. We will consider Board nominees with diverse capabilities, and we generally look for nominees with capabilities in one or more of the following areas: investment and money management, general management and leadership, economics and economic policy, audit and accounting, finance and treasury functions, marketing, operations, technology and cybersecurity, human resources and personnel, risk management, strategic planning, governance, law, regulation and compliance, property management, and international and global experience relating to one or more of the foregoing areas. In evaluating potential candidates, we consider independence from management, background, experience, expertise, commitment, diversity, number of other public board and related committee seats held, and potential conflicts of interest, among other factors, and take into account the composition of the Board at the time of the assessment. All candidates for nomination must:

•	demonstrate unimpeachable character and integrity,

•	have sufficient time to carry out their duties,

•	have experience at senior levels in areas of expertise helpful to the Company and consistent with the objective of having a diverse and well-rounded Board, and

•	have the willingness and commitment to assume the responsibilities required of a director of the Company.

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In addition, candidates expected to serve on the Audit Committee must meet independence and financial literacy qualifications imposed by the NASDAQ Global Select Market and by the SEC and other applicable law. Candidates expected to serve on the Nominating and Corporate Governance Committee or the Compensation Committee must meet independence qualifications set out by the NASDAQ Global Select Market. Our evaluations of potential directors include, among other things, an assessment of a candidate's background and credentials, personal interviews, and discussions with appropriate references. Once we have selected a candidate, we present him or her to the full Board for election if a vacancy occurs or is created by an increase in the size of the Board during the course of the year or for nomination if the director is to be first elected by the Company's stockholders. All directors serve for a one-year term and must stand for reelection annually.

Stockholder Recommendations and Nominations

Recommendations

A stockholder who wishes to recommend a candidate for the Board should send a letter to the chair of the Nominating and Corporate Governance Committee at the Company's principal executive offices providing: (i) information relevant to the candidate's satisfaction of the criteria described above under "Director Nomination Process" and (ii) information that would be required for a director nomination under Section 1.11 of the By-Laws. The Nominating and Corporate Governance Committee will consider and evaluate candidates recommended by stockholders in the same manner it considers candidates from other sources. Acceptance of a recommendation does not imply that the Nominating and Corporate Governance Committee will recommend, and the Board will ultimately nominate, the recommended candidate.

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Proxy Access and Nominations

We have adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials, director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. Section 1.13 of the By-Laws sets out the procedures a stockholder must follow to use proxy access. Section 1.11 of the By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership outside of the proxy access process. For these requirements, please refer to the By-Laws as of February 9, 2021, filed as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 11, 2021.

Majority Voting

We have adopted a majority voting standard for the election of our directors. Under our By-Laws, in an uncontested election, a nominee will not be elected unless he or she receives more "FOR" votes than "AGAINST" votes. Under Maryland law, any incumbent director not so elected would continue in office as a "holdover" director until removed or replaced. As a result, the By-Laws also provide that any director who fails to obtain the required vote in an uncontested election must submit his or her resignation to the Board. The Board must decide whether to accept or decline the resignation, or decline the resignation with conditions, taking into consideration the Nominating and Corporate Governance Committee's recommendation after consideration of all factors deemed relevant, within 90 days after the vote has been certified. Plurality voting will apply to contested elections.

24	T. Rowe Price Group

Board Leadership

Chair of the Board and Lead Independent Director

Robert W. Sharps

Chair of the Board

Mr. Sharps became the chair of the Board effective May 7, 2024, following the 2024 Annual Meeting, in addition to his role as CEO and president. By serving in both positions, Mr. Sharps has been able to draw on his detailed knowledge of the Company to provide leadership to the Board in coordination with the lead independent director. We believe Mr. Sharps’ service as the chair provides our independent directors with increased exposure to senior management, as well as greater insight into the needs of the business.

Alan D. Wilson

Lead Independent Director

Mr. Wilson was elected by our independent directors as lead independent director after the 2018 annual meeting of stockholders and is expected to be reelected after the Annual Meeting. The lead independent director role was created in 2004 and has continually developed since that time. The lead independent director chairs Board meetings when the chair is not present, approves Board agendas and meeting schedules, and oversees Board materials distributed in advance of Board meetings. The lead independent director also calls meetings of the independent directors, chairs all executive sessions of the independent directors, and acts as a liaison between the independent directors and management. The lead independent director works with the chair of the Nominating and Corporate Governance Committee when considering new director nominees and provides input on the design and makeup of the Board and its committees. In connection with our annual board and committee evaluation, the lead independent director conducts interviews with each director to solicit input and to ensure directors’ concerns are being addressed. The lead independent director is available to the Company’s general counsel and corporate secretary to discuss and, as necessary, respond to stockholder communications to the Board. Finally, the lead independent director generally serves as the Board representative in various meetings with the Company’s stockholders and other key stakeholders.

Mr. Wilson's significant executive management experience, including having served as chair and chief executive officer of a publicly traded company, makes him especially qualified to serve as the lead independent director for the Board.

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Independent Leadership

In May 2024, the Board appointed Mr. Sharps to serve as the chair of the Board, in addition to his current role as our CEO and president. During our history, the Company has been served well by having the same person serve as both the chair and the CEO. The combined role of chair and CEO reflects our confidence in the leadership of Mr. Sharps and also ensures that the Company presents its strategy to stockholders, employees, and clients with a unified voice from the person most knowledgeable about and responsible for the implementation of the strategy. In addition, having one person serve as both chair and CEO maintains clear accountability and responsibility for steering the direction of the Company.

The Board has determined that the election of a lead independent director, together with a combined chair and CEO, serves the best interests of the Company and its stockholders at this time. We historically have found that a strong lead independent director provides independent leadership to our Board. We believe that the combination of a combined chair and CEO and a well-empowered lead independent director provides significant independent leadership of our Board, while also furnishing a valuable bridge between the Board and the Company’s business. The Company has an experienced and diverse independent Board, and a supermajority of the Board are independent under the NASDAQ Global Select Market standards. In addition, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are all composed entirely of independent directors, and our lead independent director, together with these committees, has significant and meaningful responsibilities designed to foster critical oversight and good governance practices. We believe that our governance structure is appropriate at this time and serves the interests of the Company and its stockholders well.

The Board is confident that the duties and responsibilities allocated to its lead independent director, together with its other corporate governance practices and strong independent board, provides appropriate and effective independent oversight of management.

Committee Leadership and Rotation

Since 2015, Mr. Bartlett and Mr. MacLellan have been the chairs of the Audit Committee and the Compensation Committee, respectively. Following Dr. Hrabowski’s retirement from the Board in May 2024, Ms. Rominger became the chair of the Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines provide that periodic rotation of committee membership and chairpersons is generally beneficial to the Company and contributes to healthy and collaborative Board engagement. However, this rotation is not mandatory, and in some circumstances, continued service on a committee or as chair by persons with particular skills may be warranted. At least every five years, the Nominating and Corporate Governance Committee does a thorough review of all Board leadership positions to make recommendations to the Board about potential changes and to suggest skills that may be needed on the committees.

26	T. Rowe Price Group

Board Evaluations

At the end of 2024, we asked all directors to reply to an anonymous evaluation questionnaire regarding the performance of the Board and its committees during the year, which evaluation was conducted in consultation with the chair of the Nominating and Corporate Governance Committee and the lead independent director. Feedback from these questionnaires was supplemented by interviews of each director by our lead independent director. The results of the evaluations and interviews were then discussed at a meeting of the Nominating and Corporate Governance Committee, and a full report was also provided to the Board. Consistent with past practice, we consider suggestions from the evaluation process for inclusion during the course of the upcoming year. We plan to continue to conduct evaluations and interviews each year and to periodically modify our procedures to ensure that we are responsive to suggestions from our directors and any future developments.

Engagement With Our Stockholders

As investment professionals, we know the value of engaging with companies. We maintain an active and open dialogue with our stockholders through individual virtual and in-person meetings, engagements at conferences, and inviting them to our annual meeting of stockholders. We proactively engage them on a range of topics, including corporate governance, and our philosophy and practices relating to ESG. We attempt to incorporate and address the feedback we receive from our stockholders into our practices, as follows:

HOW	WHAT

•     Attendance at conferences

•     Public management update at quarterly earnings calls

•     Individual stockholder calls and meetings

•     Annual Meeting of Stockholders

•    Outreach, calls, and meetings with investors' corporate governance departments

•    Universal access to an email address for stockholders wishing to contact the Board

•    Strategic and financial performance and goals

•    Corporate and business strategy

•    Board composition and leadership structure

•    Corporate governance and industry trends, including ESG considerations

•    Regulatory considerations

•    Respond to inquiries concerning broad range of topics

As part of our ongoing effort to interact and communicate with our stockholders and other key stakeholders, we held 75 individual meetings with our investors to discuss the Company’s performance and progress against our long-term strategy, as well as broader trends across the investment management industry. Participating in such meetings were

2025 Proxy Statement	27

representatives from our Investor Relations, Finance, Legal, and ESG departments, who provided a meaningful discussion about the Company’s activities. We also participated at three sell-side hosted financial services’ conferences, meeting with over 100 companies across the three events. We continued our quarterly earnings calls with our CEO and president, our chief financial officer (CFO) and treasurer, and our head of Global Investments and chief investment officer (CIO), during which they provided investors an overview of the state of the Company and responded to questions. On our Q1 2024 call, our head of Global Distribution provided a special update on our retirement business. Approximately 200 external participants have attended these earnings calls each quarter. Additionally, in an effort to provide greater transparency around our efforts and progress related to our ESG initiatives, we published our 2023 Sustainability Report and held calls with several investors to further discuss these topics. We also engage regularly with the investment firms that cover our stock, conducting over 95 calls or meetings during 2024 with these firms. We look forward to continuing to foster our relationships with stockholders and other key stakeholders.

Stockholder Proposals

From time to time, we receive proposals from our stockholders intended for inclusion in our proxy statement. We typically work with Company management in reviewing these proposals and determining an appropriate course of action in response, including, where necessary, a statement of our position for or in opposition to the proposal from the stockholder. Often, in response, the Board will ask management to engage with a stockholder on their proposal, which has led to meaningful dialogue and assisted the Board in understanding the concerns of our stockholders.

Stockholder Communications With the Board

Our directors are interested in hearing the opinions of our stockholders. The Nominating and Corporate Governance Committee has established the following procedures in order to facilitate communications between our stockholders and our Board:

•    Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board or to any individual director by mail to T. Rowe Price Group, Inc., c/o general counsel, PO Box 17134, Baltimore, MD 21297-1134, or by email to contact_the_board@troweprice.com or by internet at investors.troweprice.com/investor-resources/contact-us.

•    Our general counsel is responsible for the first review and logging of this correspondence. The general counsel will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence that the Nominating and Corporate Governance Committee has identified as correspondence that may be retained in our files and not sent to directors.

•    The Nominating and Corporate Governance Committee has authorized the general counsel to retain and not send to directors the following types of communications:

•    Advertising or promotional in nature (offering goods or services);

•    Complaints by clients with respect to ordinary course of business customer service and satisfaction issues, provided, however, that the general counsel will notify the chair of the Nominating and Corporate Governance Committee of any complaints that, in the opinion of the general counsel, warrant immediate committee attention by their nature or frequency; or

•    Those clearly unrelated to our business, industry, management, Board, or committee matters.

•    These types of communications will be logged and filed but not circulated to directors. Except as described above, the general counsel will not screen communications sent to directors. The log of stockholder correspondence is available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the general counsel will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

By the Nominating and Corporate Governance Committee of the Board of Directors of T. Rowe Price Group, Inc.

Eileen P. Rominger, Chair
Robert J. Stevens
Sandra S. Wijnberg
Alan D. Wilson

28	T. Rowe Price Group

Compensation of Directors

The Nominating and Corporate Governance Committee is responsible for periodically reviewing non-employee director compensation and benefits and recommending changes, if appropriate, to the full Board. Our non-employee director compensation program is designed to accomplish a number of objectives:

•	Align the interests of our non-employee directors with those of our stockholders,
•	Provide competitive compensation for service to the Board by our non-employee directors,
•	Maintain appropriate consistency with our approach to compensation for our executive officers and senior employees, and
•	Attract and retain a diverse mix of capable and highly qualified directors.

We provide both cash and equity compensation annually to our directors and believe that, over time, cash and equity compensation should reflect approximately 40% and 60%, respectively, of the total compensation paid to our directors. The cash compensation component is based primarily on an annual retainer coupled with fees for committee attendance, lead director role, and committee chair roles. The equity compensation component is in the form of full-value awards and the possibility of electing restricted stock units (RSUs), as further explained below. We believe our total compensation package and compensation structure is comparable to and in line with other major financial services companies.

The Nominating and Corporate Governance Committee periodically reviews and considers competitive market practices. In 2024, there were no changes to the compensation program for our non-employee directors.

Fees and Other Compensation in 2024

All non-employee directors received the following in 2024:

•	An annual retainer of $100,000 for all non-employee directors;
•	A fee of $150,000 for the non-executive chair;
•	A fee of $1,500 for each committee meeting attended;
•	A fee of $15,000 for the lead director;
•	A fee of $20,000 and $5,000, for the chair of the Audit Committee and each Audit Committee member, respectively;
•	A fee of $10,000 for the chair of the Compensation Committee;
•	A fee of $10,000 for the chair of the Nominating and Corporate Governance Committee;
•	Directors and all U.S. employees of Price Group and its subsidiaries are eligible to have our sponsored T. Rowe Price Foundation match personal gifts up to an annual limit to qualified charitable organizations. For 2024, non-employee directors were eligible to have up to $10,000 matched;
•	The reimbursement of reasonable out-of-pocket expenses incurred in connection with their travel to and from, and attendance at, each meeting of the Board and its committees and related activities, including director education courses and materials; and
•	The reimbursement of spousal travel to and from and participation in events held in connection with the annual joint Price Group and Price funds' boards of directors meeting.

The annual retainer and fees noted above are prorated for the period of time during the calendar year that each director held the position. Non-employee directors can elect to defer payment of their director fees until the next calendar year pursuant to the Outside Directors Deferred Compensation Plan or to defer payment of their director fees into vested RSUs pursuant to the 2017 Non-Employee Director Equity Plan, as amended (2017 Director Plan). The RSUs will be settled in shares of our common stock, or cash in the case of fractional shares, upon the director's separation from service. Any such election needs to be received prior to the beginning of the year they earn the cash compensation. Dr. Hrabowski elected to have his 2024 director fees deferred to 2025. Messrs. Donnelly, MacLellan, Stevens, and Wilson and Ms. Wijnberg elected to have their 2024 director fees deferred into vested RSUs.

2025 Proxy Statement	29

Equity-Based Compensation in 2024

Pursuant to the 2017 Director Plan, each newly elected Board member is awarded an initial grant in the form, at their election, of restricted shares (RSAs) or RSUs having a value on the date of grant of $300,000 that vest one-year after the grant date. In each subsequent year, each non-employee director is awarded, at their election, RSAs or RSUs having a value on the date of grant of $200,000 on the first business day after the Annual Meeting. Each of the award types vest upon the earliest of one year after the grant date, the day before the Annual Meeting held in the calendar year after the year in which the grant is made, the non-employee director's death or date on which the director becomes totally and permanently disabled, or the date on which a change in control occurs, provided the director continues to be a member of the Board on the applicable date.

RSAs entitle the holder to the rights of a stockholder, including voting, dividend, and distribution rights, but are nontransferable until they vest. Vested RSUs will be settled in shares of our common stock or cash, in the case of fractional shares, upon a non-employee director's separation from service. Non-employee directors holding RSUs are not entitled to voting, dividend, distribution, or other rights until the corresponding shares of our common stock are issued upon settlement; however, if and when we pay a cash dividend to our common stockholders, we will issue dividend equivalents in the form of additional RSUs. Under the 2017 Director Plan, dividends and dividend equivalents payable with respect to unvested restricted shares and unvested RSUs will be subject to the same vesting and risks of forfeiture as the restricted shares and RSUs to which they are attributable. The 2017 Director Plan includes a provision that accelerates the vesting of all outstanding awards in connection with a change in control of Price Group. Upon a change in control, any outstanding RSUs will be settled in cash or shares at the discretion of the Board.

Ownership and Retention Guidelines

Each non-employee director added to the Board prior to 2017 is required to hold shares of our common stock, within five years of their appointment to the Board, having a value equal to three times the applicable cash retainer at the time they joined. Directors who were new to the Board in 2017 or thereafter have an ownership goal of five times the annual cash retainer in effect on the date they join the Board. For purposes of the calculation, unvested RSAs and outstanding RSUs are counted, but unexercised stock options are not. Once this ownership goal is achieved, the number of shares required to be held becomes fixed and must be maintained until the end of the director's service on the Board. Until the ownership goal is achieved, the director is expected to retain "net gain shares" resulting from the exercise of stock options or vesting of RSAs or RSUs granted under the applicable director plan. Net gain shares are the shares remaining after payment of the stock option exercise price and taxes owed with respect to the exercise or vesting event. All of our directors have achieved and maintain the ownership goal as of the date of this proxy statement.

2024 Director Compensation1

The following table sets forth information regarding the compensation earned by, or paid to, directors who served on our Board during 2024. As officers of Price Group, Mr. Sharps and Mr. August did not receive separate directors' fees, so they have been omitted from this table. Mr. Sharps and Mr. August each appear in our Summary Compensation Table as NEOs.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS[3,4]	ALL OTHER COMPENSATION[5]	TOTAL
Mark S. Bartlett	$141,000	$200,013	$10,000	$351,013
William P. Donnelly	$–	$351,507	$10,000	$361,507
Dina Dublon	$126,000	$243,300	$10,000	$379,300
Dr. Freeman A. Hrabowski, III[2]	$53,333	$26,130	$10,000	$89,463
Robert F. MacLellan	$–	$390,207	$10,000	$400,207
Eileen P. Rominger	$124,667	$200,013	$–	$324,680
Cynthia F. Smith	$124,500	$206,760	$–	$331,260
Robert J. Stevens	$–	$398,169	$–	$398,169
William J. Stromberg[2]	$187,500	$–	$–	$187,500
Sandra S. Wijnberg	$–	$373,308	$10,000	$383,308
Alan D. Wilson	$–	$484,362	$–	$484,362

30	T. Rowe Price Group

[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services in 2024. All other columns have been omitted.
[2]	Represents the fees earned by Dr. Hrabowski and Mr. Stromberg before their retirements at the 2024 Annual Meeting.
[3]	The following table represents the equity awards granted in 2024 to certain of the non-employee directors named above. Represents the full grant date fair value of RSAs or RSUs granted in accordance with FASB ASC Topic 718. The fair value was computed using the market price per share of Price Group common stock on the date of grant multiplied by the target number of units, as this was considered the probable outcome. In accordance with the 2017 Director Plan, each non-employee director was awarded a grant date value of $200,000. In addition, pursuant to our 2017 Director Plan, some directors elected to have their fees, which are typically paid semiannually, deferred into RSUs. The holders of RSUs also receive dividend equivalents in the form of additional vested RSUs on each of the Company's quarterly dividend payment dates. The award value or dividend equivalent value was converted to RSAs or RSUs, using the closing stock price of our common stock on the date of grant. Fractional shares were rounded up to the nearest whole share.

DIRECTOR	GRANT DATE	NUMBER OF RESTRICTED SHARES	NUMBER OF RSUs	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS
Mark S. Bartlett	5/8/2024	1,794		$200,013
William P. Donnelly	3/28/2024		35	$4,227
	5/8/2024		1,794	$200,013
	6/27/2024		56	$6,495
	6/28/2024		560	$64,574
	9/27/2024		66	$7,259
	12/27/2024		63	$7,341
	12/30/2024		541	$61,598
Dina Dublon	3/28/2024		87	$10,652
	5/8/2024	1,794		$200,013
	6/27/2024		93	$10,760
	9/27/2024		99	$10,876
	12/27/2024		95	$10,999
Dr. Freeman A. Hrabowski, III	3/28/2024		214	$26,130
Robert F. MacLellan	3/28/2024		106	$12,931
	5/8/2024	1,794		$200,013
	6/27/2024		113	$13,063
	6/28/2024		603	$69,532
	9/27/2024		127	$13,951
	12/27/2024		122	$14,109
	12/30/2024		585	$66,608
Eileen P. Rominger	5/8/2024	1,794		$200,013
Cynthia F. Smith	5/8/2024		1,794	$200,013
	6/27/2024		19	$2,225
	9/27/2024		21	$2,248
	12/27/2024		20	$2,274
Robert J. Stevens	3/28/2024		145	$17,718
	5/8/2024		1,794	$200,013
	6/27/2024		174	$20,122
	6/28/2024		512	$59,039
	9/27/2024		192	$20,973
	12/27/2024		183	$21,211
	12/30/2024		519	$59,093
Sandra S. Wijnberg	3/28/2024		97	$11,784
	5/8/2024	1,794		$200,013
	6/27/2024		103	$11,904
	6/28/2024		560	$64,574
	9/27/2024		116	$12,727
	12/27/2024		111	$12,871
	12/30/2024		522	$59,435

2025 Proxy Statement	31

DIRECTOR	GRANT DATE	NUMBER OF RESTRICTED SHARES	NUMBER OF RSUs	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS
Alan D. Wilson	3/28/2024		289	$35,194
	5/8/2024		1,794	$200,013
	6/27/2024		327	$37,777
	6/28/2024		577	$66,534
	9/27/2024		355	$38,898
	12/27/2024		340	$39,338
	12/30/2024		585	$66,608

[4]	The following table represents the aggregate number of equity awards outstanding as of December 31, 2024.

DIRECTOR	UNVESTED STOCK AWARDS	UNVESTED RSUs	UNEXERCISED OPTION AWARDS	TOTAL	VESTED RSUs
Mark S. Bartlett	1,794			1,794	–
William P. Donnelly		1,853		1,853	4,672
Dina Dublon	1,794			1,794	8,965
Robert F. MacLellan	1,794		17,668	19,462	12,085
Eileen P. Rominger	1,794			1,794	–
Cynthia F. Smith		1,853		1,853	–
Robert J. Stevens		1,853		1,853	15,955
Sandra S. Wijnberg	1,794			1,794	11,013
Alan D. Wilson		1,853		1,853	30,796

[5]	The amounts represent personal gifts matched by our sponsored T. Rowe Price Foundation to qualified charitable organizations.

32	T. Rowe Price Group

Risk Management Oversight

Overall

The Board is responsible for overseeing our risk management framework but has delegated certain specific activities to the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee. At each regular Board meeting, the committees report to the Board on the matters discussed at the committees' meetings, including on the risk matters delegated to each such committee. In addition, from a day-to-day perspective, the Board has entrusted the Management Committee to ensure that risks across the Company are identified, managed, and reported to the Board or its committees. Finally, the Board also considers our risk management framework during executive sessions of Board meetings, without management present. During these executive sessions, the lead independent director presides and then reports to the chair and to management any suggestions or actions for the Company to take.

Generally, the Board and its committees manage the risks for the Company with a long-term perspective but evaluate risks over a shorter or intermediate term to the extent these risks could impact the Company or its long-term prospects. From time to time, the Board and management engage with outside advisors, including outside legal counsel, consultants, financial analysts, and investment bankers, to ensure a thorough understanding of the risks to the Company and the industry at large and to consider options to position the Company to respond to these issues should they arise. Our senior management, including our chief financial officer, general counsel, and chief operating officer, periodically present to the Board on existing and emerging risks, and the Board discusses the same with management, to provide oversight to the risk management process. In addition, the Company has a chief risk officer, who reports to the chief operating officer, and a chief compliance officer, who reports to the general counsel. The chief risk officer and chief compliance officer each annually present to and meet with the Audit Committee. By having separate Risk and Compliance departments that report into the Management Committee and Audit Committee through separate individuals, management believes that key risks are identified and evaluated in a more complete and unbiased manner, with multiple escalation channels to ensure comprehensive analysis and disclosure.

Audit Committee

The Audit Committee oversees and evaluates the Company's significant risks disclosed in the Company's financial statements, including: (i) information technology and cybersecurity risks; (ii) business continuity and disaster recovery risks; (iii) ESG risks; (iv) employee relations and diversity, equity, and inclusion risks; and (v) legal and compliance risks. With respect to significant risks and exposures the Company faces, the Audit Committee receives information concerning the applicable risks and the steps taken to assess, monitor, and manage those risks from members of senior management, including the chief financial officer, general counsel, chief risk officer, head of internal audit, chief compliance officer, and other officers responsible for financial reporting. Based on these reports and their discussions with senior management, the Audit Committee makes recommendations as necessary to the full Board with respect to managing our overall risk.

Compensation Committee

The Compensation Committee is responsible for overseeing the Company's compensation policies, plans, and practices and for ensuring that they are reasonably designed in coordination with the Company's risk oversight policies, to not create incentives for unnecessary or excessive risk taking. The Compensation Committee is further responsible for managing risks related to succession planning for management through its oversight of succession plans and development actions for key strategic leadership roles. The Compensation Committee has delegated responsibility for the functioning of the Company's compensation programs to the Company's Management Compensation and Development Committee, composed of senior members of management including our CEO and president, CFO and treasurer, and head of Global Investments and CIO. The Management Compensation and Development Committee designs, develops, and maintains the Company's compensation programs and regularly reviews whether these programs incentivize or encourage unnecessary risk taking and then reports the same to the Compensation Committee. Based on these reports, the Compensation Committee reports and makes recommendations as necessary to the full Board with respect to managing our overall risk.

2025 Proxy Statement	33

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees risks related to Board succession and other corporate governance policies and practices. In addition, the Nominating and Corporate Governance Committee oversees the Company's policies concerning political expenditures and political activities and considers any risk to the Company resulting therefrom. The Nominating and Corporate Governance Committee is also responsible for overseeing the Company's risks related to all ESG issues and recommending specific actions to the Board related thereto. The Nominating and Corporate Governance Committee reports and makes recommendations as necessary to the full Board with respect to managing our overall risk.

Management Committee

The Management Committee is led by the CEO and president and comprises the Company's senior leadership team. The Management Committee oversees the execution of the Company's strategy and monitors and addresses the Company's risks, including risks related to major change initiatives, financial management, and changing regulatory requirements. The Management Committee also guides, reviews, and approves business activities of the Company, while maintaining the Company's risk tolerance, as set by the Board. The Company's Enterprise Risk Management Committee, composed of senior members of management including our chief risk officer, oversees the Company's risk management strategy on behalf of the Management Committee. The Enterprise Risk Management Committee develops and maintains the Company's risk management policies and procedures and regularly monitors the significant risks inherent to the business, including operational risk, strategic risk, investment performance risk, legal and compliance risk, technology and cyber risk, environmental and social risk, human capital risk, and financial risk.

Cybersecurity Oversight

Technology is a key component of our business operations, and cybersecurity is a significant consideration for the Company. T. Rowe Price has a holistic company wide approach to risk management, including material risks from cybersecurity threats. The Company's overall risk management activities are designed to identify, assess, report, and manage risks that could affect the Company in achieving its objectives and goals. This risk management framework operates across our business lines and integrates business operational resiliency and technology-related risks, such as cybersecurity threats. Although management is responsible for the Company's day-to-day cybersecurity operations, the Board oversees the Company's cybersecurity program. The Board does not delegate this responsibility to a committee, nor does the Board identify a cybersecurity expert to consider the Company's activities and make recommendations or provide advice to the Board. Instead, many of our directors have significant technology experience gained through their prior work experience and through their positions on other boards of directors, all of which provides the Board with insight and practical guidance in overseeing the Company's technology and operations as well as our continuing investment in and development of our cybersecurity program.

At each quarterly meeting, the Audit Committee receives an update concerning the Company's cybersecurity metrics. In addition, at least annually, the Board receives a technology and cybersecurity update from the Company's senior technology and information security leaders. The Board receives information concerning the Company's preparation for a cyber incident in order to understand how it would respond to a specific cybersecurity threat, along with the impact to its operations. As part of this process, the Board engages in various activities to stay abreast of the cyber landscape, including briefings led by third-party and management experts and discussions related to publicized cyber events in our industry and other industries. Our global information security team, in collaboration with our risk and internal audit teams and independent third parties, assesses cyber risks and adjusts our program as needed and reports the results of the same to the Board.

34	T. Rowe Price Group

Sustainability

Pursuing Opportunities for Clients

As an asset manager, we are a fiduciary first and foremost. We view climate change considerations through a fiduciary lens, with a focus on financial performance and risk management. For most of our clients, their sole objective is risk-adjusted financial performance. For these portfolios, integration of ESG-related risks and opportunities forms part of our fundamental research process. Some clients choose to extend their investment objectives beyond financial considerations alone, and in such cases, we will work with them to develop solutions that meet their needs. For example, in 2023, we introduced our Net Zero Transition framework, which can be applied to multiple vehicles and asset classes for clients who want to pursue net zero investment strategies. Another example is our suite of impact products, which offer opportunities for investors who are interested in both financial gains and sustainability goals. In 2024, our global impact funds gained approval to use the Sustainability Impact label under the UK's Sustainability Disclosure Requirements regime.

Corporate Sustainability

We publish a Sustainability Report that is reviewed and approved by the Nominating and Corporate Governance Committee. Additionally, our disclosures aligned to the Sustainability Accounting Standards Board and the Task Force on Climate-Related Financial Disclosures received limited assurance from an independent certified public accountant. We have set a target to achieve net zero Scope 1 and 2 emissions(1) by 2040, with an interim target of reducing emissions by 75% by 2030 compared with our 2021 baseline. These operational targets were approved by our Nominating and Corporate Governance Committee in February 2023. Both of these operational targets place us below the emissions reduction trajectory required to stay within a 1.5°C warming scenario. We will continue to address our emissions from business travel by partnering with Climate Vault, an award-winning nonprofit that has been designated by the Carbon Disclosure Project as a Carbon Reduction and Science Based Target initiative-accredited service provider. We are working to have 60% of global real estate environmentally certified by December 31, 2025.

(1)	Scope 1 (direct emissions from owned or controlled sources), Scope 2 (indirect emissions from the generation of purchased electricity, steam, or cooling), Scope 3 (all other indirect emissions from an organization's value chain).

2025 Proxy Statement	35

Human Capital

Our People Drive Our Success

At T. Rowe Price, our people are our greatest asset. Our culture of collaboration and diversity enables us to identify and challenge our best ideas to arrive at well-informed decisions for our clients. To attract and retain the highest-quality talent, we invest in the associate experience and develop talent and succession plans; deliver individual and firmwide training and development opportunities for our associates to learn and grow; and provide strong, competitive, and regionally specific benefits and programs that promote the health and wellness of our associates.

As of December 31, 2024, we employed 8,158 associates, an increase of 3.2% from 2023. We add temporary and part-time personnel to complement our staff from time to time to meet periodic and special project demands, primarily for technology and collective investment fund administrative services.

Investing in Our People

To help our clients achieve their long-term investment goals, we help our associates achieve their long-term career goals. We continuously seek to identify new opportunities for our associates to expand their experience and grow their skills while cultivating an environment that allows them to be and bring their best selves to work every day. As a result of our associates developing these skills, we can promote from within. We fill approximately one-third of our open positions with internal applicants, and most of our portfolio managers have been promoted from within. We facilitate the professional development of our associates by advancing their knowledge, skills, and experience; providing them access to in-person, virtual, and online training programs; and offering a generous tuition reimbursement program. Our comprehensive learning platform allows associates to grow in ways that matter to them, while offering customized and bespoke learning paths to build critical capabilities that advance our business priorities.

We encourage associates to participate in one of the four mentorship programs offered by the firm, which include mentoring, reciprocal mentoring, and mentor circle programs. Launched in 2022 and continuously enhanced, T. Rowe Price's mentorship program enrollment has grown across the firm.

We believe a critical driver of our firm's future growth is our ability to cultivate leaders. Our leaders balance business credibility, accountability, and leadership capability to maximize potential, drive client value, and activate our culture. Reflecting this, we offer leadership experiences that include a series of leadership speaker events and access to virtual and in-person leadership development programs led by professors at leading universities and institutions.

Attracting and Retaining Talent

We recruit and engage candidates with different backgrounds and experiences who bring new perspectives. Our talent acquisition team continually enhances our recruitment and outreach strategies for all qualified applicants. Our talent strategy has garnered recognitions, including Forbes' World's Best Employers, World's Most Admired Companies from Fortune, Top Workplaces Culture Excellence from Energage, and America's Most Responsible Companies from Newsweek, among others. Leveraging the talents and expertise of a diverse and inclusive workforce and providing access and opportunity to all associates is a business and cultural imperative.

We publish our Equal Employment Opportunity data on our website at troweprice.com/content/dam/trowecorp/Pdfs/eeo-fact-sheet.pdf. In addition, we publish our annual sustainability report, which includes transparency into our data, a copy of which can be found on our website at troweprice.com/corporate/us/en/what-we-do/esg-approach/esg-corporate.html.

An Inclusive Work Environment

Inclusion is at the center of our strategy as it is a performance multiplier for our workforce and enables us to drive outcomes for our clients. The backgrounds, talents, and insights of our global associate population allow us to embrace the ideas and perspectives that can lead to innovative outcomes. We emphasize maintaining a positive, welcoming, and collaborative culture, where everyone is encouraged to draw from their experiences, express their viewpoints, and take the

36	T. Rowe Price Group

initiative to help our clients and themselves succeed. From our Management Committee to our regional cross-functional senior leaders, we have a governance structure that ensures we have high standards for recruiting, hiring, mentoring, and developing talent as well as identifying opportunities to maximize our inclusion and diversity progress throughout business functions and associate-led networks.

We are committed to establishing a culture of open and transparent dialogue between our firm and associates. Associates actively participate in engagement surveys and focus groups, leading to multiple opportunities for collecting and acting on feedback to inform our future actions and for leaders to optimize the associate experience and make appropriate business decisions. This intentional strategy has resulted in an engaged and motivated workforce that shares a commitment to putting clients first.

How We Support Our Diverse Perspectives

Associate-led business resource groups and networks provide important perspectives that help shape our culture, especially in recruitment, talent acquisition, business development, and retention. These groups, which are open to all associates, are designed to increase engagement, promote education, support associate career development, extend our brand in the community, and present commercial opportunities for associates globally and the firm.

Experiential learning opportunities provide elevated visibility, access, and development to engage and support our associates. We provide access to external development programs to support the development plans and aspirations of our talent. In an effort to complement career development and mobility, resources and targeted learning sessions were provided in 2024 to cultivate a culture of sponsorship and maximize formal sponsorship relationships broadly across the organization.

Offering Benefits to Further Our Commitment

We offer employee benefit solutions, including both health care and retirement benefits, where applicable; fitness club reimbursement; life insurance; and an Employee Assistance Program to support well-being. Benefit competitiveness and design is assessed for a given country, and offerings reflect our global principles and local market practice. For example, retirement programs are uniquely designed to support associates in meeting retirement goals while also reflecting regional and country-specific practices in APAC, EMEA, and North America.

Focus on Family

We have always emphasized the importance of spending quality time away from work. In addition to generous vacation time, the firm offers fully paid maternity leave for birth mothers and fully paid parental leave to all new mothers and fathers. We also provide adoption assistance to associates looking to expand their families. In the U.S., the UK, and Canada, we offer our associates backup childcare and elder care. We also launched an APAC Family Program working group designed to support working parents and caregivers throughout the region in the workplace.

2025 Proxy Statement	37

Executive Compensation

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) provides an overview and analysis of our executive compensation philosophy, addresses the principal elements used to compensate our executive officers in 2024, and explains how our executive compensation design aligns with the Company's strategic objectives. We also address 2024 compensation decisions for NEOs and their rationale. This CD&A should be read together with the compensation tables that follow this section. Our NEOs for 2024 were as follows:

Robert W. Sharps	Jennifer B. Dardis	Glenn R. August	Josh B. Nelson	Eric L. Veiel

Chair, Chief Executive Officer and President	Chief Financial Officer and Treasurer	Chief Executive Officer of Oak Hill Advisors, L.P.	Head of Global Equity	Head of Global Investments and Chief Investment Officer

Executive Summary

Our compensation programs recognize and reward performance, with a focus on rewarding the achievements of our NEOs, as measured by a number of short-term and long-term factors. Those factors include:

•	the financial performance and stability of Price Group,
•	relative investment performance of our investment products, and
•	performance of our NEOs against predetermined corporate and individual goals.

Our compensation programs also reward NEOs for their contributions to the Company's culture, service quality, customer retention, risk management, corporate reputation, and quality and collaboration of our associates. A significant portion of our NEO compensation is performance-based and includes a material long-term incentive component tied to either Company stock performance or, in the case of Mr. August, tied to investment performance of certain sponsored investment products.

2024 Compensation Decisions for Our Chief Executive Officer

During 2023 and 2024, our Compensation Committee engaged with its compensation consultant to consider structural changes to how CEO compensation was determined and the total compensation paid. The Compensation Committee reviewed our peers' CEO compensation and determined that our CEO compensation was below peers and should be increased to reflect his contributions to the Company and his leadership through challenging markets. In addition, as a result of this analysis, the Compensation Committee identified several key compensation and performance targets that it believed would better demonstrate the link between our Company's performance and our CEO's compensation. The Compensation Committee approved an overall compensation target for our CEO to make it more comparable with his peers and restructured the CEO's incentive compensation awards (Incentive Compensation), to more closely align it with the Company's performance. As such, the Compensation Committee determined that 70% of our CEO's Incentive Compensation would be based on the achievement of certain quantitative measures and 30% on strategic goals. Furthermore for our CEO, 2024 Incentive Compensation was distributed approximately 50% in the form of cash from the AICP and 50% in the form of equity awards. The two graphics below shows the CEO's Incentive Compensation design and his overall compensation mix.

38	T. Rowe Price Group

CEO INCENTIVE COMPENSATION DESIGN	CEO COMPENSATION COMPOSITION

CEO Compensation Review for 2024

As previously discussed, following a review of peer CEO compensation awards, the Compensation Committee deemed a higher Incentive Compensation target was warranted for Mr. Sharps as a result of his stewardship of the Company and to reflect his role in guiding the Company through turbulent times.

Mr. Sharps' total compensation of $19.4 million included above-target Incentive Compensation, consistent with Company financial performance during the year, resulting in increases in both his annual bonus and the value of his long-term equity awards.

In addition, the Compensation Committee determined that a change to the mix of Incentive Compensation was desirable. Thus, Mr. Sharps' Incentive Compensation was adjusted so that approximately 50% of it would be composed of cash compensation and 50% would be long-term equity compensation. The result is that 66% of the increase in Incentive Compensation was in the long-term equity portion for Mr. Sharps. The total compensation aligns with the Company's overall performance during 2024, with consideration given to Mr. Sharps' contributions to the achievement of longer-term financial and strategic results discussed below and under "How We Aligned CEO Incentive Compensation to Company Performance in 2024" on page 48.

CEO COMPENSATION MIX 2024 VERSUS 2023

2024 Compensation Decisions for Other NEOs

The annual compensation for Ms. Dardis and Messrs. Nelson and Veiel also increased in 2024, consistent with Company financial performance and relative investment performance during the year. Our AICP, in which the majority of our NEOs participate, is funded as a percentage of net operating income (adjusted). Our long-term variable awards granted to nearly all of the NEOs have a potential vesting period over five years, split equally between time-based RSUs, which are subject to

2025 Proxy Statement	39

a three-year vesting schedule and performance-based RSUs, which are subject to a three-year performance goal followed by a two-year time-based vesting period, which, if achieved, would provide vesting in years four and five from the grant date.

2024 OTHER NEO COMPENSATION COMPOSITION

Annual compensation for Mr. August includes a separate bonus opportunity and long-term variable compensation components due to his leadership of our OHA subsidiary and is determined separately from our other NEOs, as described further below.

Executive Compensation Practices

The Compensation Committee continues to implement and maintain practices in our compensation programs and related areas that reflect responsible corporate governance practices. These include:

WHAT WE DO	WHAT WE DON’T DO

✓  Include all independent directors on the Compensation Committee.

✓  Impose stock ownership and retention requirements on our independent directors, executive officers, and other select members of senior management.

✓  Emphasize variable compensation based on performance, including long-term equity incentive compensation.

✓  Grant 50% of NEOs’ long-term equity award value as performance-based RSUs, with a three-year objective performance goal and two additional years of time-based vesting.

✓  Impose double-trigger vesting on acceleration of awards granted under our 2020 Long-Term Incentive Plan (2020 Plan) in the event we are acquired by another company.

✓  Engage an independent compensation consultant who provides services only to the Board and provides no other services to the Company or its management.

✓  Use a comprehensive risk management program designed to identify, evaluate, and control risks and our compensation and stock ownership programs work within this risk management framework.

✓  Have recoupment policies for both cash and equity incentive compensation in place for executive officers in the event of a material restatement of our financial results within three years of the original reporting.

✓ Take into account the input the Compensation Committee has received from stockholders and consider changes to our compensation program based on the same.

X      Allow executives or independent directors to short-sell Company stock or hedge to offset a possible decrease in the market value of Company stock held by them.

X      Provide excise tax gross-ups.

X      Pay dividends on unearned performance-based RSUs.

X      Accelerate the vesting of equity awards on an executive officer’s retirement.

X      Permit the repricing or exchange of equity awards in any scenario without stockholder approval.

X      Sponsor any supplemental executive retirement plans or provide significant perquisites and other personal benefits to our executive officers.

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Executive Compensation Philosophy and Objectives

Our NEO and overall compensation programs are designed to accomplish two core objectives:

•	attract and retain talented and highly skilled professionals with deep experience in investments, business leadership, and client service; and

•	maintain alignment of interests between our professionals and our stockholders by focusing on long-term performance and value creation, emphasizing appropriate risk taking, reinforcing a "client-focused" and collaborative culture, and rewarding associates for the achievement of strategic goals.

We believe NEO compensation should be straightforward, goal oriented, longer-term focused, transparent, and consistent with stockholder interests. In addition, NEO compensation should be linked directly to Company performance, as well as to individual success in achieving long-term strategic goals. As a result, the primary form of compensation to our NEOs and other employees is a combination of annual cash bonus payments tied to the performance of the Company and long-term equity awards subject to both performance and time-based vesting. Similarly, the primary form of compensation to the CEO of OHA and other OHA senior employees is generally a combination of annual cash bonus payments tied to the management and performance fees earned from products managed by OHA, along with carried interest, which is based on the investment performance of affiliated funds over a long-term time horizon. Because the amount of carried interest payable is directly tied to the realized investment performance of the OHA products, we believe this fosters a strong alignment of interests among the investors in those funds and the OHA CEO and OHA employees and thus benefits our stockholders. In addition, several of our competitors use participation in carried interest as an important compensation element, and we believe that we must do the same in order to attract and retain the most qualified personnel to lead business units where carried interest is an important feature.

Compensation Committee's use of Judgment in Determining Incentive Compensation

The Compensation Committee believes that thoughtful consideration of qualitative performance is a critical feature of the Company's executive compensation program. While the Compensation Committee uses financial and other metrics to evaluate the performance of our senior executives, our business is dynamic and requires us to respond rapidly to changes in market conditions and other factors outside our control that impact our financial performance. The Compensation Committee believes that sole reliance on a rigid, formulaic program based strictly on quantitative metrics could have unintended consequences, such as encouraging executives to place undue focus on shorter-term results at the expense of longer-term success of the Company. The Compensation Committee uses market data and performance metrics to establish ranges for incentive awards and applies its judgment to make compensation decisions for the NEOs, only after following an in-depth review of Company and individual performance, evaluating peer group pay and assessing qualitative factors relating to the Company's strategic priorities. In addition, the Compensation Committee solicits the CEO and president's recommendations for the other NEOs' compensation, as well as his views on their individual performance and contributions to the Company. We believe the thoughtful consideration of these additional factors allows the Compensation Committee to fully consider the overall performance of our executives over time, ensuring we attract and retain essential talent, all while maintaining the Company's positive long-term financial results.

2024 Say-on-Pay Results and Investor Outreach

The Annual Meeting provides our stockholders with the opportunity to:

•  evaluate our executive compensation philosophy, policies, and practices;

•  review the alignment of executive compensation with the Company's results; and

•  cast an advisory vote regarding the compensation paid to our NEOs.

At the 2024 Annual Meeting, our stockholders cast a nonbinding advisory vote on the compensation of the NEOs, including the changes to the CEO Incentive Compensation structure we included in the 2024 Proxy Statement. Approximately 94% of the shares voted at the 2024 Annual Meeting approved the 2023 compensation paid to our NEOs. The Compensation Committee welcomed this feedback and considered this outcome supportive of our approach to executive compensation. Our Compensation Committee considers the results of this say-on-pay vote in connection with setting our overall compensation philosophy, policies, and structure.

2025 Proxy Statement	41

Our Board understands the importance of executive compensation decisions and encourages open and constructive dialogue with our stockholders. Each year, we have discussions with our investors (including participation from our directors) to understand the executive compensation topics that matter most to them and to seek their views on our existing policies and practices. Investors we engaged with during 2024 reacted positively to the CEO compensation program changes we explained in the 2024 Proxy Statement and overall indicated that they appreciate our current compensation structure, including our pay mix and transparency as disclosed in our 2024 Proxy Statement. We consider the input of our stockholders, along with emerging best practices, to ensure alignment with our executive pay programs. We welcome feedback regarding our executive compensation programs and will continue to engage with our stockholders in 2025.

Based on these discussions and the results of our say-on-pay vote last year, the Compensation Committee believes that our stockholders support our overall executive compensation program.

Key Elements of 2024 NEO Compensation

Our compensation program consists primarily of three elements: non-variable cash compensation, annual variable compensation (in the form of cash bonuses), and long-term variable incentive compensation (in the form of equity awards and/or carried interest). Most NEO compensation is variable and performance based, aligned to Company and individual performance against goals. The Compensation Committee determines the appropriate level and mix of short-term and long-term awards for our NEOs to recognize annual performance and to encourage meeting our long-term strategic goals. A significant portion of Mr. August's compensation is tied to the performance of OHA-managed products, and he did not receive awards of Company stock during 2024.

Non-variable Compensation

Base Salary

Salary provides our NEOs a fixed compensation for the day-to-day performance of their job responsibilities. We have capped base salaries for all our employees, including NEOs, to not exceed $350,000 (or local currency equivalent). We believe that the majority of our NEOs' compensation should be variable in nature and tied to the performance of the Company.

Annual Variable Compensation

Annual Incentive Compensation Plan Bonus Pool

The AICP provides that, unless otherwise approved by the Compensation Committee, the maximum bonus pool for participating executives is equal to 5% of the Company's net operating income adjusted to exclude, if any, (i) the effects of goodwill impairment; (ii) the cumulative effect of changes in accounting policies or principles; (iii) gains or losses from discontinued operations; and (iv) unusual or nonrecurring gains, losses, or expenses. The Compensation Committee also established maximum individual bonuses as a percentage of the AICP formula; however, they retained the right to award an amount that was less than each NEO's maximum. The amounts awarded under the AICP are part of the Company's annual bonus program in which all employees are eligible to participate, except for those supporting the OHA business. The OHA CEO, along with all OHA employees, are not eligible to participate in the AICP, as they participate in a separate incentive program that was contractually agreed to at the time of the acquisition, as further described below.

The Company's annual bonus program is managed by the Compensation Committee and the Management Compensation and Development Committee and is funded based on the Company's financial results. Additional considerations include the Company's investment performance, service quality for clients, and progress toward stated objectives relating to the Company's long-term strategies.

OHA Compensation Pool (OHA Pool)

In connection with our acquisition of OHA in 2021, the Company agreed that employees who work at OHA, including Mr. August, would be eligible to receive an allocation of a defined percentage of the management fees and current performance fees paid to OHA during the year, which constitutes the OHA Pool. On an annual basis, participants are awarded a cash bonus from this OHA Pool based on the participant's allocation percentage as determined by OHA's CEO. The Compensation Committee oversees the allocations Mr. August receives from the OHA Pool. Because the aggregate amount of compensation payable through the OHA Pool is directly tied to the performance of the investment products OHA

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manages, this fosters a strong alignment of interests between the investors in those products and the NEOs supporting OHA, and this alignment benefits our stockholders.

Long-Term Variable Incentive Compensation

Long-Term Equity Awards

We believe our long-term equity program is a significant factor in maintaining a strong correlation between the compensation of our top managers and professionals, including our NEOs, and the long-term interests of our clients and stockholders. In the case of our NEOs, we split the long-term equity awards equally between time-based and performance-based awards to emphasize long-term stockholder alignment for our NEOs. Our long-term equity awards have a potential vesting period over five years, with the time-based RSUs subject to a three-year vesting schedule beginning on the one-year anniversary following the grant date and performance-based RSUs subject to a performance goal, which, if achieved, would vest equally on the fourth and fifth anniversary of the grant date.

Performance-based RSUs are subject to a three-year performance period that begins on January 1 of the year following the grant and ends on December 31 of the third year following the grant. The performance goal for the performance-based RSUs is the Company's operating margin relative to peers. The number of performance-based RSUs earned, if any, is determined by comparing the Company's operating margin with the average operating margin of a peer group for the same period. Any performance-based RSUs earned after the three-year performance period will vest in equal annual installments beginning in December of the year following the end of the performance period (years four and five after the grant).

Equity awards reflect long-term value added by the individual as well as their potential for future contributions. The total award granted to an NEO from year to year also reflects individual performance and an assessment of compensation positioning versus the market. The ultimate value realized from an equity award fluctuates with the Company's stock price, thus aligning NEO pay with stockholder interests.

The Compensation Committee did not approve any long-term equity awards to Mr. August in 2024, due to his long-term variable incentive compensation being directly tied to OHA results in the form of carried interest.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We generally grant equity awards in connection with annual compensation decisions at year-end, or when a new employee is hired. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we did not make awards to any NEO during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or annual report on Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Carried Interest

During 2024, Mr. August, or entities he controls, received distributions of carried interest with respect to certain OHA funds. Such funds are structured so that the general partner is entitled to a disproportionate allocation of income otherwise available to the limited partners of such fund, commonly referred to as carried interest. Carried interest is typically structured as a distribution of net proceeds available for distribution from the applicable fund after the return of capital and certain preferred and other distributions as set forth in the fund agreement. Timing of cash distributions of carried interest to a fund's general partners depends on the timing of the cash realizations of the investments owned by the OHA funds. While the Company owns a controlling equity interest in these general partners, entities controlled by Mr. August and other OHA senior professionals also have a direct interest in the general partners and, as a result, the carried interest earned from certain OHA funds. Because the aggregate amount of carried interest payable to Mr. August, or entities he controls, is directly tied to the performance of the corresponding OHA funds, we believe this fosters a strong alignment of interests with the investors in those funds and that this alignment benefits our stockholders. In addition, most alternative asset managers use participation in carried interest as a significant element of compensation for their professionals and is critical in order to retain and incentivize such professionals.

For proxy statement reporting and financial accounting purposes, we treat the income allocated to OHA personnel who participate in the carried interest generated by OHA funds as compensation. The amount of carried interest realized and allocated to Mr. August is reflected as "All Other Compensation" in the Summary Compensation Table.

2025 Proxy Statement	43

Other Compensation and Benefits

Defined Contribution Plan

Our U.S. retirement programs provide retirement benefits based on participant elective deferrals, Company contributions, and the investment performance of each participant's account. For 2024, we contributed $230,000 to these programs for the NEOs as a group. We provide these programs to all U.S. employees in order to assist them in their retirement planning. The contribution amounts are based on plan formulas that apply to all U.S. employees.

Supplemental Savings Plan

The Supplemental Savings Plan provides certain senior officers, including the NEOs, the opportunity to defer receipt of a portion of their cash incentive compensation earned for a year during which services are provided. The officer can defer payment on up to 50% of their annual cash incentive, limited to $2 million annually. The amounts deferred are adjusted in accordance with the hypothetical investments chosen by the officer from a list of products offered under our U.S. retirement program. The officer must specify if they would like to receive payment as a lump-sum or up to 10 annual installments upon separation of service. Additionally, the officer may elect to receive a lump sum payment while still employed in as little as five years. See our Nonqualified Deferred Compensation Table on page 71 for more information.

The amounts deferred are adjusted in accordance with the hypothetical investments chosen by the officer. Prior to 2021, any amounts deferred were required to be deferred for a period of at least two years but could be deferred for a longer period or until termination of employment. In 2020, the Supplemental Savings Plan was amended, with the changes beginning with deferrals of 2021 compensation. As a result of the changes, the maximum permitted deferral is now the lesser of 50% of cash incentive compensation or $2 million, the minimum deferral period is at least five years, the maximum number of installment payments is 10 years, and participants now have the option to elect an automatic lump-sum payment upon termination prior to age 58 (or age 55 for our UK associates). For deferrals in 2024, the automatic lump-sum payment upon termination prior to age 55 will apply to all employees.

Perquisites and Other Personal Benefits

We do not provide significant perquisites or other personal benefits to our executive officers. For Mr. August, we provide certain accounting, tax, and legal services to certain entities he controls and that are limited partners in certain affiliated partnerships. Additionally, the Compensation Committee has approved the payment of fees to the Federal Trade Commission for any filings required to be made by our executive officers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), as amended, as a result of their stock ownership of the Company. The executive officer is responsible for any taxes due as a result of the Company paying the HSR Act filing fees and is not provided a tax gross-up payment. In connection with the Company's sponsorship of certain events and partnerships with various organizations and venues, certain perquisites, including event tickets, travel, and accommodations, may be made available to our NEOs. These perquisites had no additional aggregate incremental cost to the Company but are included in the All Other Compensation column of the Summary Compensation Table based on an estimated value to our NEOs. In addition, the Company may be offered opportunities to purchase tickets to special events through sponsorships or relationships we maintain, and our executive officers may utilize these opportunities and purchase the tickets themselves.

Post-employment Payments

Other than Mr. August, we have not entered into severance or other post-employment agreements with any of our NEOs. Consequently, we generally do not have any commitments to make post-employment payments to them. Under the terms of Mr. August's employment agreement, if his employment is terminated by the Company without "cause" or by him for "good reason" (each as defined in the employment agreement), in addition to accrued benefits, he will be entitled to: (i) 12 months of base salary continuation; (ii) a prorated portion of his annual bonus for the year in which termination occurs, if any, based on actual results for such year and payable at the same time bonuses for such year are paid to other senior executives of the Company; and (iii) subject to his eligibility and timely election, the Company will pay the employer-paid portion of his COBRA coverage for 12 months following termination. Mr. August's receipt of severance benefits, other than accrued benefits, is subject to his execution and nonrevocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants contained in his employment agreement. Pursuant to his employment agreement, Mr. August will be subject to noncompetition and employee and customer nonsolicitation and noninterference covenants during employment and for two years following termination, as well as ongoing confidentiality obligations.

44	T. Rowe Price Group

All agreements for stock option and stock awards granted to employees from our equity plans include provisions that provide for the acceleration of the vesting of outstanding equity awards upon the grantee's death or termination of employment due to total disability and for "double trigger" vesting acceleration in the event the equity incentive awards are not terminated as part of the change-in-control transaction. This means that in such a circumstance, accelerated vesting only occurs if, at the time of or within 18 months after the change-in-control transaction, a participant's employment is terminated involuntarily without cause or the participant resigns with good reason (generally requiring a material diminution in authority or duties, material reduction in compensation, or relocation by a substantial distance). If the acquiring entity requires that we terminate outstanding equity incentive awards as part of the change-in-control transaction, vesting also will accelerate and award holders will be given an opportunity to exercise outstanding stock options before such termination. The Compensation Committee can modify or rescind these provisions or adopt other acceleration provisions. See our Potential Payments on Termination or Change in Control on page 71 for further details.

Overview of Compensation Elements

Non-variable Compensation

ELEMENT	KEY FEATURES	PURPOSE
Base Salary

•   Fixed annual cash amount.

•   Salary paid to our most senior personnel in the U.S. has been capped at $350,000 since 2005.

•   Salaries for personnel outside the U.S. are also capped at comparable levels of local currency.

•   Represents a small component of total compensation, so that most of NEO compensation is dependent on variable performance-based annual incentive compensation as well as long-term equity incentives and/or carried interest.

Annual Variable Compensation

ELEMENT	KEY FEATURES	PURPOSE
AICP

•   Performance based and represents a material portion of the NEO’s total compensation.

•   Administered by the Compensation Committee.

•   Part of the Company’s annual bonus pool, in which most employees participate. Executive officers and other employees engaged in the OHA business participate in the OHA Pool and not the AICP or the Company’s overall bonus pool.

•   Sets an aggregate maximum bonus pool for eligible NEOs based solely on Company financial performance in the current year. The Compensation Committee annually determines the maximum percentage of the total AICP pool, which serves as a limit on the amount that can be awarded to each NEO.

•   Actual bonus amounts reflect the Company’s financial and operating performance relative to annual goals and objectives plus individual performance and contributions.

•   Actual bonus amounts for each NEO are typically lower than the maximum amount under the plan.

•   Provides structure for incentive compensation and, coupled with the use of judgment by the Compensation Committee, aligns cash compensation to the Company’s annual performance.

•   Rewards NEOs for achievement of annual Company goals and objectives of our long-term strategy.

•   Provides competitive cash compensation to attract and retain diverse high-quality talent.

OHA Employees Only
OHA Pool	• Represents a fixed percentage of the management fees and current performance fees earned from OHA-managed funds. • Represents an annual bonus program for all OHA employees.	• Creates a strong link between realized compensation for an NEO who is an executive of OHA and performance of the OHA-managed funds.

2025 Proxy Statement	45

Long Term Variable Incentive Compensation

ELEMENT	KEY FEATURES	PURPOSE
Long-Term Equity Awards

•  Represents a significant portion of total compensation and are earned over five years.

•  The grant value for each NEO reflects their level of corporate management and functional responsibility, competitive assessment of similar roles within the marketplace, individual performance, and expected future long-term contributions.

•   For 2024, 50% of the long-term equity award for NEOs were in performance-based RSUs tied to the attainment of a three-year objective performance goal.

•   An NEO can earn 0%-100% of the performance RSUs based on the Company’s operating margin relative to the average operating margin for peers over the same period. If the Company achieves the three-year objective performance goal for the period 2025 through 2027, these awards would vest 50% per year starting in December 2028.

•   The remaining 50% of the long-term equity award for NEOs were time-based RSUs that vest at 33⅓% per year starting in December 2025.

•   Grants are awarded at the regularly scheduled December meeting of the Compensation Committee.

•   Creates a strong link between NEO realized compensation and stock performance.

•   Provides a significant incentive to protect and enhance stockholder value and profitability.

•   Enhances the link between compensation and long-term Company performance through performance-based RSUs.

•   Provides competitive compensation to attract and retain diverse high-quality talent.

OHA Employees Only
Carried Interest	• Represents the amount of net proceeds of certain OHA funds that are available for distribution pursuant to the funds’ partnership agreement, at the discretion of the funds’ general partner, and distributed in accordance with the allocation provisions set forth in the funds’ partnership agreement.	• Creates a strong link between realized compensation of an NEO who is an executive of OHA and performance of the business they manage.

Other Compensation Benefits

ELEMENT	KEY FEATURES	PURPOSE
Defined Contribution Plan	• Offers our NEOs and all of our employees the opportunity to invest for their retirement. • Company contributions occur in conjunction with employee contributions in accordance with U.S. tax laws.	• Encourages our employees to be invested in the Company’s business and products over a long period of time. • Provides an attractive compensation program to retain high-quality talent.

Supplemental Savings Plan

•   Provides our NEOs and other senior employees the opportunity to defer receipt of a portion of their cash incentive compensation.

•   The deferral grows tax-deferred and is indexed to the value of products we offer.

•   Provides employees the opportunity to select the hypothetical investments that their deferral will be indexed to.

• Encourages our employees to be invested in the Company’s business and products over a long period of time. • Provides attractive compensation program to retain diverse high-quality talent.

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Compensation Policies and Practices

Compensation Recoupment Policies

Our Board has adopted a Policy for Recoupment of Incentive Compensation for executive officers of the Company. This policy provides that, in the event of a determination of a need for a material restatement of the Company's financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any executive officer received incentive compensation, including equity awards, based on the original financial statements that in fact was not warranted based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement. The actions the Board could elect to take against a particular executive officer include: the recoupment of all or part of any cash incentive or other incentive compensation paid to the executive officer, including recoupment in whole or in part of equity awards; disciplinary actions, up to and including termination; and/or the pursuit of other available remedies, at the Board's discretion.

In addition, effective for compensation awarded for periods beginning on or after October 2, 2023, the Board adopted an Erroneously Awarded Compensation Recoupment Policy (Recoupment Policy) as required by the Dodd-Frank Act. The Recoupment Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation following accounting restatements from persons who served as an executive officer of the Company at any time during the performance period for such incentive-based compensation and who received such compensation during the three fiscal years preceding the date on which the Company is required to prepare an accounting restatement. The compensation to be recovered is the amount in excess of what would have been paid based on the restated results. Recovery will be required on a "no fault" basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements.

Stock Ownership Guidelines

We have a stock ownership policy covering our executive officers. This policy provides that our NEOs, our other executive officers, and the members of our Management Committee are expected to reach levels of ownership determined as a stated multiple of an executive's base salary within five years from the date when the executive assumed their position. The stated ownership multiples are 10 times base salary for the Chair, CEO and president, five times base salary for members of our Management Committee; and three times base salary for the remaining executive officers. For purposes of the guidelines, unvested RSUs are counted in an officer's total ownership, but unexercised stock options, both vested and unvested, are not counted. Once the officer reaches the ownership target, the number of shares needed to reach the level is expected to be retained. All of our NEOs have satisfied the applicable stock ownership multiple.

2024 Compensation Decisions

During 2023 and early 2024, the Compensation Committee considered changes to the Incentive Compensation program for NEOs. The Compensation Committee reviewed and discussed compensation and governance trends, and engaged with its compensation consultant to determine how to structure NEO incentive compensation for 2024. While the Compensation Committee continues to believe a rigid formulaic program based strictly on quantitative metrics could have unintended consequences, the Compensation Committee determined that for 2024 our CEO Incentive Compensation would reflect a more structured approach.

For the NEOs other than the CEO, the Compensation Committee considered their contributions to the Company's strategic imperatives when setting the compensation in 2024, as well as their contributions to the related annual goals described below. The Compensation Committee considered each NEO's individual contributions to the achievement of these key goals and the NEO's individual performance in their functional responsibilities. These broader goals included overall Company financial results, investment performance and progress on product goals, net flows and progress on distribution goals, major program execution and progress on shared services goals, and governance and talent development. The Compensation Committee also looked to maintain reasonable alignment between the compensation of the NEOs and other senior personnel in order to retain talent and maintain an internally consistent compensation environment.

2025 Proxy Statement	47

How We Aligned CEO Incentive Compensation to Company Performance in 2024

For 2024, our Compensation Committee changed our CEO's compensation structure to more closely link the CEO's Incentive Compensation with the Company's performance. Additionally, the Compensation Committee established a target Incentive Compensation for the CEO, representing an increase from the prior year's compensation, to be better aligned with CEOs at peer firms. At the beginning of 2024, the Compensation Committee approved the following framework for our CEO's Incentive Compensation:

•	Incentive Compensation shall be approximately 50% in the form of cash, and 50% in the form of equity awards.

•	Target Incentive Compensation for the CEO was set at $16,650,000, with a threshold of $10,650,000 and a maximum of $22,650,000.

•	Incentive Compensation was based 70% on quantitative financial measures and 30% on qualitative strategic measures.

•	The Compensation Committee established a range (threshold to maximum) of outcomes for each measure resulting in the potential outcome of the scorecard being between 0% and 136% of the target.

•	The quantitative financial measures approved by the Compensation Committee were:

•	2024 Adjusted Operating Margin (defined below)

•	Company's Relative Investment Performance (defined below)

•	Company's Relative Organic Growth Rate (defined below)

•	The qualitative strategic measures approved by the Compensation Committee were:

•	Compensation Committee's assessment of the CEO's performance against strategy, operations, and technology categories of the Company's annual scorecard.

•	Compensation Committee's assessment of the CEO's performance against talent and assessment of succession planning categories of the Company's annual scorecard.

The graphic below reflects which portion of the CEO's target Incentive Compensation was tied to each element.

CEO INCENTIVE COMPENSATION ELEMENTS

•	Adjusted Operating Margin is defined as non-GAAP Operating Income divided by non-GAAP Revenue, adjusted in accordance with measures disclosed in the Company's 2024 Annual Report on Form 10-K and/or the Company's Q4 2024 earnings release supplements.

•	Relative Investment Performance is defined as outperformance for (i) the Company's U.S. mutual funds' performance against peers as reported on page 52, (ii) the Company's U.S. mutual funds' performance against passive peers as reported on page 52, and (iii) the Company's Composites performance against benchmarks as reported on page 52, calculated based on the average of the one-, three-, and five- year periods ended December 31, 2024, both on the percentage of absolute number of funds/composites, and AUM weighted.

•	Relative Organic Growth is based on the Company's organic growth less Active Industry organic growth. Active Industry organic growth is measured as Active U.S. Mutual Funds and Exchange-Traded Funds (excluding Money Market Funds) combined with Active Institutional (excluding cash management strategies). Organic Growth is defined as Net Flows divided by start-of-year AUM.

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CEO Pay Determination

Based on the Company’s performance, the table below shows how the Compensation Committee calculated Mr. Sharps’ pay for 2024. CEO Incentive Compensation for 2024 reﬂects this holistic assessment of the Company’s performance, including the Compensation Committee’s acknowledgment that it set challenging targets grounded in the expectation that the industry would continue to face downward revenue and earnings pressures driven by secular trends, as well as the imperative that management continue to ensure that the Company is positioned to meet clients’ evolving needs, while driving long-term growth. The Compensation Committee chose the quantitative metrics identiﬁed as the key measures that would reﬂect a successful year for the Company.

Step 1–Quantitative Assessment of Company Performance

		2024	2024	2024
INCENTIVE COMPENSATION METRIC	WEIGHT	TARGET	PERFORMANCE	OUTCOME
				Very Good to
Adjusted Operating Margin	30%	31.8%	37.4%	Exceptional
Relative Investment Performance	25%	55.0% exceeding	51.6%	Below Expected
		Greater than market		Slightly Above
Relative Organic Growth Rate	15%	rate of growth at (3.1)%	(3.0)%	Expected

Step 2–Qualitative Assessment of Company Performance

		2024
INCENTIVE COMPENSATION METRIC	WEIGHT	OUTCOME
CEO’s performance against strategy and
operations/technology categories of the
Company’s scorecard.	20%	Very Good
CEO’s performance against talent and
assessment of succession planning categories of the
Company’s scorecard.	10%	Very Good

Based on our results for 2024, the Compensation Committee approved a total CEO Incentive Compensation award of $18,942,078 or 114% of the targeted amount, with $9,522,000 awarded as a cash incentive and $9,420,078 awarded in the form of equity awards. Although the CEO’s Incentive Compensation uses a formulaic approach, the Compensation Committee retains discretion in administering it, including discretion in choosing and approving goals, assessing strategic and operational results, and modifying payouts, if it deems appropriate. The Compensation Committee did not use additional discretion beyond the calculated results when determining the final 2024 CEO Incentive Compensation award.

Non-variable Compensation

In keeping with the Company’s commitment to pay for performance, the maximum base salary of $350,000 for NEOs in the U.S. has remained unchanged since 2005. The Compensation Committee did not make any changes to base salaries for the NEOs in 2024

Variable Compensation

At the end of 2023, the Board approved goals for 2024, which the Compensation Committee then used to evaluate 2024 NEO performance. These goals were designed to promote a team-oriented structure that operates in the best long-term interests of clients, associates, and stockholders. Long-term goals include the objective to recruit, develop, and retain diverse associates of the highest quality while creating an environment of collaboration and continuing to reward individual achievements and initiatives. This focus on our associates is intended to create a combination of talent, culture, and processes that will enable us to achieve superior investment results, market our products eﬀectively, and deliver outstanding service on a global basis.

2025 Proxy Statement	49

Specific goals established for 2024 consisted of the following:

Investment Performance and Capabilities

●   Sustain excellent long-term investment performance across the franchise and improve performance in large-cap growth equity strategies.

●   Broaden footprint and reputation in private markets and strengthen private investment opportunity pipeline.

●   Evolve products and solutions to address market needs.

●   Mature and expand strategic platform tools; ensure execution of critical infrastructure enhancements.

●   Attract, develop, and retain top investment talent, fostering relationship development among analysts and portfolio managers.

●  Support execution of key technology and operation related initiatives to reduce reliance on legacy/end-oflife systems and build/improve the investment data platform.

Distribution and Product Capabilities

●   Improve aggregate gross and net flow results and execute key distribution initiatives across all channels.

●   Enhance client engagement, including providing greater insight into portfolios and investment process.

●   Deliver a global approach to client experience that aligns with our client-first mentality.

●   Increase B2B sales activities through sales intelligence and insights utilizing consolidated data outputs and data science.

●   Launch CIO to CIO program.

●   Increase sales intelligence delivery and U.S. advisor penetration.

●   Improve brand health and reach globally.

●   Deliver improvements in global marketing organization and total cost of marketing.

Corporate Strategy and Financial Results

●   Drive expected outcomes and execute plans for strategic pillars, including achieving milestones and success measures.

●   Manage expenses in the face of market uncertainty to balance investment in the business with near-term impact on operating income, earnings per share (EPS), return of capital and capacity for mergers and acquisitions.

●  Deliver and monitor savings initiatives, which are used to fund strategic priorities.

Operations, Technology and Talent

●   Bolster foundational capabilities across our data and technology infrastructure.

●   Execute operations and technology development plans in support of both strategic and business unit priority initiatives.

●   Deliver milestones for planned foundational support capabilities and cross-functional priorities.

●   Remain an employer of choice for diverse top talent.

Below is a summary of results for key measures that the Compensation Committee considered when assessing NEO performance and making annual and long-term incentive compensation decisions for 2024.

50	T. Rowe Price Group

2024 Financial Performance Highlights

Our net revenues and earnings per share increased over the last five years. Results for 2024 in comparison to the prior two years and 2019 (five years) are as follows:

ASSETS UNDER MANAGEMENT (in billions)	NET REVENUE (in billions)	NET OPERATING INCOME (in billions)	OPERATING MARGIN

NET INCOME ATTRIBUTABLE TO TRPG (in billions)	DILUTED EARNINGS PER SHARE	NON-GAAP DILUTED EARNINGS PER SHARE	CASH RETURNED TO STOCKHOLDERS (in billions)

●	Our AUM increased 11.2% from 2023 and our $6.4 billion in 2024 investment advisory fees were 12.1% higher than 2023.
●	Our overall financial condition remains strong, as we finished 2024 with $10.3 billion of stockholders’ equity attributable to T. Rowe Price and $3.1 billion of cash and discretionary investments. We also had redeemable seed capital investments in sponsored investment products of $1.3 billion at December 31, 2024.
●	Our strong balance sheet and operating results enabled us to return $1.5 billion, or 70% of the net income attributable to T. Rowe Price for 2024, to stockholders through dividends and share repurchases. In 2024, we increased our annual recurring dividend for the 39th consecutive year by 1.6%. Dividends and stock repurchases vary depending upon our financial performance, liquidity, market conditions, and other relevant factors.

2025 Proxy Statement	51

2024 Strategic Performance Highlights

Investment Performance1

●	Strong investment performance and brand awareness are key drivers in attracting and retaining assets—and to our long-term success. The following presents investment performance for the 1-, 3-, 5-, and 10-year periods ended December 31, 2024. Past performance is no guarantee of future results.

	1 YEAR	3 YEARS	5 YEARS	10 YEARS
% of U.S. mutual funds that outperformed Morningstar median[2,3]
Equity	51%	51%	46%	67%
Fixed Income	48%	52%	55%	63%
Multi-Asset	63%	63%	69%	82%
All Funds	54%	56%	56%	70%
% of U.S. mutual funds that outperformed passive peer median[2,4]
Equity	55%	47%	43%	55%
Fixed Income	52%	52%	61%	63%
Multi-Asset	55%	60%	68%	64%
All Funds	54%	53%	56%	60%
% of composites that outperformed benchmarks[5]
Equity	39%	29%	40%	61%
Fixed Income	60%	45%	56%	73%
All Composites	48%	36%	46%	65%

AUM-Weighted Performance	1 YEAR	3 YEARS	5 YEARS	10 YEARS
% of U.S. mutual funds that outperformed Morningstar median[2,3]
Equity	56%	58%	48%	80%
Fixed Income	65%	61%	63%	78%
Multi-Asset	70%	68%	90%	94%
All Funds	60%	60%	59%	83%
% of U.S. mutual funds that outperformed passive peer median[2,4]
Equity	63%	36%	29%	56%
Fixed Income	68%	67%	85%	73%
Multi-Asset	70%	58%	95%	95%
All Funds	65%	42%	48%	66%
% of composites that outperformed benchmarks[5]
Equity	50%	21%	42%	53%
Fixed Income	65%	37%	47%	69%
All Composites	52%	24%	43%	55%

●	As of December 31, 2024, 54 of 90 (60%) of our rated U.S. mutual funds (across primary share classes) received an overall rating of 4 or 5 stars. By comparison, 32.5% of Morningstar’s fund population is given a rate of 4 or 5 stars(6). In addition, 64.0%(6) of AUM in our rated U.S. mutual funds (across primary share classes) ended 2024 with an overall rating of 4 or 5 stars.

[1]	The investment performance reflects that of T. Rowe Price-sponsored mutual funds and composites AUM.

[2]	Source: © 2025 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

[3]	Source: Morningstar. Primary share class only. Excludes money market mutual funds, funds with an operating history of less than one year, T. Rowe Price passive funds, and T. Rowe Price funds that are clones of other funds. The top chart reflects the percentage of T. Rowe Price funds with 1-, 3-, 5-, and 10- year track record that are outperforming the Morningstar category median. The bottom chart reflects the percentage of T. Rowe Price funds AUM that has outperformed for the time periods indicated. Total fund AUM included for this analysis includes $322 billion for 1 year, $318 billion for 3 years, $317 billion for 5 years, and $316 billion for 10 years.

52	T. Rowe Price Group

[4]	Passive Peer Median was created by T. Rowe Price using data from Morningstar. Primary share class only. Excludes money market mutual funds, funds with an operating history of less than one year, funds with fewer than three peers, T. Rowe Price passive funds, and T. Rowe Price funds that are clones of other funds. This analysis compares T. Rowe Price active funds with the applicable universe of passive/index open-end funds and ETFs of peer firms. The top chart reflects the percentage of T. Rowe Price funds with 1-, 3-, 5-, and 10- year track record that are outperforming the passive peer universe. The bottom chart reflects the percentage of T. Rowe Price funds AUM that has outperformed for the time periods indicated. Total AUM included for this analysis includes $306 billion for 1 year, $302 billion for 3 years, $262 billion for 5 years, and $257 billion for 10 years.
[5]	Composite net returns are calculated using the highest applicable separate account fee schedule. Excludes money market composites. All composites compared with oﬃcial GIPS composite primary benchmark. The top chart reflects the percentage of T. Rowe Price composites with 1-, 3-, 5-, and 10 -year track record that are outperforming their benchmarks. The bottom chart reflects the percentage of T. Rowe Price composite AUM that has outperformed for the time periods indicated. Total AUM included for this analysis includes $1,423 billion for 1 year, $1,420 billion for 3 years, $1,418 billion for 5 years, and $1,367 billion for 10 years.
[6]	The Morningstar RatingTM for funds is calculated for funds with at least a 3-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. Morningstar gives its best ratings of 5 or 4 stars to the top 32.5% of all funds (of the 32.5%,10% get 5 stars and 22.5% get 4 stars). The Overall Morningstar RatingTM is derived from a weighted average of the performance figures associated with a fund’s 3-, 5-, and 10- year (if applicable) Morningstar RatingTM metrics.

Distribution and Product Capabilities

In 2024, we progressed the execution of our strategic initiatives and key programs. Highlights from the year include:

●	Exceeded gross sales goals, and our active ETF business continued to grow momentum.

●	We made meaningful progress in executing our strategic initiatives for Wealth, Global Growth, Individual Investors, and our operating strategy.

●	We launched several new products to support strategic priorities, including ETFs and separately managed accounts, and drove placements with key distribution partners.

Corporate Strategy and Financials

We have managed our financials to fund investment for growth through savings programs and to respond to market conditions. This includes:

●	Executed expense savings to control costs and managed corporate spend on strategic initiatives to optimize results.

●	Paid dividends in 2024 equal to $1.1 billion, or $4.96 per share, and bought back nearly 3.0 million common shares at an average price of $112.57 per share.

Operations, Technology, and Talent

●	We made progress with initiatives driving key strategic priorities for the organization, including advancing our technology strategy.

●	Managed employee turnover, including within the investment division.

2025 Proxy Statement	53

Individual Performance Considerations

In addition to contributions to 2024 priorities, and the Company’s financial and strategic performance highlighted in the executive summary on page 51, the Compensation Committee considered the following individual contributions when determining 2024 compensation for our NEOs.

Robert W. Sharps

Chair, Chief Executive Officer and President

ROLE CONSIDERATIONS

●    Leadership, responsibility, and performance as Chair, CEO and president and chair of our Executive, Management, Strategy, and Management, Compensation and Development Committees.

INDIVIDUAL ACHIEVEMENTS

Chair

●    Provided overall leadership for the Company fostering open discussion and facilitating timely and effective decision-making, both for executive management and at the Board.

Financial Results

●    Reached $1.61 trillion in AUM as of December 31, 2024, an 11.2% increase from 2023.

●    Meaningfully improved net outflows in 2024—reducing by nearly half year over year.

●    Generated close to $7.1 billion in 2024 net revenue, up 9.8% from 2023.

●    Returned $1.5 billion to stockholders in 2024 through recurring dividends and share repurchases, while also prioritizing investments in strategic initiatives, talent, and new client capabilities.

●    Increased the quarterly dividend for the 38th consecutive year.

Investment Performance

●    Sustained strong long-term investment performance, grounded in an active, rigorous approach to research and alpha-generating insights.

●    Maintained strong retention among investment professionals, with average tenure for our portfolio managers exceeding 17 years.

●    Deepened our capabilities in data sciences, machine learning, and predictive models—with 280 investors now using our artificial intelligence (AI) tool, Investor Copilot, a custom chatbot embedded within the private environment of our research platforms, to summarize proprietary research and surface insights.

Corporate Strategy

●    Led the continued refinement and execution of the corporate strategy to position the firm as a leading provider of investment solutions at scale and across a range of client types.

●    Closed 2024 with demonstrated progress against our success measures, including improved net new flows, gross sales, and client service metrics.

Retirement Leadership

●    Extended our retirement leadership position with the launch of innovative retirement solutions, including Personalized Retirement Manager and Managed Lifetime Income.

●    Helped clients navigate change and achieve better outcomes with the Social Security Optimizer tool and Five-Dimensional Framework.

●    Remained an industry leader with our target date franchise, with net flows of $16.3 billion in 2024. Launched our first target date portfolios for Canadians and saw more interest in customized solutions and in the blend category.

54	T. Rowe Price Group

Products

●   Accelerated product innovation and vehicle diversification with the continued expansion of our ETF franchise, Separately Managed Account (SMA) launches, and alternatives oﬀerings to ensure we deliver investment strategies in our clients’ vehicles of choice.

●   Grew our ETF business, closing the year with 17 ETFs and $8 billion in AUM.

●   Advanced our alternatives oﬀerings—launching our first interval fund and securing our first close for OHA’s senior direct lending fund.

●   Launched a multifunctional initiative to bolster our fixed income capabilities and capitalize on market opportunities.

●   Strengthened our operational agility and eﬃciency and accelerated our execution capabilities to enable new business growth.

●   Continued investment in our infrastructure and technology modernization.

●   Enhanced our enterprise risk framework, remediated high-complexity and high-exposure processes, maintained data governance and integrity, improved enterprise execution, and achieved cost savings.

●   Launched a generative AI center of excellence—a central innovation hub dedicated to enhancing our analytical capabilities, improving decision-making processes, and driving better outcomes for our clients.

Talent

●   Advanced the firm’s commitment to attracting, developing, and retaining top talent with the launch of the Leadership Framework and Associate Value Proposition.

●   Sustained a high-performance culture that emphasizes investment excellence and world-class client service delivered by associates with diverse backgrounds and perspectives.

●   Maintained low voluntary turnover across the business, which is a reflection of our collaborative culture and our investments in our associates’ professional growth and well-being.

Client Engagement/Strategic Partnerships

●   Represented the firm with industry leaders, government oﬃcials, and foreign dignitaries, among others.

●   Deepened client engagements globally and optimized sales coverage models.

●   Expanded strategic partnerships to bring our products and insights to more advisors and clients.

●   Maintained strong client satisfaction scores in individual and institutional channels.

●   Made significant inroads in insurance, with a large insurance general account win in 2024.

●   Established new ways to connect with clients and prospects globally—with a refreshed brand, new advertising, and new partnerships.

Leadership

●   Supported successful leadership transitions, including head of Global Investments, head of Global Distribution, and head of Global Fixed Income—reflecting the strength of our succession planning and the depth of our leadership bench.

●   Set annual and multiyear objectives with our leadership team and the Board.

2025 Proxy Statement	55

Jennifer B. Dardis

Chief Financial Officer and Treasurer

ROLE CONSIDERATIONS

●    Leadership, responsibility and performance as CFO and treasurer and head of finance and strategy functions.

INDIVIDUAL ACHIEVEMENTS

Financial Results

●    Managed expense growth and executed several targeted cost savings initiatives to preserve our ability to deliver new capabilities for clients and expand in growth areas of the market.

●    Executed quarterly earnings calls with investors and analysts.

Corporate Strategy

●    Oversaw the execution and management of the firm’s portfolio of strategic priorities that will return the firm to organic growth over time.

●    Maintained perspective on industry trends and competitive landscape to effectively evaluate strategic opportunities for growth.

Talent

●    Onboarded key leaders and optimized organizational structure of the CFO Group to drive modernization efforts, enhance execution capabilities, and create increased efficiencies.

Leadership

●    Served as the inaugural Management Committee champion of THRIVE, the firm’s fifth business resource group that aims to promote awareness, education, and acceptance of the broad spectrum of conditions affecting associates to create an inclusive, supportive work environment.

●    Provided significant insight and expertise at the Price Group Board meetings.

●    Key contributor on the Management Committee and various steering committees, including the Management, Compensation and Development, Enterprise Risk Management, Investment Management, Strategy, Product Strategy, and Strategic Operating Committees.

56	T. Rowe Price Group

Glenn R. August

Chief Executive Officer of OHA

ROLE CONSIDERATIONS

●    Leadership, responsibility, and performance as CEO of OHA.

INDIVIDUAL ACHIEVEMENTS

Leadership

●    Led execution of a record year of private capital deployment and new gross equity capital commitments for OHA.

●    Provided unique perspectives as a member of the Management Committee with regard to corporate strategy, distribution, and the development of the alternatives business.

Investment Performance

●    Guided OHA’s approach across various investment strategies, leading to solid performance in most of OHA’s funds and separate accounts.

●    Supervised investment decisions for OHA’s global distressed investment business, including various liability management exercises that emerged in a dynamic market environment.

Products

●    Managed the expansion of alternative investment opportunities across the wealth channel following the successful launch of the firm’s non-traded business development company (BDC) (OHA was named Private Debt Investor’s 2024 BDC Manager of the Year).

●    Oversaw various new product launches, including a senior direct lending fund, collateralized loan obligations (CLO) captive equity fund, and T. Rowe Price/OHA’s second jointly developed investment product an interval fund.

Client Engagement/Strategic Partnerships

●    Key contributor to OHA’s marketing efforts, leading to expanded dialogue across both existing and new client relationships and a meaningful increase in OHA assets under management year over year.

Talent

●   Advanced OHA’s talent and culture across its global team of over 400 professionals, with 69 internal promotions as of year-end 2024, and limited employee turnover.

2025 Proxy Statement	57

Josh B. Nelson

Head of Global Equity

ROLE CONSIDERATIONS

●    Leadership, responsibility, and performance as head of U.S. Equity and chair of the U.S. Equity Steering Committee.

INDIVIDUAL ACHIEVEMENTS

Investment Performance

●    Investment performance for U.S. Equity was mixed for large- and small-cap, with multi-cap performing well over all time periods.

●    Led strategic effort to manage risk driven by increased concentration in U.S. large-cap equities.

Corporate Strategy

●    Partnered with executive leaders across the firm to drive solutions and results for our clients.

●    Coordinated and collaborated with senior leaders across the firm to execute several organizational changes that strengthened T. Rowe Price’s investment management team, products, and services.

●    Key contributor on the Management and Product Strategy Committees.

Products

●    Expanded our exchange-traded fund capabilities and resources through the creation of the tax center of excellence.

Leadership

●    Chaired the U.S. Equity Steering Committee, which oversees the firm’s investment management capabilities and processes across U.S. Equity.

●    Strategically led the U.S. Equity Division, including integrated equity and exchange-traded funds, through performance management, talent development, and mentorship.

●    Served as Management Committee champion of PRIDE, the firm’s business resource group designed to ensure that LGBTQ+ associates are comfortable bringing their best selves to work every day.

58	T. Rowe Price Group

Eric L. Veiel

Head of Global Investments and Chief Investment Officer

ROLE CONSIDERATIONS

●    Leadership, responsibility, and performance as head of Global Investments and CIO, and co-chair of the Investment Management Steering Committee.

INDIVIDUAL ACHIEVEMENTS

Investment Performance

●    Investment performance for Global Equity and Fixed Income was mixed over one-, three- and five-year periods with stronger results over the 10-year period versus peers and benchmarks.

●    Investment performance for Multi-Asset versus peers remained strong over all periods.

●    Established the T. Rowe Price Investment Institute to enhance the firm’s industry-leading investment capabilities and improve client engagement.

Leadership

●    Cochaired the Investment Management Steering Committee, which oversees the firm’s investment management capabilities and processes across asset classes, channels, vehicles, and regions, including coordination and collaboration of senior leaders across Investments, Distribution, and Product.

●    Key contributor on the Management, Management Compensation and Development, U.S. Equity Steering, International Equity Steering, Fixed Income Steering, Multi-Asset Steering, and Product Steering Committees. Served as a member of the Board of the T. Rowe Price mutual funds.

Strategy and Talent

●    Established and executed the Global Investment Division’s strategy and developed many of its key leaders.

●    Led the reorganization of the firm’s equity division by combining the U.S. and International Equity Divisions into a single Global Equity Division.

Client Engagement

●    As CIO, provided thought leadership on market events and emerging topics and advanced client engagement efforts globally. Key driver of the firm’s investment culture.

Products

●    Drove continued growth in the firm’s exchange-traded fund and SMA programs with multiple launches throughout the year.

Annual Variable Compensation

Annual Incentive Compensation

At the beginning of the year, the Compensation Committee established each participating NEO’s maximum payout percentage from the AICP bonus pool. The established payout percentages reflect the Compensation Committee’s decision to impose a financial-based limit on the maximum payout to each NEO and the Compensation Committee’s expectation of each NEO’s relative contribution to the Company’s performance. The Compensation Committee has the discretion to reduce or eliminate the share of the bonus pool payable to any NEO. Mr. August did not participate in the AICP for 2024, and did not receive an annual bonus payment from the OHA compensation pool for 2024.

2025 Proxy Statement	59

The table below shows the maximum payout (in millions) for each NEO who participated in the AICP and the actual bonus awards (in millions) made by the Compensation Committee for 2024 and 2023.

NAME	2024 MAXIMUM PAYOUT BASED ON THE TOTAL POOL	2024 ANNUAL INCENTIVE PAYMENT	2023 ANNUAL INCENTIVE PAYMENT	2024 PAYMENT PERCENTAGE CHANGE OVER 2023
Robert W. Sharps	$15.4	$9.5	$7.3	30.4%
Jennifer B. Dardis	$ 7.7	$2.5	$2.2	14.9%
Josh B. Nelson[1]	$ 9.0	$4.6
Eric L. Veiel	$12.9	$6.3	$5.5	14.5%

1       Mr. Nelson did not participate in the AICP in 2023.

Consistent with past practice, the Compensation Committee exercised negative discretion and awarded less than the maximum payout to the NEOs above. Exercising negative discretion maintains alignment between the bonus amounts paid to the NEOs and bonuses and compensation paid at our competitors. For the NEOs who participate in the AICP, the Compensation Committee has the power to authorize additional annual incentive compensation or bonuses outside the AICP but did not do so in 2024.

Long-Term Variable Incentive Compensation

Equity Awards

Generally, long-term equity awards are split equally between performance-based and time-based awards to our NEOs. Grants to Messrs. Sharps, Nelson, and Veiel and Ms. Dardis were split equally between performance-based and time-based RSUs. The grant value of performance-based or time-based RSUs was converted to units using the closing stock price of our common stock on the date of grant ($123 for 2024). The NEOs were granted the following long-term incentive values (in millions) in 2024. Mr. August did not receive any long-term equity awards in 2024 or 2023.

NAME	2024 EQUITY INCENTIVE VALUE	2024 PERFORMANCE- BASED RESTRICTED STOCK UNITS	2024 TIME-BASED RESTRICTED STOCK UNITS[1]	2023 EQUITY INCENTIVE VALUE	2024 LTI AWARD VALUE CHANGE OVER 2023
Robert W. Sharps	$9.4	38,293	38,293	$5.1	84.7%
Jennifer B. Dardis	$1.7	6,708	6,708	$1.3	29.4%
Josh B. Nelson	$2.2	8,944	8,944	$2.0	12.8%
Eric L. Veiel	$3.9	15,651	15,651	$3.0	28.3%

1       Time-based RSUs vest in equal installments over the three years beginning in December in the year after the grant date.

Performance-Based RSUs—Performance Thresholds and Vesting

The performance thresholds established by the Compensation Committee for 2024 performance-based RSUs are based on the Company’s operating margin for the three-year performance period compared with the average operating margin of a designated group of public company peers (Industry Average Margin) that are composed of:

Affiliated Managers Group, Inc. AllianceBernstein L.P. BlackRock, Inc.	Federated Investors Franklin Resources, Inc.	Janus Henderson Group Invesco Ltd.

The peer group listed above is similar to the peer group used in evaluating the competitive positioning of our compensation program, but consists of independent asset management firms that align with our business. The Compensation Committee selected operating margin as the sole performance metric because it is a key indicator of profitability and relative financial performance in the asset management industry. Operating margin is determined by dividing net operating income by total revenues for the performance period, as reported in the consolidated financial

60	T. Rowe Price Group

statements filed with the SEC or, if such financial statements are not available for a peer company at the time of determination, as otherwise disclosed in a press release by the peer company. In each case, net operating income is adjusted to exclude the effects of goodwill impairment, the cumulative effect of changes in accounting policies or principles, and gains or losses from discontinued operations, as each is reflected on the face of or in the notes to the relevant financial statements. For performance-based RSU awards made in 2024, the number of RSUs earned will be determined by comparing the Company’s operating margin for the three-year performance period with the average operating margin of the peer group for the period, and thereafter vest over the following two years (years four and five after the grant date).

The following table shows the performance thresholds and related percentage of RSUs eligible to be earned that were established by the Compensation Committee for the 2024 awards.

TROW Operating Margin as Percent of Industry Average Margin	>100%	90%-99%	80%-89%	70%-79%	60%-69%	50%-59%	<50%
Amount of RSUs Eligible to Be Earned	100%	90%	80%	70%	60%	50%	0%

GRANT DATE	PERFORMANCE PERIOD	TROW OPERATING MARGIN AS PERCENT OF INDUSTRY AVERAGE MARGIN	AMOUNT EARNED AND SUBJECT TO STANDARD VESTING SCHEDULE	VESTING START MONTH/YEAR

December 2024	January 1, 2025 to December 31, 2027	Not determinable at this time		December 2028

Performance-based RSUs earned by each NEO following the completion of the relevant performance period vest at a rate of 50% per year, beginning in the month and year in the chart above, once the Compensation Committee certifies the number of RSUs earned.

Payout of Performance-Based RSUs Granted in 2021

While the Compensation Committee does not consider these amounts to be compensation for fiscal year 2024, in February 2025 the Compensation Committee certified performance for performance-based RSUs granted in 2021 to Messrs. Sharps and Veiel and Ms. Dardis. The number of RSUs earned was based on the 2022-2024 performance period and upon the achievement of operating margin for the three-year performance period compared with the average operating margin of a designated group of public company peers. The Company achieved 100% of the performance goal for the 2021 award, and 16,772 shares for Mr. Sharps, 10,284 shares for Mr. Veiel, and 2,939 shares for Ms. Dardis will vest in equal installments in December 2025 and December 2026.

Carried Interest

During 2024, Mr. August received or was allocated distributions of realized carried interest as a result of his interest in the general partner of certain OHA funds. The table below reflects the carried interest allocated in 2024 (in millions).

2024
CARRIED
INTEREST
NAME	VALUE

Glenn R. August	$7.5

Process for Determining Executive Compensation

The Compensation Committee has established a comprehensive process for:

•	reviewing our executive compensation program designs to ensure that they are aligned to our philosophy and objectives,

•	evaluating performance by our NEOs against goals and objectives established or reviewed by the Compensation Committee, and

•	setting compensation for the NEOs and other senior executives.

2025 Proxy Statement	61

The table below summarizes the actions taken by the Compensation Committee throughout 2024.

Delegation Authority

The Compensation Committee has delegated compensation decisions regarding non-executive officers, including the establishment of specific salary and incentive compensation levels and certain matters relating to stock-based compensation, to the Management Compensation and Development Committee, a committee composed of members of the Management Committee.

Committee Procedures

Early each year, the Compensation Committee meets with the CEO and president and members of senior management in order to discuss goals and objectives for the year, including goals and objectives for the NEOs. In addition, the

62	T. Rowe Price Group

Compensation Committee determines eligibility for the AICP bonus pool and sets forth the maximum percentage that may be paid to each participant. At its meeting in December, the Compensation Committee evaluates the Company’s and executives’ performance as part of its determination of appropriate cash and long-term incentive awards. The set of metrics includes those that reflect the actions of our management team and employees on the Company’s performance, such as net revenue and operating margin, together with metrics that are heavily influenced by factors outside the management team’s control but are heavily correlated to the returns experienced by our stockholders, such as one-year total stockholder return. The Compensation Committee believes that evaluating performance against a combination of metrics and strategic goals most effectively drives the behavior for the long-term results that we want our executive team to strive for and produce, as well as tightly links pay outcomes to performance.

The Compensation Committee awards annual equity incentive grants to employees from stockholder-approved long-term incentive plans as part of the Company’s annual compensation program.

Role of Executive Officers

The Compensation Committee solicits input from the CEO and president and the Management Compensation and Development Committee regarding general compensation policies, including the appropriate level and mix of compensation. The Compensation Committee also consults with the CEO and president regarding the appropriate incentive awards and salary levels for other executive officers. Compensation for Mr. August, while determined under separate programs, is also overseen by the Compensation Committee.

Role of Independent Compensation Consultant

Johnson Associates serves as the Compensation Committee’s independent compensation consultant and attended all Compensation Committee meetings during 2024 and regularly meets with the Compensation Committee in executive session. The Compensation Committee benefited from the consultant’s broad experience in advising other compensation committees, in-depth understanding of investor perspectives on compensation, and familiarity with our compensation programs and policies and those of peer companies in the asset management and financial services industry.

Johnson Associates provides the Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends across industries. Specifically in 2024, Johnson Associates advised the Compensation Committee on the structure for CEO compensation for 2025. In addition, the consultant periodically updated the Compensation Committee on trends and projected implications for industry compensation practices and potential changes to competitive rates of pay during the period.

Johnson Associates has no relationship with Price Group other than as the Compensation Committee’s compensation consultant. Johnson Associates has not provided any services to the Company other than those provided to the Compensation Committee in its role as independent consultant. The Compensation Committee has assessed the independence of Johnson Associates pursuant to SEC rules and concluded that the work performed by the advisor does not raise any conflicts of interest. The Compensation Committee will continue to periodically review its relationship with Johnson Associates and its continued appointment as the Compensation Committee’s independent consultant.

Many of our key competitors are not publicly traded or are subsidiaries of larger companies. These competitors generally do not publicly disclose the compensation data of their top executive officers. During the year, Johnson Associates presented a report of expected competitive pay for each NEO based on current industry trends and their market evaluation of each NEO’s role. This data, along with competitive market data provided to management by McLagan Data Analytics and input from the CEO and president and other senior executives of the Company, provided context to the Compensation Committee in their compensation decisions for each NEO for 2024.

McLagan has an extensive database on compensation for most investment management companies, including private companies for which information is not otherwise generally available. McLagan summarizes data by role across multiple companies without specifically identifying information for a particular company. Management uses the summary information from McLagan for a reasonable estimation of compensation levels in the industry for persons with specific roles relevant to our business (e.g., portfolio manager, analyst, client service manager, etc.). Relevant portions of this information are shared by executive management with the Compensation Committee. McLagan works with management and does not act as a compensation consultant to the Compensation Committee.

2025 Proxy Statement	63

Competitive Positioning

The Compensation Committee annually reviews competitive data regarding compensation at peer companies in the investment management industry with their independent compensation consultant and management. We do not set compensation levels to fall within specific ranges compared with benchmark data. Instead, we use the information provided by Johnson Associates, proxy data for peer group companies listed below, and survey data provided by McLagan and others about the competitive market for senior management to gain a general understanding of current practices and to assist in the development of compensation programs and setting compensation levels.

Below is the list of the 2024 companies used by the Compensation Committee peer group for all executives, and we note that J.P. Morgan Asset Management, Morgan Stanley Asset Management, and Goldman Sachs Asset Management are included with the other firms only when considering a peer group for the CEO and president:

• Affiliated Managers Group, Inc. • AllianceBernstein L.P. • Ameriprise Financial, Inc.	• BlackRock Inc. • Charles Schwab Corporation • Franklin Resources, Inc.	• Invesco Ltd. • Northern Trust • TIAA	• CEO Only: — J.P. Morgan Asset Management — Morgan Stanley Asset Management — Goldman Sachs Asset Management

The companies making up the peer group listed above were selected because they are asset managers, as well as comparable financial services and brokerage companies, whose executive compensation information is publicly available. The CEO Only firms listed above were selected because they are large asset management subsidiaries of publicly traded firms with significant AUM. The Compensation Committee will continue to review the composition of this peer group to analyze our executive compensation program and determine whether any changes should be made in the future. In addition to specific information on these companies, the Compensation Committee reviewed aggregated summary compensation data based on information from surveys that include some of the peer companies listed above as well as other public and nonpublic companies with which we compete for executive talent, including the Capital Group Companies Inc., Fidelity Investments, Goldman Sachs Asset Management, Janus Henderson Investors, J.P. Morgan Asset Management, MFS Investment Management, Pacific Investment Management Company LLC, The Vanguard Group Inc., Wellington Management Company LLP, and Western Asset Management Co.

In light of our overall performance in 2024, the Compensation Committee believes that the compensation paid to our CEO and president and other NEOs is reasonable in relation to the compensation paid by our peer companies both on an absolute basis and in comparison to relevant financial performance metrics.

Risk Management and the Alignment of Management Compensation with our Stockholders’ Interests

The Compensation Committee considers whether the executive compensation program rewards reasonable risk taking and if incentive opportunities achieve the proper balance between rewarding employees and managing risk and protecting stockholder returns. While the design of our executive compensation program is primarily performance based, we believe that it does not encourage inappropriate risk taking. Ongoing and active discussions with management regarding progress on short-term and long-term goals enables informed decisions while avoiding the risks that can be associated with managing short-term results to achieve predetermined formulaic outcomes.

Our compensation programs are designed to provide executive officers with appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow value over time. Our NEOs’ salaries are fixed in amount, and the U.S. maximum base salary has not increased since 2005. In addition, the majority of our NEO compensation is variable and performance based. Annual incentive compensation is linked to overall corporate performance along with individual goals. Further, a substantial portion of our NEOs’ compensation is in the form of long-term equity awards that further align the NEOs’ interests with those of our stockholders. Since the long-term equity awards are not earned in one year and vest only upon the achievement of certain performance goals and continued employment at

64	T. Rowe Price Group

the Company, we believe NEOs are discouraged from excessive or inappropriate risk taking. We believe that our equity program, our stock ownership guidelines, and the significant stock ownership of our most tenured NEOs create important links between the financial interests of our executives and long-term performance and mitigate any incentive to disregard risks in return for potential short-term gains. To further ensure the alignment of compensation with long-term performance, we have adopted a policy for the clawback of incentive compensation from NEOs in the event an NEO’s acts or omissions contribute to a need for a restatement of our financial results.

In addition, we have a robust risk management program designed to identify, evaluate, and control risks. Through this program, we take a Company wide view of risks and have a network of systems and oversight to ensure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the CEO, the Audit Committee, and the full Board. We believe that our compensation and stock ownership programs work effectively within this risk management program.

We have considered the risks created by our compensation policies and practices, including mitigating factors and, based on this review, do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Report of the Executive Compensation and Management Development Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 38 of this proxy statement. Based on such review and discussions, we have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Robert F. MacLellan, Chair Mark S. Bartlett William P. Donnelly Dina Dublon Eileen P. Rominger Cynthia F. Smith Robert J. Stevens Sandra S. Wijnberg Alan D. Wilson

2025 Proxy Statement	65

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation of our NEOs, who are the chief executive officer, the chief financial officer, and our three other most highly compensated executive officers.1

				NON-EQUITY
			STOCK	INCENTIVE PLAN	ALL OTHER
NAME AND PRINCIPAL POSITION	YEAR	SALARY	AWARDS[2]	COMPENSATION[3]	COMPENSATION[4]	TOTAL
Robert W. Sharps	2024	$350,000	$9,420,078	$9,522,000	$97,751	$19,389,829
Chair, Chief Executive Officer,	2023	$350,000	$5,100,097	$7,300,000	$91,834	$12,841,931
and President	2022	$350,000	$5,400,156	$8,000,000	$88,457	$13,838,613
Jennifer B. Dardis	2024	$350,000	$1,650,168	$2,500,000	$92,779	$4,592,947
Chief Financial Officer	2023	$350,000	$1,275,175	$2,175,000	$91,603	$3,891,778
and Treasurer	2022	$350,000	$1,350,160	$2,300,000	$88,104	$4,088,264
Glenn R. August	2024	$350,000	$—	$—	$7,559,940	$7,909,940
Chief Executive Officer	2023	$350,000	$—	$—	$12,082,629	$12,432,629
of Oak Hill Advisors, L.P.	2022	$350,000	$—	$—	$11,679,929	$12,029,929
Josh B. Nelson	2024	$350,000	$2,200,224	$4,600,000	$88,779	$7,239,003
Head of Global Equity
Eric L. Veiel	2024	$350,000	$3,850,146	$6,300,000	$99,312	$10,599,458
Head of Global Investments	2023	$350,000	$3,000,010	$5,500,000	$92,924	$8,942,934
and Chief Investment Officer	2022	$350,000	$3,150,212	$6,000,000	$88,154	$9,588,366

[1]	Includes only those columns relating to compensation awarded to, earned by, or paid to the NEOs in 2024, 2023, and 2022. All other columns have been omitted. Mr. Nelson became an NEO in 2024; therefore, the amounts for 2022 and 2023 have been omitted.

[2]	Represents the full grant date fair value of performance-based and time-based RSUs granted in accordance with FASB ASC Topic 718. The fair value was computed using the market price per share of Price Group common stock on the date of grant multiplied by the target number of units, as this was considered the probable outcome. See the Grants of Plan-Based Awards Table for the target number of units for 2024.

[3]	Represents cash amounts awarded by the Compensation Committee and paid to NEOs under the 2024 AICP or the OHA Pool for Mr. August. See our CD&A and the Grants of Plan-Based Awards Table for more details regarding the workings of these plans. These amounts also include amounts elected, if any, to be deferred under the Supplemental Savings Plan. See the Nonqualified Deferred Compensation Table for further details.

4     The following types of compensation are included in the “All Other Compensation” column for 2024:

NAME	CONTRIBUTIONS TO RETIREMENT PROGRAM	RETIREMENT PROGRAM LIMIT BONUS[a]	MATCHING CONTRIBUTIONS TO STOCK PURCHASE PLAN[b]	MATCHING GIFTS TO CHARITABLE ORGANIZATIONS[c]	CARRIED INTEREST DISTRIBUTIONS	PERQUISITES AND OTHER PERSONAL BENEFITS[d]	TOTAL
Robert W. Sharps	$46,000	$5,063	$4,000	$15,000	$—	$27,688	$97,751
Jennifer B. Dardis	$46,000	$5,063	$4,000	$15,000	$—	$22,716	$92,779
Glenn R. August	$46,000	$5,063	$ —	$15,000	$7,472,769	$21,108	$7,559,940
Josh B. Nelson	$46,000	$5,063	$ —	$15,000	$—	$22,716	$88,779
Eric L. Veiel	$46,000	$5,063	$4,000	$15,000	$—	$29,249	$99,312

[a]	Cash compensation for the amount calculated under the U.S. retirement program that could not be credited to their retirement accounts in 2024 due to the contribution limits imposed under Section 415 of the Internal Revenue Code.
[b]	Matching contributions paid under our ESPP offered to all employees of Price Group and its subsidiaries, other than OHA employees.

66	T. Rowe Price Group

[c]	NEOs, directors, and all employees of Price Group and its subsidiaries are eligible to have personal gifts up to an annual limit to qualified charitable organizations matched by our sponsored T. Rowe Price Foundation, in the case of U.S. employees, and Price Group, in the case of employees outside the U.S. For 2024, all of the NEOs were eligible to have up to $15,000 matched.

[d]	Costs incurred by Price Group under programs available to all senior officers, including the NEOs, for executive health benefits and parking, as well as costs covered by Price Group related to spousal participation in events held in connection with the Price Group Board meetings. For Mr. August, the amount includes costs incurred by a Price Group subsidiary related to services provided to unconsolidated OHA-affiliated entities in which Mr. August has a controlling partnership stake. The amount also includes the estimated value of the attendance of NEOs and their guests at events or venues sponsored by T. Rowe Price.

2024 Grants of Plan-Based Awards Table

The following table provides information concerning each plan-based award granted in 2024 to the executive officers named in the Summary Compensation Table and other information regarding their grants.1

		DATE OF COMPENSATION COMMITTEE MEETING AT	NUMBER OF NON-EQUITY INCENTIVE PLAN UNITS	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[2]		ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[3]		GRANT DATE FAIR VALUE
		WHICH GRANT	GRANTED	TARGET	MAXIMUM	TARGET	MAXIMUM	OF STOCK
NAME	GRANT DATE	WAS APPROVED	(#)	($)	($)	(#)	(#)	AWARDS[4]
Robert W. Sharps	2/6/2024				$15,430,000
	12/4/2024	12/3/2024				76,586	76,586	$9,420,078
Jennifer B. Dardis	2/6/2024				$7,715,000
	12/4/2024	12/3/2024				13,416	13,416	$1,650,168
Josh B. Nelson	10/28/2024				$9,001,000
	12/4/2024	12/3/2024				17,888	17,888	$2,200,224
Eric L. Veiel	2/6/2024				$12,859,000
	12/4/2024	12/4/2024				31,302	31,302	$3,850,146

1        Includes only those columns relating to plan-based awards granted during 2024. All other columns have been omitted. Mr. August did not participate in the 2024 AICP and was not granted any equity awards in 2024.

2        The maximum represents the highest possible amount that could have been paid to each of these individuals under the 2024 AICP based on our 2024 audited financial statements. The Compensation Committee has discretion to award no bonus under this program or to award up to the maximum bonus. As a result, there is no minimum amount payable even if performance goals are met. For 2024, the Compensation Committee awarded less than the maximum amount to the NEOs, and the actual amount awarded has been disclosed in the Summary Compensation Table under "Non-equity Incentive Plan Compensation." See our CD&A for additional information regarding the AICP.

3        Represents both time-based RSUs and performance-based RSUs granted as part of the Company's annual equity incentive program from its 2020 Plan. The annual grant value awarded to the NEOs is equally split between time-based RSUs and performance-based RSUs. The time-based RSU vesting occurs 33% on each of December 10, 2025, December 10, 2026, and December 10, 2027. The performance-based RSUs are subject to a performance-based vesting threshold with a three-year performance period, which for the December 2024 grant will run from January 1, 2025, to December 31, 2028. For each performance-based RSU, the target payout represents the number of RSUs to be earned by the NEO if the Company's operating margin for the performance period is at least 100% of the average operating margin of a designated peer group. The Company's operating margin performance below this target threshold results in forfeiture of some or all of the performance-based RSUs. The performance-based RSUs earned by the NEO are then subject to time-based vesting, which occurs 50% on December 8, 2028, and December 10, 2029. Dividends on time-based RSUs are paid during the vesting period and for performance-based RSUs are accrued during the performance period and are only paid on earned units. Additional information related to the performance-based RSUs, including a list of companies in the designated peer group, are included in our CD&A. The grant agreements include a provision that allows for the continued vesting of the grant, from the date of separation if certain age and service criteria are met for the NEOs.

4        Represents the grant date fair value of the time-based RSUs and performance-based RSUs granted in 2024 in accordance with FASB ASC Topic 718. The grant date fair value of the awards was measured using the market price per share of Price Group common stock on the date of grant multiplied by the target number of units noted in the table, as this was considered the probable outcome.

2025 Proxy Statement	67

Outstanding Equity Awards Table at December 31, 20241

The following table shows information concerning equity incentive awards outstanding at December 31, 2024, for each NEO. The grant agreements for all unexercisable option awards and unvested stock awards include a provision that allows for continued vesting from the date of separation utilizing a tiered approach with three different age and service criteria, each having separate periods of continued vesting. The provision was modified in 2021 for 2021 grants and thereafter to allow continued vesting for all unvested awards to all associates who meet certain age and service criteria.

		OPTION AWARDS				STOCK AWARDS
EQUITY
						MARKET	INCENTIVE
					NUMBER	VALUE OF	PLAN	EQUITY
					OF SHARES	SHARES	AWARDS:	INCENTIVE
		NUMBER OF			OR UNITS	OR UNITS	NUMBER OF	PLAN AWARDS:
		SECURITIES			OF STOCK	OF STOCK	UNEARNED	MARKET VALUE
		UNDERLYING			THAT	THAT	UNITS	OF UNEARNED
		UNEXERCISED	OPTION	OPTION	HAVE NOT	HAVE NOT	THAT HAVE	UNITS THAT
	GRANT	OPTIONS:	EXERCISE	EXPIRATION	VESTED	VESTED	NOT VESTED	HAVE NOT
NAME	DATE	EXERCISABLE	PRICE	DATE	(#)	($)[2]	(#)	VESTED ($)[2]
Robert W. Sharps	2/19/2015	1,254	$79.71	2/19/2025	—	—	—	—
	12/8/2020				9,0593a	$1,024,4823a	—	—
	12/7/2021				—	—	16,7724a	$ 1,896,7454a
	12/6/2022				7,4185a	$838,9025a	22,2544b	$ 2,516,7054b
	12/5/2023				16,9075b	$1,912,0135b	25,3614c	$ 2,868,0754c
	12/4/2024				38,2935c	$4,330,5555c	38,2934d	$ 4,330,5554d
Jennifer B. Dardis	12/8/2020				6535a	$73,8485a	—	—
	12/7/2021				—	—	2,9394a	$ 332,3724a
	12/6/2022				1,8555a	$209,7825a	5,5644b	$ 629,2334b
	12/5/2023				4,2275b	$478,0315b	6,3414c	$ 717,1044c
	12/4/2024				6,7085c	$758,6085c	6,7084d	$ 758,6084d
Josh B. Nelson	2/19/2015	99	$79.71	2/19/2025	—	—	—	—
	9/10/2015	1,320	$69.84	9/10/2025	—	—	—	—
	12/8/2020				1,2735a	$143,9645a	—	—
	12/7/2021				3,5265b	$398,7555b	—	—
	12/6/2022				8,9025c	$1,006,7275c	—	—
	12/5/2023				15,5155d	$1,754,5915d	—	—
	12/4/2024				8,9445c	$1,011,4775c	8,9444d	$ 1,011,4774d
Eric L. Veiel	12/8/2020				5,7133a	$646,0833a	—	—
	12/7/2021				—	—	10,2844a	$ 1,163,0184a
	12/6/2022				4,3275a	$489,3405a	12,9824b	$ 1,468,1344b
	12/5/2023				9,9455b	$1,124,6805b	14,9184c	$ 1,687,0774c
	12/4/2024				15,6515c	$1,769,9725c	15,6514d	$ 1,769,9724d

1        Includes only those columns that related to outstanding equity awards at December 31, 2024. All other columns have been omitted. Mr. August does not have any outstanding equity awards, so he has been excluded from the table.

2       The market value of these stock units was calculated using the closing market price per share of Price Group’s common stock on December 31, 2024.

3        For each performance-based RSU award earned and not vested at December 31, 2024, the following table includes the date of the meeting or unanimous consent at which the Compensation Committee certified that the performance threshold was met, the performance period, and the remaining vesting schedule.

		PERFORMANCE		REMAINING
	DATE	PERIOD	PERFORMANCE	PERCENTAGE
FOOTNOTE	CERTIFIED	START DATE	PERIOD END DATE	VESTING	VEST DATES
3a	Feb-2024	1/1/2021	12/31/2023	100%	12/10/2025

68	T. Rowe Price Group

4        For each performance-based RSU award unearned and not vested at December 31, 2024, the following table includes the performance period and the remaining vesting schedule. In 2024, all our NEOs received 50% of their equity award value in performance-based RSUs with a three-year performance period, which, if earned, would vest in 2028 and 2029.

		PERFORMANCE		REMAINING
	DATE	PERIOD	PERFORMANCE	PERCENTAGE
FOOTNOTE	CERTIFIED	START DATE	PERIOD END DATE	VESTING	VEST DATES
4a	Feb-2025	1/1/2022	12/31/2024	50%	12/10/2025	12/10/2026
4b	N/A	1/1/2023	12/31/2025	50%	12/10/2026	12/10/2027
4c	N/A	1/1/2024	12/31/2026	50%	12/10/2027	12/8/2028
4d	N/A	1/1/2025	12/31/2027	50%	12/8/2028	12/10/2029

5        The following table represents the vesting schedules of the outstanding RSUs as of December 31, 2024.

	REMAINING
FOOTNOTE	PERCENTAGE VESTING			VEST DATES
5a	100%	12/10/2025
5b	50%	12/10/2025	12/10/2026
5c	33%	12/10/2025	12/10/2026	12/10/2027
5d	25%	12/10/2025	12/10/2026	12/10/2027	12/8/2028

2025 Proxy Statement	69

2024 Options Exercises and Stock Vested Table

The following table shows aggregate stock option exercises and restricted stock units vesting in 2024 and the related value realized for each of the NEOs. Mr. August is omitted from the table because he does not have any outstanding equity awards.

	STOCK AWARDS
	NUMBER OF SHARES		VALUE REALIZED
NAME	ACQUIRED ON VESTING[3]		ON VESTING
Robert W. Sharps	49,678	[1,2]	$5,038,394	[1,2]
Jennifer B. Dardis	6,346	[2]	$784,302	[2]
Josh B. Nelson	11,207	[2]	$1,385,073	[2]
Eric L. Veiel	24,962	[1,2]	$3,085,054	[1,2]

[1]	Reflects Mr. Sharps’ and Veiel’s number of shares underlying the performance-based RSUs earned and vested. The value realized for awards vesting is computed using the closing market price per share of Price Group’s common stock the day before the vest date multiplied by the number of RSUs vesting. The following table shows the aggregate RSUs listed in the table above by date of award:

	PERFORMANCE PERIOD		NUMBER OF SHARES	MARKET PRICE	VALUE REALIZED
DATE OF AWARD	COMPLETION DATE	VESTING DATE	ACQUIRED ON VESTING	AT VEST	ON VESTING
12/11/2018	12/31/2019	2/28/2024	8,911	$110.86	$987,873
12/3/2019	12/31/2022	12/10/2024	16,765	$123.59	$2,071,986
12/8/2020	12/31/2023	12/10/2024	14,772	$123.59	$1,825,671

[2]	The table below shows, by date of the award, the number of time-vested RSUs and value realized that are included in the table above. The value realized was computed using the closing market price per share of Price Group’s common stock on the day before the vest date multiplied by the number of RSUs vesting.

		NUMBER OF SHARES	MARKET PRICE	VALUE REALIZED
DATE OF AWARD	VESTING DATE	ACQUIRED ON VESTING	AT VEST	ON VESTING
12/3/2019	12/10/2024	2,070	$123.59	$255,831
12/8/2020	12/10/2024	1,926	$123.59	$238,034
12/7/2021	12/10/2024	11,762	$123.59	$1,453,666
12/6/2022	12/10/2024	16,567	$123.59	$2,047,516
12/5/2023	12/10/2024	19,420	$123.59	$2,400,118

[3]	The number of shares actually acquired was less than the number presented in the tables above as a result of tendering shares for payment of the exercise price and the withholding of shares to pay taxes. The total net shares received by each NEO listed in the table is as follows:

NET SHARES ACQUIRED
NAME	ON VESTING
Robert W. Sharps	25,680
Jennifer B. Dardis	3,278
Josh B. Nelson	6,816
Eric L. Veiel	12,903

70	T. Rowe Price Group

2024 Nonqualified Deferred Compensation Table

The amounts in the following table represent each NEO’s account activity under the Supplemental Savings Plan, which was effective on January 1, 2015.

	EXECUTIVE’S	REGISTRANT’S	AGGREGATE	AGGREGATE	AGGREGATE
	CONTRIBUTIONS	CONTRIBUTIONS	EARNINGS IN	WITHDRAWALS/	BALANCE AT
NAME	IN LAST FY1	IN LAST FY	LAST FY2	DISTRIBUTIONS	LAST FYE[3]
Robert W. Sharps	$—	$—	$4,132,493	$—	$36,100,254
Josh B. Nelson	$—	$—	$1,068,387	$—	$8,300,547
Eric L. Veiel	$—	$—	$6,200,791	$—	$46,214,257

[1]	No NEO elected to defer any portion of their 2024 cash incentive compensation into the Supplemental Savings Plan. Under the Supplemental Savings Plan, beginning in 2021, certain senior officers have the opportunity to defer receipt of up to the lesser of (i) 50% of their cash incentive compensation earned for a respective calendar year during which services are provided or (ii) $2 million. Prior to 2021, these senior officers had the opportunity to defer receipt up to 100% of their cash incentive compensation earned for a respective calendar year during which services were provided. Mr. August was not eligible to participate in the Supplemental Savings Plan for 2024.

[2]	Each participant has the ability to allocate their account balance across a number of Price funds and the flexibility to rebalance their account as often as they would like. The amounts deferred are adjusted daily based on the investments chosen by the participant and, therefore, are not above market or preferential. As such, the earnings reported in this column are not included in the Summary Compensation Table.

[3]	These amounts represent the aggregate balances in each NEO’s account as of December 31, 2024. The aggregate balance for each NEO at last fiscal year-end includes amounts previously reported as Non Equity Incentive Plan Compensation in a prior-year Summary Compensation Table, except for Mr. Nelson as he was not an NEO in prior years.

Potential Payments on Termination or Change in Control

All agreements for stock options and stock awards granted to associates from our equity incentive plans include provisions that may result in vesting acceleration of outstanding equity awards in connection with a change in control of Price Group or upon the grantee’s death or termination of employment due to total disability. See the “Post-employment Payments” section of the CD&A for more details on these vesting acceleration provisions. Assuming that an event caused the acceleration of vesting of all outstanding restricted stock units on December 31, 2024, the amount that would be realized upon the vesting of restricted stock units held by our NEOs together with the exercise of outstanding vested stock options are shown in the table below.

In addition, all agreements for stock options and stock awards granted on and after December 11, 2018, include a provision that allows for continued vesting following the grantee’s date of termination for a period of 24, 36, or 60 months based on one of three different combinations of age and service requirements. Agreements for awards granted to associates on or after December 7, 2021, include a provision that allows for continued vesting following the grantee’s date of termination for a period of 60 months based on the participant reaching a combined age and service of 65, with a minimum age of 55 and minimum service of five years. As of December 31, 2024, no NEO meets the post-separation criteria.

Under the terms of Mr. August’s employment agreement, he is entitled to severance benefits that are indicated in the table below under the Termination column.

2025 Proxy Statement	71

The amounts in the table below, with the exception of the Termination column, are calculated using the closing price of our common stock on December 31, 2024, for outstanding restricted stock units and the difference between the closing price of our common stock on December 31, 2024, and the exercise price for outstanding stock options.

	CHANGE IN
	CONTROL OR
NAME	DEATH/DISABILITY	TERMINATION
Robert W. Sharps	$19,759,887	$—
Jennifer B. Dardis	$3,957,586	$—
Glenn R. August*	$ *	$350,000
Josh B. Nelson	$5,387,389	$—
Eric L. Veiel	$10,118,276	$—

*	Pursuant to the Value Creation Agreement entered into in connection with the acquisition of OHA, in the event of a change of control, should Mr. August’s employment be terminated, the Company would be required to pay $75 million to the participants thereunder. The amount that Mr. August would receive is not determinable at this time pursuant to the terms of the agreement. A copy of the Value Creation Agreement was filed with the SEC on February 24, 2022, as Exhibit 10.26 to our Annual Report on Form 10-K.

Chief Executive Officer Pay Ratio

Our CEO pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the 2024 salary and annual cash bonus paid to all associates, excluding our CEO and president, who were employed on December 31, 2024. All active associates working on a full-time, part-time, or interim basis were included in the sample. To facilitate comparison of all associates in U.S. dollars, compensation paid in foreign currencies was converted to U.S. dollars. We applied a local currency to U.S. dollar exchange rate on the monthly pay date. Each converted monthly salary was combined to determine the cumulative 2024 salary. With respect to annual cash bonuses paid to our non-U.S. associates, we applied a local currency to U.S. dollar exchange rate as of December 31, 2024. We did not make any adjustments or estimates with respect to salary, nor did we annualize the compensation for associates who began employment after the start of the fiscal year.

Upon identifying the median associate, total compensation was calculated for this individual using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table.

For 2024, Mr. Sharps had an annual total compensation of $19,389,829 as reflected in the Summary Compensation Table. Our median associate’s 2024 annual total compensation was $163,864. Thus, Mr. Sharps’ 2024 annual total compensation was 118 times that of our median associate.

72	T. Rowe Price Group

Pay Versus Performance

The following table summarizes the compensation actually paid to our principal executive officer (PEO) and average compensation paid to our other NEOs for the past five years. These are presented with respect to each year’s NEOs as reported in the 2025, 2024, 2023, 2022, and 2021 proxy statements. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. For any awards that are subject to performance conditions, the change in fair value is calculated based upon the probable outcome of such conditions as of the last day of the applicable year. The change in fair value in the tables below compare the fair value at the end of the applicable year with the prior year-end fair value. Total shareholder return has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

			AVERAGE
			SUMMARY	AVERAGE	VALUE OF INITIAL FIXED $100
	SUMMARY		COMPENSATION	COMPENSATION	INVESTMENT BASED ON:
	COMPENSATION	COMPENSATION	TABLE TOTAL	ACTUALLY PAID	TOTAL	PEER GROUP	NET	NET
	TABLE TOTAL	ACTUALLY PAID	FOR NON-PEO	TO NON-PEO	SHAREHOLDER	SHAREHOLDER	INCOME	REVENUE[g]
YEAR	FOR PEO	TO PEO	NEOs	NEOs	RETURN	RETURN[f]	(in millions)[1]	(in millions)
2024[a]	$19,389,829	$20,496,053	$ 7,585,337	$ 7,916,063	$112.88	$245.56	$2,135.8	$7,093.6
2023[b]	$12,841,931	$13,510,536	$ 8,077,675	$ 8,191,931	$102.91	$174.60	$1,835.7	$6,460.5
2022[c]	$13,838,613	$ 2,999,756	$ 8,430,654	$ 5,616,935	$ 99.67	$129.13	$1,449.6	$6,488.4
2021[d]	$17,127,330	$23,404,280	$ 9,119,220	$10,768,644	$172.50	$175.40	$3,098.5	$7,671.9
2020[e]	$15,337,274	$19,367,486	$10,969,887	$13,917,124	$127.89	$118.99	$2,523.3	$6,206.7

[1]	Net income attributable to T. Rowe Price Group, Inc. was $2,100.1 million for 2024, $1,788.7 million for 2023, $1,557.9 million for 2022, $3,082.9 million for 2021, and $2,372.7 million for 2020.

[a]	The adjustments to the Summary Compensation Table totals to arrive to compensation actually paid in 2024 are outlined below. No awards were modified in 2024. These valuations assume a year-end share price of $113.09 and an average vest share price of $123.59. During this period, Mr. Sharps served as the PEO and Ms. Dardis and Messrs. August, Nelson, and Veiel served as the non-PEO NEOs.

		AVERAGE
		COMPENSATION FOR
As of 12/31/2024	PEO COMPENSATION	NON-PEO NEOs
Summary Compensation Table—2025 Proxy	$19,389,829	$7,585,337
Subtract Grant Date Fair Value of Stock Awards Granted in 2024	$(9,420,078)	$(1,925,135)
Add Year-End Fair Value of Stock Awards Granted and Unvested in 2024	$8,661,111	$1,770,028
Add Change in Fair Value of Prior-Year Grants Unvested and Outstanding	$527,963	$147,101
Add Change in Fair Value of Stock Awards (made in prior years) Vested as of Vesting Date in 2024	$648,195	$168,997
Add Dividend Equivalents Paid in 2024	$689,033	$169,735
Compensation Actually Paid in 2024	$20,496,053	$7,916,063

[b]	The adjustments to the Summary Compensation Table totals to arrive to compensation actually paid in 2023 are outlined below. No awards were modified in 2023. These valuations assume a year-end share price of $107.69 and an average vest share price of $101.79. During this period, Mr. Sharps served as the PEO and Ms. Dardis and Messrs. August, Thomson, and Veiel served as the non-PEO NEOs.

		AVERAGE
		COMPENSATION FOR
As of 12/31/2023	PEO COMPENSATION	NON-PEO NEOs
Summary Compensation Table—2024 Proxy	$12,841,931	$8,077,675
Subtract Grant Date Fair Value of Stock Awards Granted in 2023	$(5,100,097)	$(1,468,859)
Add Year-End Fair Value of Stock Awards Granted and Unvested in 2023	$5,462,252	$1,573,162
Add Change in Fair Value of Prior Year Grants Unvested and Outstanding	$(132,516)	$(35,248)
Add Change in Fair Value of Stock Awards (made in prior years) Vested as of Vesting Date in 2023	$(230,044)	$(97,994)
Add Dividend Equivalents Paid in 2023	$669,010	$143,195
Compensation Actually Paid in 2023	$13,510,536	$8,191,931

2025 Proxy Statement	73

[c]	The adjustments to the Summary Compensation Table totals to arrive to compensation actually paid in 2022 are outlined below. No awards were modified in 2022. These valuations assume a year-end share price of $109.06 and average vest share price of $126.58. During this period, Mr. Sharps served as the PEO and Ms. Dardis, Messrs. August, Thomson, and Veiel served as the non-PEO NEOs.

		AVERAGE
		COMPENSATION FOR
As of 12/31/2022	PEO COMPENSATION	NON-PEO NEOs
Summary Compensation Table—2023 Proxy	$13,838,613	$8,430,654
Subtract Grant Date Fair Value of Stock Awards Granted in 2022	$(5,400,156)	$(1,604,741)
Add Year-End Fair Value of Stock Awards Granted and Unvested in 2022	$4,854,042	$1,442,455
Add Change in Fair Value of Prior-Year Grants Unvested and Outstanding	$(8,444,026)	$(1,999,648)
Add Change in Fair Value of Stock Awards (made in prior years) Vested as of Vesting Date in 2022	$(2,138,845)	$(749,289)
Add Dividend Equivalents Paid in 2022	$290,128	$97,504
Compensation Actually Paid in 2022	$2,999,756	$5,616,935

[d]	The adjustments to the Summary Compensation Table totals to arrive to compensation actually paid in 2021 are outlined below. No awards were modified in 2021. These valuations assume a year-end share price of $196.64 and an average vest share price of $190.44. During this period, Mr. Stromberg served as the PEO and Ms. Dardis; former CFO Ms. Dufétel; and Messrs. Sharps, Thomson, and Veiel served as the non-PEO NEOs.

		AVERAGE
		COMPENSATION FOR
As of 12/31/2021	PEO COMPENSATION	NON-PEO NEOs
Summary Compensation Table—2022 Proxy	$17,127,330	$9,119,220
Subtract Grant Date Fair Value of Stock Awards Granted in 2021	$(6,600,390)	$(3,020,250)
Add Year-End Fair Value of Stock Awards Granted and Unvested in 2021	$6,355,405	$2,908,148
Add Change in Fair Value of Prior-Year Grants Unvested and Outstanding	$4,807,722	$1,693,273
Add Change in Fair Value of Stock Awards (made in prior years) Vested as of Vesting Date in 2021	$1,110,196	$958,513
Subtract Prior Year LTI Awards Forfeited in 2021	$—	$(1,223,322)
Add Dividend Equivalents Paid in 2021	$604,017	$333,062
Compensation Actually Paid in 2021	$23,404,280	$10,768,644

[e]	The adjustments to the Summary Compensation Table totals to arrive to compensation actually paid in 2020 are outlined below. No awards were modified in 2020. These valuations assume a year-end share price of $151.39 and an average vest share price of $139.84. During this period Mr. Stromberg served as the PEO and Ms. Dufétel and Messrs. Sharps, Alderson, and Veiel served as the non-PEO NEOs.

		AVERAGE
		COMPENSATION FOR
As of 12/31/2020	PEO COMPENSATION	NON-PEO NEOs
Summary Compensation Table—2021 Proxy	$15,337,274	$10,969,887
Subtract Grant Date Fair Value of Stock Awards Granted in 2020	$(5,900,108)	$(3,512,648)
Add Year-End Fair Value of Stock Awards Granted and Unvested in 2020	$5,831,543	$3,471,827
Add Change in Fair Value of Prior-Year Grants Unvested and Outstanding	$3,066,315	$1,956,299
Add Change in Fair Value of Stock Awards (made in prior years) Vested as of Vesting Date in 2020	$504,223	$718,559
Add Dividend Equivalents Paid in 2020	$528,239	$313,200
Compensation Actually Paid in 2020	$19,367,486	$13,917,124

[f]	Our peer group total stockholder return is calculated with respect to the NASDAQ Asset Manager Index, which is the same peer group as reported pursuant to Item 201(e) of Regulation S-K.

74	T. Rowe Price Group

[g]	In no particular order, the following table outlines what we believe to be our NEOs’ key performance measures. These measures are highlighted on pages 51 and 52. We believe net revenue to be the most significant measure in determining the compensation of our NEOs.

KEY PERFORMANCE MEASURES
Assets Under Management	Investment Performance
Net Income	Net Operating Income
Net Revenue	Non-GAAP Diluted Earnings per Share
Operating Margin

The charts below illustrate the correlation between NEO compensation and (i) total stockholder return, (ii) net revenue, and (iii) net income attributable to T. Rowe Price Group, Inc., for 2020 through 2024. The charts below also provide a comparison between the Price Group total shareholder return against the total shareholder return of our peer group.

2025 Proxy Statement	75

Proposal 2

Advisory Vote on the Compensation Paid to Our Named Executive Officers

INTRODUCTION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the CD&A, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “Say-on-Pay” vote).

Our NEO compensation is straightforward, goal-oriented, long-term focused, transparent, and aligned with the interests of our stockholders. Our incentive compensation programs are designed to motivate and reward performance, with a focus on rewarding the intermediate- and long-term achievements of our NEOs, as measured by a number of factors, including (i) the financial performance and financial stability of Price Group, (ii) the relative investment performance of our mutual funds and other investment portfolios, and (iii) the performance of our NEOs against the corporate and individual goals established at the beginning of the year. Our executive compensation programs are also designed to reward our NEOs for other important contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and collaboration within that team. Our equity awards create a strong alignment of the financial interests of our NEOs directly to the long-term performance of our Company, as measured by our stock price.

NEO compensation in 2024 was aligned with our financial and operational performance for 2024. The structure of the compensation for our CEO and president and other NEOs reflects our performance-based compensation philosophy, which ties a significant portion of their pay to the success of the Company and to their individual performance goals.

We urge you to read the CD&A section of this proxy statement for additional details on our executive compensation policies and practices, including our compensation philosophy, 2024 objectives, and the 2024 compensation decisions for our NEOs. We believe that, viewed as a whole, our compensation practices and policies are appropriate and fair to both the Company and its executives and to our stockholders.

We value the feedback provided by our stockholders. At the 2024 Annual Meeting, approximately 94% of votes cast supported our executive compensation program. We have discussions with certain of our stockholders regarding various corporate governance topics, including executive compensation, and take into account the views of stockholders regarding the design and effectiveness of our executive compensation program.

PROPOSAL

We are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Price Group, that the stockholders approve the compensation of the Company's NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the Annual Meeting.

As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when designing and administering our compensation programs and when making future compensation decisions for our NEOs.

Recommendation of the Board	Vote Required
We recommend that you vote FOR Proposal 2, the approval of the compensation of our NEOs as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules.

76	T. Rowe Price Group

Audit Matters

Disclosure of Fees Charged by Our Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees charged by KPMG LLP and KPMG entities for professional services rendered to Price Group and its subsidiaries and to sponsored OHA funds (OHA Funds) during 2024 and 2023. All services were approved by the Audit Committee pursuant to the preapproval procedures described below.

(in millions)

	2024
	T. ROWE PRICE GROUP, INC. AND SUBSIDIARIES	OHA FUNDS[5]	TOTAL
Audit Fees	$5.8[1]	$ 7.1	$12.9
Audit-Related Fees	$0.5[2]	$ 0.9	$ 1.4
Tax Fees	$2.8[3]	$12.1	$14.9
All Other Fees	$0.1[4]	—	$ 0.1
	$9.2	$20.1	$29.3

	2023
	T. ROWE PRICE GROUP, INC. AND SUBSIDIARIES	OHA FUNDS[5]	TOTAL
Audit Fees	$5.7[1]	$ 6.8	$12.5
Audit-Related Fees	$0.7[2]	$ 0.5	$ 1.2
Tax Fees	$3.4[3]	$12.6	$16.0
All Other Fees	$0.1[4]	—	$ 0.1
	$9.9	$19.9	$29.8

[1]	Aggregate fees charged for annual audits, quarterly reviews, and the reports of the independent registered public accounting firm on internal control over financial reporting as of December 31, 2024, and 2023.

[2]	Aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. In 2024 and 2023, these services included audits of several affiliated entities, including the corporate retirement plan, T. Rowe Price Foundation, Inc., regulatory attestation engagements, and fees for consultations concerning financial accounting and reporting matters.

[3]	Aggregate fees charged for tax compliance, planning, and consulting. For 2024, the $2,800,000 includes (1) $2,403,000 of tax compliance and preparation, and (2) $400,000 of tax planning and consulting. For 2023, the $3,400,000 includes (1) $2,085,000 of tax compliance and preparation, and (2) $1,303,000 of tax planning and consulting.

[4]	Both 2024 and 2023 include fees for KPMG’s performance of attestation engagements related to our compliance with the Global Investment Performance Standards (GIPS) and fees related to executive education.

[5]	Aggregated fees charged to certain OHA Funds for audit, audit-related, and tax services (primarily tax compliance and related services). Audit-related and tax fees also include financial due diligence services provided in connection with potential portfolio company acquisitions considered by OHA entities in their capacity as the fund’s general partner. Audit fees for 2024 includes $200,000 in additional audit services performed in 2024 for 2023 year-end audits. The 2023 audit fees included $350,000 related to 2022 additional fund audit work.

2025 Proxy Statement	77

Audit Committee Preapproval Policies

The Audit Committee has adopted policies and procedures that set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The preapproval policies and procedures are as follows:

•	Any audit or non-audit service to be provided to Price Group by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval. A description of the services to be performed are presented at a regularly scheduled meeting along with fees to be charged and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002.

•	The Audit Committee, in its sole discretion, then approves or disapproves the proposed services and records such preapproval actions in the minutes of the meetings.

•	Any audit or non-audit service to be provided to Price Group that is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chair on a properly completed “Independent Registered Public Accounting Firm Audit and Non-audit Services Request Form.” The form includes a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group’s CEO and president, CFO, or the principal accounting officer prior to the submission to the Audit Committee chair for review and preapproval. The preapproval will be included as an agenda item at the next scheduled Audit Committee meeting for ratification.

78	T. Rowe Price Group

Report of the Audit Committee

The Audit Committee oversees Price Group’s financial reporting process on behalf of the Board. Our committee held seven meetings during 2024. Management has the primary responsibility for the financial statements and the reporting process, including internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion as to whether Price Group’s financial statements present fairly, in all material respects, the financial position and results of the Company in conformity with U.S. generally accepted accounting principles. We appointed KPMG as Price Group’s independent registered public accounting firm for 2024 after reviewing the firm’s performance and independence from management, and that appointment was ratified by our stockholders at the 2024 Annual Meeting. We reappointed KPMG as Price Group’s independent registered public accounting firm for fiscal year 2025 at our February 2025 meeting, after conducting the same set of reviews.

In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited financial statements prior to their issuance and publication in the 2024 Annual Report on Form 10-K and in the 2024 Annual Report to Stockholders. We reviewed with KPMG its judgments as to the quality, not just the acceptability, of Price Group’s accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301-Communications with Audit Committees. We also discussed with KPMG its independence from management and Price Group and received its written disclosures pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence. We further considered whether the non-audit services described elsewhere in this proxy statement provided by KPMG are compatible with maintaining its independence.

We also discussed with management their evaluation of the effectiveness of Price Group’s internal controls over financial reporting as of December 31, 2024. We discussed with KPMG its evaluation of the effectiveness of Price Group’s internal controls over financial reporting.

We further discussed with Price Group’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of Price Group’s internal controls.

Finally, as part of our responsibilities for oversight of Price Group’s risk management process, we reviewed and discussed with the chief risk officer the Company’s framework with respect to the risk assessment, including discussions of individual risk areas, as well as an annual summary of the overall process.

In reliance upon the reviews and discussions referred to above, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Mark S. Bartlett, Chair William P. Donnelly Dina Dublon Robert F. MacLellan Cynthia F. Smith

2025 Proxy Statement	79

Proposal 3

Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2025

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Price Group's consolidated financial statements. To execute this responsibility, the Audit Committee engages in an evaluation of the independent auditor's qualifications, performance, and independence and periodically considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has reappointed KPMG LLP to serve as our independent registered public accounting firm for 2025. KPMG was first appointed to serve as our independent registered public accounting firm on September 6, 2001. In accordance with SEC rules and KPMG's policies, lead and reviewing audit partners are subject to rotation requirements that limit the number of consecutive years they may provide service in that capacity to five years. The process for selection of the lead audit partner pursuant to this rotation policy has included a discussion between the chair of the Audit Committee and the candidate for the role, as well as discussion of the selection by the full Audit Committee with management.

The Audit Committee and the Board believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Price Group and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2025.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Recommendation of the Board	Vote Required
We recommend that you vote FOR Proposal 3, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.

In the event Proposal 3 does not obtain the requisite number of affirmative votes, the Audit Committee will reconsider the appointment of KPMG. Abstentions are not considered votes cast and will have no effect on the outcome of the vote.

80	T. Rowe Price Group

Proposal 4

Stockholder Proposal for a Shareholder Approval Requirement for Excessive Golden Parachutes

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of more than $2,000 of our common stock for the last three years, has given notice that he intends to introduce the following proposal at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent's proposal and supporting statement and any graphics, for which we accept no responsibility, are set forth verbatim immediately below:

"Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company or similar document and be readily accessible on the Company website.

"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Unfortunately some companies only limit cash golden parachutes to the 2.99 figure which means that there is no limit on noncash golden parachutes for which shareholders have no voting power.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

The topic of this proposal received between 51% and 65% support at:

FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBV)
Fiserv (FISV)

Please vote yes:

Shareholder Approval Requirement for Excessive Golden Parachutes—Proposal 4"

2025 Proxy Statement	81

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

The Board of Directors' Statement in Opposition

After careful consideration of this proposal, the Board has concluded that Proposal 4 is not in the best interest of our stockholders. Accordingly, the Board recommends a vote "AGAINST" this proposal for the following reasons:

•	Our stockholders have a detailed picture of our compensation programs, including our severance policies, and they have a number of mechanisms to express their views on the Company's executive compensation program, including an annual advisory vote on Executive Compensation (Say on Pay), a broad stockholder engagement program, and stockholder approval of our equity compensation plans. Another advisory vote is not necessary.

•	The key terms of the proposal are not compatible with the compensation program for our NEOs, which is designed to effectively align our NEOs' interests with stockholder value creation. The proposed limit on compensation does not take into account long-term equity into its formulation, undermining the well-established balance we have achieved in our executive compensation structure.

•	Approving the proposal would put the Company at a competitive disadvantage by limiting the Company's ability to attract, retain and motivate key talent who would want certainty related to their compensation arrangements, with clarity on decision rights related thereto and would be concerned that the stockholders might not approve or renew these arrangements.

•	Our Compensation Committee, composed solely of independent directors, is in the best position to structure an effective compensation program that aligns the interests of our NEOs and stockholders. The proposal would unnecessarily limit the Compensation Committee's ability to design and implement effective compensation programs.

Stockholders have existing mechanisms to express their views on executive compensation.

Our stockholders have a detailed picture of our compensation programs and have a number of mechanisms to express their views on the Company's executive compensation program, including through the annual Say on Pay vote. Our Board values the feedback it receives from stockholders through the Annual Meeting and ongoing engagement, and our Board has a demonstrated history of being responsive to such feedback. As described above in the Proxy Statement, in response to our 2024 Say on Pay vote, we received support from approximately 94% of stockholders who voted. In addition, our NEOs' potential termination payments, whether for death, retirement, or involuntary termination without cause, are disclosed annually in the Proxy Statement (see "Potential Payments Upon Termination or Change in Control" on page 71), and the Company is required to publicly disclose the material terms of any such agreement and actual termination payment. Furthermore, the Company is required to disclose the adoption, amendment, or termination of any material compensation contract or arrangement with an NEO. All such disclosures are to be made through a Form 8-K filing or as an exhibit to our quarterly or annual report. Stockholders can express their views related to these and the other elements of our compensation program through the annual Say on Pay vote as well.

We also manage an active stockholder engagement program to maintain an open dialogue with and to directly solicit feedback from, our stockholders. As a part of these discussions, our stockholders have not raised specific concerns relating to our severance policies or practices. In fact, during our 2024 outreach, we received positive feedback concerning the changes to our CEO Incentive Compensation program that we disclosed in the 2024 Proxy Statement.

Finally, as a public company listed on NASDAQ, we are required to seek shareholder approval of our equity compensation plans. If stockholders have a concern with the level of equity incentives that we have awarded to our NEOs, including the vesting of unvested equity awards upon an NEO's termination of employment, they could express those views in response to our request to replenish the number of shares available under the Company's 2020 Plan. When it was adopted, the 2020 Plan received support from approximately 95% of stockholders who voted, and in 2023 the increase of shares covered by our ESPP received support from approximately 97% of stockholders who voted. As a result, there already exist more than adequate means for our stockholders to express their views regarding with our severance policies, which makes the proposal unnecessary.

The proposal discourages the use of long-term awards to align our NEOs' interests with stockholder value.

The stockholder proposal should be rejected because it is not tailored to our compensation program and hinders our ability to effectively implement and measure its intended outcomes. Specifically, the proposal would require stockholder

82	T. Rowe Price Group

approval of severance packages (which the proposal defines to include the value of accelerated equity and other incentive awards) "that exceed 2.99 times the sum of the executive's base salary plus target short-term bonus." However, this formulation fails to consider that we award an annual equity grant as part of our NEOs' total annual compensation. Our NEOs' salaries are generally lower than those of our peer group, and their compensation is heavily weighted toward performance-based components in the form of annual performance bonuses and long-term equity awards. The proposal does not count annual equity awards in determining the base amount of annual compensation, and thus any acceleration of equity awards could trigger the requirement to obtain stockholder approval. The 2020 Plan, which was previously approved by the Company's stockholders, includes provisions concerning the treatment of unvested equity awards under certain termination events that would constitute "severance or termination payments" under the proposal. As a result, the key terms of the proposal are not compatible with the compensation program for our NEOs, which is designed to effectively align our executives' interests with those of our stockholders. In short, the proposal undermines the NEOs' confidence that they will be able to retain the very incentives intended to drive stockholder value creation and has the perverse effect of putting more compensation at risk the more successful the NEOs are at delivering value for stockholders.

The Company must retain the ability to attract, retain, and motivate key talent.

The proposal would put the Company at a competitive disadvantage by limiting the Company's ability to attract, retain, and motivate key talent. The Company competes for talented employees across a mix of businesses and industries around the world, and each element of our compensation program is designed to remain competitive to attract, retain, and motivate talented NEOs. Under the proposal, compensation arrangements would be subject to a stockholder vote, and talented candidates may be unwilling to join the Company without certainty that their compensation would be approved by the Company's stockholders and they may instead seek employment elsewhere.

The Company's compensation philosophy promotes a fair and well-governed, long-term approach to compensation, including pay-for-performance practices that seeks to attract and retain top talent, to be responsive to and aligned with the interests of our stockholders. Our pay-for-performance compensation program is designed to align the long-term interests of our employees with those of our stockholders by emphasizing sustained value. Our stockholders repeatedly have communicated their support for our compensation program through Say on Pay, our 2020 Plan and ESPP approvals, and more informal shareholder engagements. Adopting the proposal would add significant burden and uncertainty to our process, jeopardizing our ability to attract and retain talent and to act in the best interests of the Company and of stockholders.

Our Compensation Committee is in the best position to structure an effective compensation program to address the Company's needs.

We believe that our Compensation Committee, which consists solely of independent directors, is in the best position to design and oversee executive compensation programs that align the interests of our NEOs and stockholders. It is important for the Compensation Committee to retain the ability to responsibly and flexibly adjust, assess, and approve compensation structures consistent with relevant peer group practices. Implementation of this proposal would create unnecessary restrictions on the Compensation Committee's ability to exercise judgment in making timely decisions regarding management succession, talent planning, strategic opportunities, and general oversight of the Company's compensation programs. The Company's current compensation policies, structured by the Compensation Committee and informed by the annual Say on Pay vote, will best serve the interests of the Company and its stockholders.

For these reasons and the others discussed herein, we recommend that you vote AGAINST Proposal 4, the stockholder proposal for a shareholder approval requirement for excessive golden parachutes.

Recommendation of the Board	Vote Required
We recommend that you vote AGAINST Proposal 4, the stockholder proposal for a shareholder approval requirement for excessive golden parachutes.

2025 Proxy Statement	83

Stock Ownership and Related Transactions

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and RSUs and shares reserved for future issuance under our equity compensation plans as of December 31, 2024. None of the plans have outstanding warrants or rights other than stock options and RSUs. All plans have been approved by our stockholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND SETTLEMENT OF RESTRICTED STOCK UNITS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by stockholders	6,753,855[1]	$73.76[1]	11,663,393[2]
Equity compensation plans not approved by stockholders	—		—
Total	6,753,855	$73.76	11,663,393

[1]	Includes 6,092,478 shares that may be issued upon settlement of outstanding RSUs. The weighted-average exercise price pertains only to the 661,377 outstanding stock options.

[2]	Includes 207,436 shares that may be issued under our 2017 Director Plan and 8,464,059 shares that may be issued under our 2020 Plan and 2,991,898 shares that may be issued under our ESPP. No shares have been issued under the ESPP since its inception; all plan shares have been purchased in the open market. The number of shares available for future issuance under the 2020 Plan will increase under the terms of the plan as a result of all common stock repurchases that we make from proceeds generated by stock option exercises. The 2020 Plan allows for the grant of stock options, stock appreciation rights, and full-value awards.

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership of 5% Beneficial Owners

To our knowledge, these are the following beneficial owners of more than 5% of our outstanding common stock as of March 3, 2025.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	19,505,090 shares[1]	8.78%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	15,188,277 shares[2]	6.83%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	26,117,725 shares[3]	11.75%

[1]	Based solely on information contained in a Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc. Of the 19,505,090 shares beneficially owned, BlackRock, Inc., has sole power to vote or direct the vote of 17,839,642 shares and sole power to dispose or to direct the disposition of 19,505,090 shares.

84	T. Rowe Price Group

[2]	Based solely on information contained in a Schedule 13G filed with the SEC on January 29, 2024, by State Street Corporation. Of the 15,188,277 shares beneficially owned, State Street Corporation has sole power to vote or direct the vote of no shares, sole power to dispose or to direct the disposition of no shares, shared power to vote or direct the vote of 10,941,696 shares, and shared power to dispose or direct the disposition of 15,172,754 shares.

[3]	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group. Of the 26,117,725 shares beneficially owned, The Vanguard Group has sole power to vote or direct the vote of no shares, sole power to dispose or to direct the disposition of 25,140,085 shares, shared power to vote or direct the vote of 280,111 shares, and shared power to dispose or to direct the disposition of 977,640 shares.

Stock Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of the Company's common stock as of the record date, March 3, 2025, by (i) each director and each nominee for director, (ii) each person named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Share amounts and percentages shown for each individual or group in the table assume the exercise of all stock options exercisable by such individual or group within 60 days of the record date and the settlement of RSUs that are vested or will vest within 60 days of the record date. Except as otherwise noted, all shares are owned individually with sole voting and dispositive power.

NAME OF BENEFICIAL OWNER	AMOUNT OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS[1]
Glenn R. August	2,371,616	[2]	1.1%
Mark S. Bartlett	31,207	[3]	*
Jennifer B. Dardis	20,627	[4]	*
William P. Donnelly	4,671	[5]	*
Dina Dublon	12,649	[6]	*
Robert F. MacLellan	60,017	[7]	*
Josh B. Nelson	40,135	[8]	*
Eileen P. Rominger	6,811	[9]	*
Robert W. Sharps	454,073	[10]	*
Cynthia F. Smith	2,478	[11]	*
Robert J. Stevens	15,954	[12]	*
Eric L. Veiel	187,998	[13]	*
Sandra S. Wijnberg	25,820	[14]	*
Alan D. Wilson	30,796	[15]	*
Directors and All Executive Officers as a Group (21 persons)	3,511,162	[16]	1.6%

[1]	Beneficial ownership of less than 1% is represented by an asterisk (*).
[2]	Includes 886,190 shares held in family trusts for which Mr. August disclaims beneficial ownership. Includes up to $50 million, or approximately 481,324 shares of common stock as of the record date, pledged as security by Mr. August in connection with agreements among OHA partners in connection with the 2021 acquisition of OHA.
[3]	Includes 1,794 unvested restricted stock awards.
[4]	Includes only shares that are either directly held or through the Company's stock purchase plan.
[5]	Includes 4,671 vested RSUs that will be settled in shares of the Company's common stock upon Mr. Donnelly's separation from the Board.
[6]	Includes (i) 1,890 shares held in a family trust, (ii) 1,794 unvested restricted stock awards, and (iii) 8,965 vested RSUs that will be settled in shares of the Company's common stock upon Ms. Dublon's separation from the Board.
[7]	Includes (i) 17,668 shares that may be acquired by Mr. MacLellan within 60 days upon the exercise of stock options, (ii) 1,794 unvested restricted stock awards, and (iii) 12,085 vested RSUs that will be settled in shares of the Company's common stock upon Mr. MacLellan's separation from the Board.
[8]	Includes only shares that are either directly held or through the Company's stock purchase plan.
[9]	Includes 1,794 unvested restricted stock awards.
[10]	Includes only shares that are either directly held or through the Company's stock purchase plan.
[11]	Includes only shares that are directly held.
[12]	Includes 15,954 vested RSUs that will be settled in shares of the Company's common stock upon Mr. Stevens' separation from the Board.
[13]	Includes 53,500 held in a family trust for which Mr. Veiel disclaims beneficial ownership, and 46,000 shares held by a member of Mr. Veiel's family.

2025 Proxy Statement	85

[14]	Includes 1,794 unvested restricted stock awards and 11,013 vested RSUs that will be settled in shares of the Company's common stock upon Ms. Wijnberg's separation from the Board.
[15]	Includes 30,796 vested RSUs that will be settled in shares of the Company's common stock upon Mr. Wilson's separation from the Board.
[16]	Includes (i) 34,727 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options, (ii) 8,970 unvested restricted stock awards held by certain directors, (iii) 83,484 vested RSUs held by certain non-employee directors that are vested and will be settled in shares of the Company's common stock upon their separation from the Board, and (iv) 988,620 shares held by family members or in family trusts of certain directors and executive officers.

Delinquent Section 16(a) Reports

We believe that all filing requirements to comply with Section 16(a) of the Securities Exchange Act were met during calendar year 2024.

Certain Relationships and Related Transactions

On October 28, 2021, the Company entered into a transaction agreement (Purchase Agreement) with OHA (together with its affiliated entities) and the holders of equity interests in OHA, including Glenn R. August, a director and executive officer of the Company (Sellers). On December 29, 2021, the Company completed the purchase from the Sellers, for a purchase price of approximately $3.3 billion in the aggregate, including the retirement of outstanding OHA debt, with approximately 74% payable in cash and 26% in shares of the Company's common stock. Upon the satisfaction of certain milestones by the OHA business, Mr. August and the other Sellers would be entitled to receive up to an aggregate of $900 million as part of an earnout payment starting in early 2025 and ending in 2027 (Earnout Payment). The Earnout Payment, if any, will be payable to Sellers if the OHA business generates revenues in excess of certain preset targets during the period commencing January 1, 2022, through December 31, 2026.

On December 29, 2021, in connection with the Company's acquisition of OHA, the Company entered into an employment agreement with Mr. August, and also entered into a Value Creation Agreement with Mr. August and certain other senior partners of OHA (Value Creation Agreement). The Value Creation Agreement provides that, promptly following the fifth anniversary of the closing date of the acquisition (Value Creation Date), certain employees of the OHA business, including Mr. August, will receive incentive payments in the aggregate equal to 10% of the appreciation in value of the OHA business, subject to an annualized preferred return to the Company, between the closing date and the Value Creation Date, all as calculated in accordance with the Value Creation Agreement (Value Creation Payment). 75% of the Value Creation Payment will be paid in cash (subject to applicable withholding) and the remaining 25% will be paid in shares of Company common stock, based on the volume-weighted average price for the five consecutive trading days ending on the date immediately prior to the date the Value Creation Payment is made.

Following our acquisition of OHA, members of the Management Committee have been provided the opportunity to invest their own capital in OHA funds, without being subject to management fees, incentive fees/allocations, and standard minimum investments. As of December 31, 2024, certain executive officers have committed or invested the following gross amounts for their personal investment in OHA funds and other OHA-managed vehicles: $7,100,000 for Mr. Sharps, $1,000,000 for Mr. Nelson, $912,500 for Mr. Oestreicher, $262,500 for Mr. Page, $3,250,000 for Mr. Veiel, $512,500 for Ms. Dardis, $100,000 for Ms. Johnson $1,200,000 for Ms. Sawyer, and $500,000 for Ms. Swanenburg. Commitments will be called by OHA funds and other OHA-managed vehicles as needed.

From time to time, our directors, executive officers and employees, members of their immediate families and companies, affiliates of companies or investment vehicles managed by companies that are associated with our directors may have investments in various investment vehicles or accounts sponsored or managed by our subsidiaries or utilize our products or services in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

86	T. Rowe Price Group

Questions and Answers About the Proxy Materials and the Annual Meeting

Why did I receive a Notice of the Internet Availability of Proxy Materials in the mail?

You received in the mail either a Notice of the Internet Availability of Proxy Materials or a printed proxy statement and 2024 Annual Report to Stockholders because you owned Price Group common stock at the close of business on March 3, 2025, which we refer to as the "Record Date," and that entitles you to vote at the Annual Meeting. This proxy statement, the proxy card, and our 2024 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2024, constitute the "Proxy Materials." The Board is soliciting your proxy to vote at the Annual Meeting or at any later meeting if the Annual Meeting is adjourned or postponed for any reason. Your proxy will authorize each of David Oestreicher and Jean-Marc Corredor as proxies to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting.

This proxy statement describes the matters to be acted upon at the Annual Meeting, provides information on those matters, and provides information about Price Group that we must disclose when we solicit your proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the internet. We believe that internet delivery of our Proxy Materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the "Notice," to many of our stockholders (including beneficial owners) as of the Record Date. Our stockholders who receive the Notice will have the ability to access the Proxy Materials on a website referred to in the Notice or request to receive a printed set of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials over the internet or to request a printed copy. In addition, stockholders may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis by calling Broadridge Financial Solutions, Inc. (Broadridge), at 1-800-579-1639. Please note that you may not vote using the Notice. The Notice identifies the items to be voted on at the Annual Meeting and describes how to vote, but you cannot vote by marking the Notice and returning it.

Can I view the Proxy Materials on the internet?

Yes. As described in more detail in response to the prior question, most stockholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the internet by accessing our website and finding the materials under the Investor Relations tab. The SEC also maintains a website at sec.gov that contains reports, proxy statements, and other information regarding Price Group.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 222,242,394 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting.

2025 Proxy Statement	87

What am I voting on, and what are the Board voting recommendations?

Our stockholders will be voting on the following proposals:

VOTING ITEM		BOARD VOTING RECOMMENDATION
1	Election of directors
2	Advisory vote on the compensation paid to our named executive officers
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025
4	Stockholder proposal for a shareholder approval requirement for excessive golden parachutes

Can other matters be decided at the Annual Meeting?

At the time this proxy statement was completed we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (i.e., David Oestreicher and Jean-Marc Corredor) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by internet, by telephone, or by mail.

What is the procedure for voting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of David Oestreicher and Jean-Marc Corredor or, for shares you beneficially own, by submitting voting instructions to your broker, bank, or other nominee. Stockholders have a choice of voting by using the internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your Notice; your proxy card; or, for shares you beneficially own, the voting instruction card provided by your broker, bank, or other nominee. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to vote, but you cannot vote by marking the Notice and returning it.

If you hold shares in multiple accounts, you may receive multiple Proxy Materials packages. If you hold shares in multiple accounts, please be sure to vote all of your Price Group shares in each of your accounts in accordance with the voting instructions you receive for each such account.

By Internet or Telephone

•  You can vote your shares via the internet at proxyvote.com.

•  You can vote your shares by telephone by calling, toll-free, 1-800-690-6903.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 11:59 p.m. ET on May 7, 2025, and 11:59 p.m. ET on May 6, 2025, for shares held in the T. Rowe Price Group, Inc. 1986 Employee Stock Purchase Plan. If you vote your shares on the internet or by telephone, you do not have to return your proxy card.

Please have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you go online or use the phone. You will have an opportunity to confirm your voting selections before your vote is recorded.

The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

88	T. Rowe Price Group

By Mail

If you would like to vote by mail, please request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign, and date the proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

For shares held in street name, please use the voting instruction card provided by your broker, bank, or other nominee and mark, sign, date, and mail it back to your broker, bank, or other nominee in accordance with their instructions.

Online During the Annual Meeting

All registered stockholders can vote online during the Annual Meeting. The Annual Meeting will be held through a live webcast. Voting your proxy electronically via the internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting. To be admitted to the Annual Meeting at virtualshareholdermeeting.com/TROW2025, you must enter the 16-digit Control Number found next to the label "Control Number" on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your Control Number.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your Control Number.

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, you are considered the "registered stockholder" (also known as a "record holder") of those shares. We mail the Notice or Proxy Materials directly to you. Equiniti Trust Company serves as the transfer agent and registrar for Price Group.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in "street name," and these Proxy Materials or the Notice are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting virtually. Your broker, bank, or other nominee also is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

What must I do to participate in the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 3, 2025, the Record Date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at virtualshareholdermeeting.com/TROW2025, you must enter the 16-digit Control Number found next to the label "Control Number" on your Notice of Internet Availability, proxy card, or voting instruction form or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your Control Number.

The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through virtualshareholdermeeting.com/TROW2025.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 8, 2025.

2025 Proxy Statement	89

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy no later than the day before the Annual Meeting by:

•  Authorizing a new vote electronically through the internet or by telephone.

•  Returning a signed proxy card with a later date.

•  Delivering a written revocation of your proxy to the general counsel and corporate secretary at T. Rowe Price Group, Inc., 1307 Point Street, Mail Code, HPW-275, Baltimore, MD 21231.

In addition, a registered stockholder may change their vote by voting online during the Annual Meeting through the virtual meeting website.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank, or other nominee. You also can vote online during the Annual Meeting by following the procedures described in the answer to the question “What is the procedure for voting?” on page 88.

Your virtual attendance at the Annual Meeting does not revoke your proxy. Unless you vote during the Annual Meeting, your last valid proxy prior to the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

•  FOR the election of all director nominees listed in Proposal 1.

•  FOR the advisory vote on the compensation paid by the Company to its named executive officers (Proposal 2).

•  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal 3).

•  AGAINST the shareholder approval requirement for excessive golden parachutes (Proposal 4).

•  In the best judgment of the named proxy holders if any other matters are properly presented at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to lawfully conduct business at our Annual Meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is required. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you participate in the Annual Meeting virtually and either vote during or abstain from voting or if you properly return a proxy by internet, by telephone, or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don’t provide my proxy or instruction card?

Registered Stockholders

If your shares are registered in your name, your shares will not be voted or counted toward a quorum unless you provide a proxy by internet, by telephone, or by mail or vote online during the Annual Meeting.

Beneficial Owners

If you hold shares through an account with a broker, bank, or other nominee and you do not provide voting instructions, under the NASDAQ Global Select Market rules, your broker may vote your shares on routine matters only. The ratification of the appointment of KPMG (Proposal 3) is considered a routine matter, and your nominee can therefore vote your shares on that proposal even if you do not provide voting instructions. No other proposal is considered a routine matter, and your nominee cannot vote your shares on those proposals unless you provide voting instructions. Votes withheld by brokers, banks, and other nominees in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

90	T. Rowe Price Group

Multiple Forms of Ownership

The Company cannot provide a single proxy or instruction card for stockholders who own shares as registered stockholders or beneficial owners in multiple accounts. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” a director nominee must exceed the votes that stockholders cast “AGAINST” a director nominee to approve the election of each director nominee. Please also see the discussion of our “Majority Voting” provisions within the Report of the Nominating and Corporate Governance Committee on page 21. For each of Proposals 2, 3, and 4, the affirmative vote of a majority of the votes cast is required to approve the proposal. Proposal 2 is advisory and nonbinding, so the Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect on the vote on any proposal to be presented at the Annual Meeting.

What is the effect of a broker non-vote?

If a broker casts a vote on Proposal 3 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm), the vote will be included in determining whether a quorum exists for holding the Annual Meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.

As a result, if the beneficial owner does not vote on Proposals 1, 2, or 4, so that there is a broker non-vote on those items, the broker non-votes do not count as votes cast for those proposals. Thus, a broker non-vote on Proposals 1, 2, or 4 will not impact the following:

•  our ability to obtain a quorum (unless a broker also does not cast a vote on Proposal 3 as described in the preceding paragraph),

•  the outcome with respect to the election of directors (Proposal 1),

•  the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal (Proposals 2 and 4)

Who will count the votes?

Representatives of our proxy tabulator, Broadridge, will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Is my vote confidential?

Yes. The vote of each stockholder is held in confidence from Price Group’s directors, officers, and employees. We do not know how any person or entity votes unless this information is voluntarily disclosed.

2025 Proxy Statement	91

What is “householding,” and how does it affect me?

Some banks, brokers, and other nominees engage in the practice of “householding” our Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household unless you request otherwise. If requested, we will promptly deliver a separate copy of Proxy Materials to you if you share an address subject to householding. Please contact our general counsel and corporate secretary at T. Rowe Price Group, Inc., 1307 Point Street, Mail Code, HPW-275, Baltimore, MD 21231, or by telephone at 410-345-2000.

Please contact your bank, broker, or other nominee if you wish to receive individual copies of our Proxy Materials in the future. Please contact your bank, broker, or other nominee or our general counsel and corporate secretary at 1307 Point Street, Mail Code, HPW-275, Baltimore, MD 21231 or by telephone at 410-345-2000, if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings.

Can I choose to receive the proxy statement and the 2024 Annual Report to Stockholders on the internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive all future Proxy Materials on the internet only and not receive notices or copies in the mail by visiting proxyvote.com. You will need to have your proxy card (or the Notice or the email message you receive with instructions on how to vote) in hand when you access the website. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn. Withdrawal procedures also are at this website.

If you hold Price Group shares in your own name and received more than one copy of our Proxy Materials at your address and wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, you should contact Price Group’s mailing agent, Broadridge, at 1-866-540-7095 to discontinue the mailing of reports on the accounts you select.

The mailing of dividend checks, dividend reinvestment statements, and special notices will not be affected by your election to discontinue duplicate mailings of proxy statements and annual reports. Registered stockholders may resume the mailing of our Proxy Materials to an account by calling Broadridge at 1-866-540-7095. If you own shares through a broker, bank, or other nominee and received more than one set of our Proxy Materials, please contact the holder of record to eliminate duplicate mailings.

Who pays the cost of this proxy solicitation?

Price Group will pay for the costs of preparing materials for the Annual Meeting and soliciting proxies. Our solicitation may occur through the mail, but proxies also may be solicited personally or by telephone, email, letter, or facsimile. To assist in soliciting proxies, we have retained Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902, for a fee of $12,500, plus reimbursement of out-of-pocket expenses. We ask brokers, banks, and other nominees to forward materials for the Annual Meeting to our beneficial stockholders as of the Record Date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means but will not receive additional compensation. Stockholders are requested to return their proxies without delay.

Are stockholders entitled to call a special meeting?

Yes. Pursuant to Section 2-502 of the Corporations and Associations Article of the Annotated Code of Maryland, the secretary of a corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at the meeting. This is the current standard applicable for Price Group.

Can I find additional information on the Company’s website?

Yes. Although the information contained on our website is not part of the Proxy Materials, you will find information about the Company and our corporate governance practices at investors.troweprice.com. Our website contains information about our Board, Board committees, Corporate Governance Guidelines, and other matters.

92	T. Rowe Price Group

Stockholder Proposals for the 2026 Annual Meeting

Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2026 Annual Meeting of Stockholders (2026 Annual Meeting) and include that proposal or nomination in the 2026 proxy statement should send their proposal to T. Rowe Price Group, Inc., c/o general counsel and corporate secretary, 1307 Point Street, Mail Code, HPW-275, Baltimore, MD 21231.

Proposals must be received no later than November 26, 2025, and satisfy the requirements under applicable SEC rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2026 Annual Meeting.

We have adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s Proxy Materials directors constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended By-Laws. To be considered timely under our proxy access provisions, stockholder nominations must be received on or after October 27, 2025, and on or before November 26, 2025, inclusive.

Our By-Laws also require advance notice of any proposal by a stockholder to be presented at the 2026 Annual Meeting that is not included in our proxy statement and on the proxy card, including any proposal for the nomination of a director for election.

To be properly brought before the 2026 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received on or after January 8, 2026, and on or before February 7, 2026. A notice of a stockholder proposal must contain the information required by our By-Laws about the matter to be brought before the 2026 Annual Meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. We reserve the right to reject proposals that do not comply with these requirements. Further, if a stockholder intends to nominate a director and solicit proxies in support of such director nominee(s) (other than the Company’s nominees) at the 2026 Annual Meeting in reliance on SEC Rule 14a-19, in addition to the requirements set forth in our By-Laws, such stockholder must also comply with the additional requirements of SEC Rule 14a-19.

Pursuant to Maryland law and our By-Laws, a special meeting of our stockholders generally can be called by the chair of the Board, our president, our Board, or upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the special meeting.

At T. Rowe Price, we identify and actively invest in opportunities to help people thrive in an evolving world. As a premier global asset management organization with more than 85 years of experience, we provide investment solutions and a broad range of equity, fixed income, and multi-asset capabilities to individuals, advisors, institutions, and retirement plan sponsors. We take an active, independent approach to investing, offering our dynamic perspective and meaningful partnership so our clients can feel more confident.

For more information, visit troweprice.com.

© 2025 T. Rowe Price. All Rights Reserved. T. ROWE PRICE, INVEST WITH CONFIDENCE, the Bighorn Sheep design, and related indicators are trademarks of T. Rowe Price Group, Inc. All other trademarks are the property of their respective owners.

2025 Proxy Statement	93

View our Proxy Statement online at:

http://investors.troweprice.com

T. Rowe Price Group, Inc.

1307 Point Street, Baltimore, Maryland 21231

United States  |  410.345.2000

©2025 T. Rowe Price. All Rights Reserved.

T. Rowe Price, Invest With Confidence, and the

bighorn sheep design are, collectively and/or

apart, trademarks of T. Rowe Price Group, Inc.

I N V E S T   W I T H   C O N F I D E N C E ®

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V64195-P24560 ! ! ! ! ! ! T. ROWE PRICE GROUP, INC. 1307 POINT STREET BALTIMORE, MD 21231 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! T. ROWE PRICE GROUP, INC. 1b. Mark S. Bartlett 1a. Glenn R. August 1c. William P. Donnelly 1d. Dina Dublon 1e. Robert F. MacLellan 1f. Eileen P. Rominger 1h. Cynthia F. Smith 1i. Robert J. Stevens 1g. Robert W. Sharps 1. Election of Directors: The Board of Directors Recommends a Vote FOR All Nominees Listed in Item 1. 1j. Sandra S. Wijnberg 1k. Alan D. Wilson 2. Approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers. The Board of Directors Recommends a Vote FOR Item 2. 3. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2025. 4. Consider a stockholder proposal for a shareholder approval requirement for excessive golden parachutes. The Board of Directors Recommends a Vote FOR Item 3. The Board of Directors Recommends a Vote AGAINST Item 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, AS RECOMMENDED BY THE BOARD OF DIRECTORS. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy. For Against Abstain For Against Abstain For Against Abstain For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date and by 11:59 p.m. Eastern Time on May 6, 2025 for shares held in T. Rowe Price Group, Inc. 1986 Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TROW2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V64196-P24560 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. T. ROWE PRICE GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 8, 2025, at 8:00 a.m. ET www.virtualshareholdermeeting.com/TROW2025 T. ROWE PRICE GROUP, INC. 2025 Proxy Revocable Proxy Solicited on Behalf of the Board of Directors I hereby appoint David Oestreicher and Jean-Marc Corredor, together and separately, as proxies to vote all shares of common stock which I have power to vote at the Annual Meeting of Stockholders to be held on Thursday, May 8, 2025, at 8:00 a.m. ET, via a virtual format, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side of this proxy card and as if I were present and voting such shares. The proxies are authorized in their discretion to name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 26, 2025, and T. Rowe Price Group, Inc.'s 2024 Annual Report to Stockholders. This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side, or IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. Continued and to be signed on reverse side